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EXHIBIT 10.1

        EXECUTION COPY

$370,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

among

REGAL CINEMAS CORPORATION,
as a Borrower,

REGAL CINEMAS, INC.,
as a Borrower,

The Several Lenders
from Time to Time Parties Hereto,

LEHMAN BROTHERS INC.
and
CREDIT SUISSE FIRST BOSTON,
as Joint Advisors, Joint Lead Arrangers and Joint Book Managers,

CREDIT SUISSE FIRST BOSTON,
as Syndication Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,
as Documentation Agent
and

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

Dated as of August 12, 2002

i

4.5	No Legal Bar.	42
4.6	No Material Litigation.	42
4.7	No Default.	42
4.8	Ownership of Property; Liens.	42
4.9	Intellectual Property.	43
4.10	Taxes.	44
4.11	Federal Regulations.	44
4.12	Labor Matters.	44
4.13	ERISA.	44
4.14	Investment Company Act; Other Regulations.	45
4.15	Subsidiaries.	45
4.16	Use of Proceeds.	45
4.17	Environmental Matters.	45
4.18	Accuracy of Information, etc.	46
4.19	Security Documents.	46
4.20	Solvency.	47
4.21	Senior Indebtedness.	47
4.22	Regulation H.	47
4.23	Insurance.	47
4.24	Real Estate.	47
4.25	Permits	49
4.26	Leases	50
4.27	The Confirmation Order	50
SECTION 5. CONDITIONS PRECEDENT		50
5.1	Conditions to Effectiveness.	50
5.2	Conditions to Each Extension of Credit.	53
SECTION 6. AFFIRMATIVE COVENANTS		53
6.1	Financial Statements.	53
6.2	Certificates; Other Information.	54
6.3	Payment of Obligations.	56
6.4	Conduct of Business and Maintenance of Existence, etc.	56
6.5	Maintenance of Property; Leases; Insurance.	56
6.6	Inspection of Property; Books and Records; Discussions.	57
6.7	Notices.	57
6.8	Environmental Laws.	58
6.9	[Intentionally Omitted.]	58
6.10	Additional Collateral, etc.	58
6.11	Use of Proceeds.	60
6.12	ERISA Documents	60
6.13	Further Assurances.	61
6.14	Unrestricted Subsidiaries.	61
SECTION 7. NEGATIVE COVENANTS		62
7.1	Financial Condition Covenants.	62
7.2	Limitation on Indebtedness.	64
7.3	Limitation on Liens.	67
7.4	Limitation on Fundamental Changes.	68
7.5	Limitation on Disposition of Property.	68

7.6	Limitation on Restricted Payments.	69
7.7	Limitation on Capital Expenditures.	69
7.8	Limitation on Investments.	70
7.9	Limitation on Optional Payments and Modifications of Indebtedness and Governing Documents.	71
7.10	Limitation on Transactions with Affiliates.	72
7.11	Limitation on Sales and Leasebacks.	72
7.12	Limitation on Changes in Fiscal Periods.	72
7.13	Limitation on Negative Pledge Clauses.	73
7.14	Limitation on Restrictions on Subsidiary Distributions, etc.	73
7.15	Limitation on Lines of Business.	73
7.16	[Intentionally Omitted.]	73
7.17	Limitation on Hedge Agreements.	73
7.18	Limitation on Amendments to Leases.	73
7.19	Limitation on Issuance of Preferred Stock.	73
SECTION 8. EVENTS OF DEFAULT		74
SECTION 9. THE AGENTS; THE ARRANGERS		77
9.1	Appointment.	77
9.2	Delegation of Duties.	77
9.3	Exculpatory Provisions.	77
9.4	Reliance by Agents.	78
9.5	Notice of Default.	78
9.6	Non-Reliance on Agents and Other Lenders.	78
9.7	Indemnification.	79
9.8	Arrangers and Agents in Their Individual Capacities.	79
9.9	Successor Agents.	79
9.10	Authorization to Release Liens.	80
9.11	The Arrangers, the Syndication Agent and the Documentation Agent.	80
9.12	Withholding Tax.	80
SECTION 10. MISCELLANEOUS		80
10.1	Amendments and Waivers.	80
10.2	Notices.	82
10.3	No Waiver; Cumulative Remedies.	84
10.4	Survival of Representations and Warranties.	84
10.5	Payment of Expenses; Indemnification.	84
10.6	Successors and Assigns; Participations and Assignments.	85
10.7	Adjustments; Set-off.	88
10.8	Counterparts.	88
10.9	Severability.	88
10.10	Integration.	88
10.11	GOVERNING LAW.	88
10.12	Submission To Jurisdiction; Waivers.	89
10.13	Acknowledgments.	89
10.14	Confidentiality.	89
10.15	Release of Collateral and Guarantee Obligations.	90
10.16	Accounting Changes.	90
10.17	Delivery of Lender Addenda.	90

10.18	Construction.	90
10.19	Joint and Several Liability.	91
10.20	WAIVERS OF JURY TRIAL.	91
10.21	Existing Agreements Superseded.	91

ANNEXES:
A	Pricing Grid
SCHEDULES:
1.1	Mortgaged Property
4.4	Consents, Authorizations, Filings and Notices
4.6	Litigation
4.9(b)	Trademarks, Service Marks and Trade Names
4.9(c)	Patents
4.9(d)	Copyrights
4.9(e)	Trade Secrets
4.9(f)	Intellectual Property Licenses
4.15	Subsidiaries
4.17	Environmental Matters
4.19(a)-1	UCC Filing Jurisdictions—Collateral
4.19(a)-2	UCC Financing Statements to Remain on File
4.19(a)-3	UCC Financing Statements to be Terminated
4.19(b)	Mortgage Filing Jurisdictions
4.19(c)	UCC Filing Jurisdictions—Intellectual Property Collateral
4.24(a)	Real Estate
4.24(g)	Structural Defects
4.26	Leases
4.26(b)	Lease Defaults
6.10(b)	Title Insurance Requirements
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens
8(g)(i)	Required Payments to Employee Welfare Benefit Plans
8(g)(ii)	Required Payments to Multiemployer Plans
EXHIBITS:
A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Form of Mortgage
E	Form of Assignment and Acceptance
F-1	Form of Legal Opinion of Hogan & Hartson L.L.P.
F-2	Form of Legal Opinion of Tennessee Counsel
G-1	Form of Tranche B Term Note
G-2	Form of Revolving Credit Note
G-3	Form of Tranche C Term Note
H	Form of Prepayment Option Notice
I	Form of Exemption Certificate
J	Form of Lender Addendum
K	Form of Confirmation Agreement
L-1	Form of High-Yield Proceeds Note
L-2	Form of Tranche B Proceeds Note
M	Form of Notice of Borrowing

v

        THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002, among REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC. and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers (in such capacity, the "Arrangers"), CREDIT SUISSE FIRST BOSTON, as syndication agent (in such capacity, the "Syndication Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, the "Documentation Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), AMENDS AND RESTATES IN FULL the Credit Agreement, dated as of January 29, 2002 (as heretofore amended, modified, restated or supplemented from time to time, the "Original Credit Agreement"), among the Borrowers, the Lenders, Lehman Brothers Inc., as sole advisor, sole lead arranger and sole book manager, the Syndication Agent, the Documentation Agent and the Administrative Agent. This amendment and restatement of the Original Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, is hereinafter referred to as this "Agreement."

WITNESSETH:

        WHEREAS, the Borrowers have requested that the Original Credit Agreement be amended and restated in full to, among other things, provide for a new term loan which will be used by the Borrowers on the Restatement Effective Date, along with other funds, to repay in full the Tranche B Term Loans and as otherwise set forth herein;

        WHEREAS, the Lenders are willing to so amend and restate the Original Credit Agreement and to continue to extend credit to the Borrowers, upon and subject to the terms and conditions set forth herein;

        WHEREAS, it is the intent of the Borrowers, the Lenders, the Arrangers, the Syndication Agent, the Documentation Agent and the Administrative Agent that this Agreement amend and restate in its entirety the Original Credit Agreement and that, from and after the Restatement Effective Date, the Original Credit Agreement shall be of no force and effect except to evidence the terms and conditions under which the Borrowers heretofore have incurred obligations and liabilities to the Lenders and the Administrative Agent (as evidenced by the Original Credit Agreement and the Administrative Agent's books and records); and

        WHEREAS, this Agreement is made in renewal, amendment, restatement and modification of, but not in extinguishment or novation of, the obligations under the Original Credit Agreement.

        NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Credit Agreement as follows:

SECTION 1. DEFINITIONS

        1.1    Defined Terms.    As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "Acquired Indebtedness": Indebtedness (i) assumed by Holdings or any of its Restricted Subsidiaries in connection with a Permitted Acquisition that does not result in the creation of a new Restricted Subsidiary, (ii) of an entity that becomes a Restricted Subsidiary in connection with a Permitted Acquisition or (iii) of an Unrestricted Subsidiary at the time it becomes a Restricted Subsidiary.

          "Additional Regal-Holdings Notes": as defined in Section 7.2(h).

          "Adjustment Date": as defined in the Pricing Grid.

          "Administrative Agent": as defined in the preamble hereto.

          "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender's outstanding Tranche B Term Loans; (ii) the aggregate then unpaid principal amount of such Lender's outstanding Tranche C Term Loans and (iii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitment has been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Amended Plan": Regal's and certain affiliated entities' Amended Joint Plan of Reorganization filed with the Bankruptcy Court on or about December 7, 2001.

          "Applicable Margin": with respect to (i) Revolving Credit Loans and Tranche C Term Loans, a percentage rate per annum determined in accordance with the Pricing Grid and (ii) Tranche B Term Loans, 3.50% (for Eurodollar Loans) and 2.50% (for Base Rate Loans)

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Arrangers": as defined in the preamble hereto; provided that for the purposes of Section 10.1, each of the Arrangers shall have the rights of the Arranger thereunder.

          "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5) that yields gross proceeds to either of the Borrowers or any other Loan Party (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and in the case of other non-cash proceeds, valued at fair market value (as reasonably determined by the Borrowers, or, if requested by the Administrative Agent, determined by a reputable, independent third party reasonably satisfactory to the Administrative Agent and paid for by the Borrowers)) in excess of $5,000,000.

          "Assignee": as defined in Section 10.6(c).

          "Assignment and Acceptance": as defined in Section 10.6(c).

          "Assignor": as defined in Section 10.6(c).

          "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender's Revolving Credit

  Commitment then in effect less (b) such Revolving Credit Lender's Revolving Extensions of Credit then outstanding.

          "Balance Sheet": as defined in Section 4.1(a).

          "Bankruptcy Cases": the voluntary petitions filed by Regal and certain affiliated entities under Chapter 11 of the United States Bankruptcy Code on or about October 11, 2001, as more fully described in the Amended Plan.

          "Bankruptcy Court": the United States Bankruptcy Court for the Middle District of Tennessee.

          "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Changes in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

          "Benefited Lender": as defined in Section 10.7.

          "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Borrower or Borrowers": as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified by a Borrower as a date on which such Borrower requests to the relevant Lender(s) to make Loans hereunder.

          "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed for business and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures made by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any (i) lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP and (ii) any lease financing arrangements set forth on the balance sheet of such Person other than EITF 97-10 Capital Lease Obligations.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by S&P or "A" by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Code": the Internal Revenue Code of 1986, as amended from time to time (or any successor legislation).

          "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, whether or not the Administrative Agent has perfected its Lien therein.

          "Commitment": as to any Lender, the sum of the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate": 1/2 of 1% per annum.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with either of the Borrowers within the meaning of Section 4001 of ERISA or is part of a group that includes either of the Borrowers and that is treated as a single employer under Section 414 of the Code or of which such Borrower is a general partner.

          "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum": the Confidential Information Memorandum dated July 2002 and furnished to the Lenders.

          "Confirmation Order": the order of the Bankruptcy Court, dated on December 7, 2001, confirming the Amended Plan under Chapter 11 of the United States Bankruptcy Code.

          "Confirmation Agreement": that certain Confirmation and Amendment Agreement of the Loan Parties, substantially in the form of Exhibit K.

          "Consolidated Adjusted Debt": for any period, the sum of (a) Funded Debt of Holdings and its Restricted Subsidiaries for such period plus (b) the product of eight (8) times Consolidated Lease Expense for such period.

          "Consolidated Adjusted Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDAR of Holdings and its Restricted Subsidiaries for such period to (b) the sum of Consolidated Interest Expense of Holdings and its Restricted Subsidiaries for such period plus Consolidated Lease Expense of Holdings and its Restricted Subsidiaries for such period.

          "Consolidated Adjusted Leverage Ratio": for any period, the ratio of (a) Consolidated Adjusted Debt for such period to (b) Consolidated EBITDAR of Holdings and its Restricted Subsidiaries for such period.

          "Consolidated EBITDA": as to Holdings and its Restricted Subsidiaries, for any applicable period, the difference of

            (a)  the sum (without duplication) of

            (i)    Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period,

          plus

            (ii)  the amounts deducted by Holdings and its Restricted Subsidiaries in determining Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period representing (s) non-cash minority interest expense, (t) non-cash charges (including non-cash Consolidated Lease Expense and non-cash theatre closing costs), amortization (including amortization of deferred financing fees), depreciation, non-cash restructuring charges or reserves, other non-cash reserves and non-recurring charges, (u) all federal, state and local taxes (whether paid in cash or deferred) computed on the basis of income, (v) Consolidated Interest Expense and non-cash interest expense of Holdings and its Restricted Subsidiaries, (w) expenses or charges incurred in connection with the issuance of debt or equity securities and up-front fees paid with respect to credit facilities provided by banks and other financial institutions, (x) transaction costs, (y) expenses or charges incurred in connection with real estate financings consummated during such period and (z) fees and expenses paid in connection with Permitted Acquisitions consummated, and Investments made, during such period, and minus

            (b)  the amounts included by Holdings and its Restricted Subsidiaries in determining Consolidated Net Income of Holdings and its Restricted Subsidiaries for such period representing (x) non-cash gains, (y) non-recurring gains and (z) cash payments made during such period with respect to non-cash charges or reserves included in (a)(ii) above for a prior period;

          provided, however, that (without duplication) "Consolidated EBITDA"

            (a)  for any applicable period shall be determined on the basis that any Permitted Acquisitions, other acquisitions or dispositions of revenue producing assets which were consummated during such period were consummated on the first day of such period;

            (b)  for any applicable period shall be determined on the basis that any redesignation of a Subsidiary as an Unrestricted Subsidiary or, as the case may be, a Restricted Subsidiary which occurred during such period occurred on the first day of such period; and

            (c)  for any applicable period shall be increased or decreased, as the case may be, to reflect the projected good faith identifiable and supportable net cost saving or additional net costs, as the case may be, resulting from any Permitted Acquisition consummated during such period by combining the operations of such acquisition with the operations of Holdings and its Restricted Subsidiaries (as determined by Regal based on reasonable assumptions and computations set forth in sufficient detail and which are reasonably acceptable, in substance, to the Administrative Agent, and which determination shall be made on each date on which a Compliance Certificate for such applicable period is delivered, all in compliance with the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended); provided, however, that so long as such net savings or additional net costs will be realizable at any time during such period, it may be assumed, for the purpose of this clause, that such net cost savings or additional net costs will be realizable during the entire period.

          "Consolidated EBITDAR": of any Person for any period, Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period plus, without duplication, the sum of all rent expense (calculated by giving effect to the adjustments to the asset base described in the definition of Consolidated EBITDA in this Section) of such Person and its Restricted Subsidiaries for such period.

          "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent cash rentals payable by Holdings and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP), for such period with respect to leases of real and personal property; provided, that (i) payments in respect of Capital Lease Obligations or EITF 97-10 Capital Lease Obligations shall not constitute Consolidated Lease Expense, (ii) Consolidated Lease Expense shall be calculated by giving effect to the adjustments to the asset base described in the definition of Consolidated EBITDA in this Section and (iii) payments in respect of Synthetic Lease Obligations shall not constitute Consolidated Lease Expense.

          "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of Holdings and its consolidated Restricted Subsidiaries for any Period, there shall be excluded (a) except as set forth in the proviso of the definition of Consolidated EBITDA in this Section, the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of either of the Borrowers or is merged into or consolidated with either of the Borrowers or any of their respective Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of any Borrower) in which either of the Borrowers or any of their respective Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Borrower or such Restricted Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Restricted Subsidiary of either of the Borrowers to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary.

          "Consolidated Senior Debt": all Consolidated Total Debt other than Subordinated Debt.

          "Consolidated Senior Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Funded Debt of Holdings and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Continuing Director": as to any Person, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the board of directors (together with any new directors whose election by such board of directors of such Person or whose nomination for election by the shareholders of such Person was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of such Person, if such agreement was approved by a vote of such majority of directors).

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making or holding equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Converted Term Loan": as defined in Section 2.2.

          "CSFB Funding Entity": any of Credit Suisse First Boston, Cayman Islands Branch or any of its affiliates.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Derivatives Counterparty": as defined in Section 7.6.

          "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Disqualified Stock": any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock) if such obligation matures or has the potential to mature sooner than one year after the repayment in full of all Obligations hereunder.

          "Documentation Agent": as defined in the preamble hereto.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of either of the Borrowers organized under the laws of any jurisdiction within the United States of America.

          "Edwards Bankruptcy Cases": the voluntary petitions filed by Edwards Theatres, Inc. and certain affiliated entities under Chapter 11 of the United States Bankruptcy Code on or about September 19, 2001, as more fully described in the Edwards Plan.

          "Edwards Plan": Edwards Theatres, Inc.'s and certain affiliated entities' plan of reorganization filed with the United States Bankruptcy Court for the Central District of California on or about September 19, 2001.

          "EITF 97-10 Capital Lease Obligations": obligations which are classified as "Capital Lease Obligations" under generally accepted accounting principles in the United States of America due to the application of Emerging Issues Task Force Regulation 97-10 ("EITF 97-10") and which, except for such regulation, would not constitute Capital Lease Obligations.

          "Environmental Laws": any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Escrow Agreement": the Escrow Deposit Agreement, effective as of January 29, 2002, by and among Regal, HSBC Bank USA as Escrow Agent, and the Official Committee of the Unsecured Creditors of Regal Cinemas, Inc. representing the beneficiaries.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under regulations issued from time to time by the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Telerate screen as of 11:00 A.M., London time, on the second full Business Day preceding the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

Eurodollar Base Rate 1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans that the then current Interest Periods with respect thereto begin on the same date and end on the same later date (whether or not such Loans, shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrowers, result in material adverse tax consequences to the Loan Parties, taken as a whole; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

          "Facility": as the case may be, either (a) the Tranche B Term Loans (the "Tranche B Term Loan Facility") (b) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder (the "Tranche C Term Loan Facility") or (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter": that certain Fee Letter, dated July 19, 2002, among Holdings, Regal, the Administrative Agent, the CSFB Funding Entity and the Arrangers, as the same may be amended, supplemented, replaced or otherwise modified from time to time upon the agreement in writing of all parties thereto.

          "Foreign Subsidiary": any Subsidiary of either of the Borrowers that is not a Domestic Subsidiary.

          "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrowers (e.g., FQ1 2002 means the first fiscal quarter of 2002 fiscal year, which ends on or about March 31, 2002).

          "Funded Debt": as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

          "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1 (including the financial definitions used therein), GAAP shall (i) be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b) and (ii) exclude EITF 97-10 Capital Lease Obligations.

          "Governing Documents": collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constitutive documents of such Person.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof or any entity empowered to exercise executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

          "Guarantors": the Subsidiary Guarantors.

          "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by either of the Borrowers or any of their respective Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "High-Yield Proceeds Note": the High-Yield Proceeds Note executed and delivered by Regal on the Original Closing Date, substantially in the form of Exhibit L-1, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under bankers' acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

          "Indemnified Liabilities": as defined in Section 10.5.

          "Indemnitee": as defined in Section 10.5.

          "Indenture Restricted Payment": a "Restricted Payment" as defined in the Senior Subordinated Note Indenture as in effect on the Original Closing Date.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Insurance Requirements": all material terms of any insurance policy required pursuant to this Agreement or any Security Document and all material regulations and then current standards applicable to or affecting any Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Mortgaged Property, or any other body exercising similar functions.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, or licenses (under which the applicable Person is licensor or has assignable rights as a licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intellectual Property Collateral": all Intellectual Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Intellectual Property Security Agreement or the Guarantee and Collateral Agreement.

          "Intellectual Property Security Agreement": the Intellectual Property Security Agreement to be executed and delivered by each Loan Party, substantially in the form of Exhibit C to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan (unless all Revolving Credit Loans are being repaid in full in immediately available funds and the Revolving Credit Commitments terminated)), the date of any repayment or prepayment made in respect thereof.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by a Borrower in its Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii)  any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Tranche B Term Loans or the Tranche C Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable;

            (iii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv)  the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments": as defined in Section 7.8.

          "Issuing Lender": a Revolving Credit Lender, in its capacity as issuer of any Letter of Credit, to be selected by the Administrative Agent and the Borrower.

          "L/C Commitment": $15,000,000 plus up to an additional $15,000,000 to be used only for the issuance of the "Class 5 L/C" referred to in the Escrow Agreement.

          "L/C Fee Payment Date": the last Business Day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

          "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including, without limitation, Syndicated Loan Funding Trust).

          "Lender Addendum": with respect to any Lender which became a Lender on the Original Closing Date or which became a Tranche C Term Loan Lender or a Revolving Credit Lender on the Restatement Effective Date, a Lender Addendum, substantially in the form of Exhibit J, executed and delivered by such Lender on the Original Closing Date or the Restatement Effective Date, as applicable.

          "Lenders": as defined in the preamble hereto and includes the Issuing Lender.

          "Letters of Credit": as defined in Section 3.1(a).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Line of Business": as defined in Section 7.15.

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Security Documents, the Fee Letter, the Applications and, if any, the Notes.

          "Loan Parties": the Borrowers and each Subsidiary of Holdings which is a party to a Loan Document (including pursuant to Section 6.10).

          "Majority Facility Lenders": with respect to each Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans, the Tranche C Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

          "Majority Revolving Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

          "Material Adverse Effect": a material adverse change in or affecting (a) the condition (financial or otherwise), results of operation, assets, liabilities or management of the Loan Parties, taken as a whole, or that calls into question in any material and adverse respect (i) the Projections previously supplied to the Lenders or (ii) any of the material assumptions on which the Projections were prepared, (b) the validity or enforceability of this Agreement or any of the other Loan Documents, (c) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or (d) the rights or remedies of the Administrative Agent and the Lenders hereunder or under any of the other Loan Documents.

          "Materials of Environmental Concern": any material, substance or waste that is characterized, defined or regulated as hazardous, toxic, pollutants, contaminants or words of similar meaning under any Environmental Law, including any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, or asbestos.

          "Moody's": Moody's Investor Services, Inc.

          "Mortgaged Properties": the real properties and leasehold estates listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

          "Mortgages": each of the mortgages, deeds of trust and deeds to secure debt made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when the benefit is received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, and investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document); and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith (but not including any fees or expenses incurred in connection with any third-party appraisals contemplated by the definition of "Asset Sale") and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.

          "Non-Excluded Taxes": as defined in Section 2.20(a).

          "Non-Recourse Debt" means Indebtedness (i) as to which neither Holdings nor any of its Restricted Subsidiaries (nor any direct holding company parent of Holdings) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Obligations) of Holdings or any of its Restricted Subsidiaries (or any direct holding company parent of Holdings) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders thereunder will not have any recourse to the Capital Stock or assets of either Holdings or any of its Restricted Subsidiaries.

          "Non-U.S. Lender": as defined in Section 2.20(f).

          "Notes": the collective reference to the Revolving Credit Notes and the Term Notes, if any, evidencing Loans.

          "Notice of Borrowing": a certificate duly executed by a Responsible Officer of a Borrower substantially in the form of Exhibit M.

          "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Arrangers, to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arrangers, to any Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto or to any other Loan Document) or otherwise.

          "Original Credit Agreement": as defined in the preamble hereto.

          "Original Closing Date": January 29, 2002.

          "Other Equity Investors": GSCP Recovery, Inc.; LB I Group, Inc.; The Tudor BVI Global Portfolio Ltd.; Tudor Proprietary Trading, L.L.C.; Putnam High Yield Trust; Putnam High Yield Advantage Fund; Putnam Variable Trust-Putnam VT High Yield Fund; Putnam Master Income Trust; Putnam Premier Income Trust; Putnam Master Intermediate Income Trust; Putnam Diversified Income Trust; Putnam Funds Trust-Putnam High Yield Trust II; Putnam Strategic Income Fund; Putnam Variable Trust-Putnam VT Diversified Income Fund; Travelers Series Fund Inc.; Putnam Diversified Income Portfolio; Putnam High Yield Fixed Income Fund, LLC; and Putnam High Yield Managed Trust.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 10.6(b).

          "Payment Amount": as defined in Section 3.5.

          "Payment Office": the office of the Administrative Agent specified in Section 10.2 or as otherwise specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permits": the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

          "Permitted Acquisition": as defined in Section 7.8(f).

          "Permitted Investors": the collective reference to the Sponsors, the Other Equity Investors and their respective Control Investment Affiliates.

          "Permitted Liens": the collective reference to (i) in the case of any Property other than Collateral consisting of Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

          "Permitted Secured Indebtedness": as defined in Section 7.2(g).

          "Permitted Subordinated Indebtedness" as defined in Section 7.2(k).

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and which either of the Borrowers or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which either of the Borrowers or any Commonly Controlled Entity could incur any liability.

          "Plan Effective Date": as defined in the Amended Plan.

          "Pledged Stock": as defined in the Guarantee and Collateral Agreement.

          "Preferred Stock": any Capital Stock of any class or classes of a Person which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Capital Stock of any other class of such Person.

          "Prepayment Date": as defined in Section 2.18(d).

          "Prepayment Option Notice": a notice to the applicable Term Loan Lenders pursuant to Section 2.18(d), substantially in the form of Exhibit H.

          "Pricing Grid": the pricing grid attached hereto as Annex A.

          "Projections": as defined in Section 6.2(c).

          "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Purchase Agreement": collectively, (i) the Purchase Agreement, dated January 17, 2002, among Holdings and its Subsidiaries, Credit Suisse First Boston Corporation and Lehman Brothers Inc. and (ii) the Purchase Agreement, dated April 3, 2002, among Holdings and its Subsidiaries, and Credit Suisse First Boston Corporation.

          "RCM": Regal CineMedia Corporation, a Delaware corporation.

          "Real Estate": all leasehold estates used by Holdings or any Subsidiary Guarantor and all real property which Holdings or any Subsidiary Guarantor owns in fee.

          "Recovery Event": any cash settlement of or payment in excess of $5,000,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

          "Reload Term Loan Addition": as defined in Section 2.11.

          "Regal": as defined in the recitals hereto.

          "Regal-Holdings Notes": collectively, the High-Yield Proceeds Note and the Tranche B Proceeds Note.

          "Register": as defined in Section 10.6(d).

          "Registration Rights Agreement": collectively, (i) the Registration Rights Agreement, dated January 29, 2002, by and among the initial purchasers, Regal Cinemas Corporation and the other guarantors thereunder and (ii) the Registration Rights Agreement, dated April 17, 2002, by and among the initial purchasers, Regal Cinemas Corporation and the other guarantors thereunder.

          "Regulation D": Regulation D of the Board as in effect from time to time (and any successor regulation thereof).

          "Regulation H": Regulation H of the Board as in effect from time to time (and any successor regulation thereof).

          "Regulation T": Regulation T of the Board as in effect from time to time (and any successor regulation thereof).

          "Regulation U": Regulation U of the Board as in effect from time to time (and any successor regulation thereof).

          "Regulation X": Regulation X of the Board as in effect from time to time (and any successor regulation thereof).

          "Reimbursement Obligation": the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds that (i) are received by Holdings or any of its Restricted Subsidiaries in connection therewith and (ii) are not applied to prepay the Tranche B Term Loans or the Tranche C Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(c) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of which Regal has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible Officer of a Borrower stating that no Default or Event of Default has occurred and is continuing and that such Borrower (directly or indirectly through a Wholly Owned Subsidiary that is a Restricted Subsidiary to the extent otherwise permitted hereunder) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire Property useful in its or such Subsidiary's business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire Property useful in Holdings' or any of its Restricted Subsidiaries' business.

          "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 364 days after such Reinvestment Event and (b) the date on which Regal shall have determined not to, or shall have otherwise ceased to, acquire Property useful in Regal's or any of its Wholly Owned Subsidiaries' businesses with all or any portion of the relevant Reinvestment Deferred Amount.

          "Related Fund": means, with respect to any Lender, any fund that invests (in whole or in part) in commercial loans and is managed by such Lender, the same investment advisor as such Lender or by an affiliate of such investment advisor or an affiliate of such Lender.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

          "Required Lenders": at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans then outstanding, (ii) the aggregate unpaid principal amount of the Tranche C Term Loans then outstanding and (ii) the Total Revolving

  Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

          "Requirement of Law": as to any Person, the Governing Documents of such Person, common law and any law, treaty, rule or regulation, judgment, decree or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of Regal.

          "Restatement Effective Date": the first date on which all of the conditions precedent set forth in Section 5.1 have been satisfied.

          "Restricted Payments": as defined in Section 7.6.

          "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and/or participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

          "Revolving Credit Commitment Period": the period from and including the Restatement Effective Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

          "Revolving Credit Loans": as defined in Section 2.5.

          "Revolving Credit Notes": as defined in Section 2.8(d).

          "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal and/or face amount of such Lender's Revolving Credit Extensions of Credit then outstanding constitutes of the aggregate principal and/or face amount of the Total Revolving Extensions of Credit then outstanding).

          "Revolving Credit Termination Date": the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date on which the Tranche C Term Loans shall be paid in full and (c) the date of termination of the Revolving Credit Commitments pursuant to Section 2.10.

          "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding plus (b) the amount which represents such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

          "S&P": Standard & Poor's Rating Services.

          "Scheduled Revolving Credit Termination Date": January 29, 2007.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

          "Secured Parties": collectively, the Arrangers, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender (or any Person that was a Lender or any affiliate thereof when such Specified Hedge Agreement was entered into) party thereto that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 hereof as if it were a Lender party hereto.

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement, the Mortgages and all other pledge and security documents hereafter executed and delivered by a Loan Party to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Subordinated Note Documentation": (i) the Senior Subordinated Note Indenture, the Purchase Agreement, the Registration Rights Agreement and (ii) the corresponding documents with respect to any refinancing of the Senior Subordinated Notes pursuant to Section 7.2(f), in each case together with any other instruments and agreements entered into by Holdings or its Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Senior Subordinated Note Indenture": the Indenture, dated as of January 29, 2002, entered into by Holdings in connection with the issuance of the Senior Subordinated Notes, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Senior Subordinated Notes": the subordinated notes of Holdings issued from time to time pursuant to the Senior Subordinated Note Indenture.

          "Significant Subsidiary": as defined in Regulation S-X of the Securities Act of 1933, as in effect on the Restatement Effective Date.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control": a "Change of Control" as defined in the Senior Subordinated Note Indenture.

          "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) either of the Borrowers or any of their respective Subsidiaries and (ii) any Lender or any affiliate thereof or any Person that was a Lender or any affiliate thereof when such Hedge Agreement was entered into, as counterparty and (b) which has been designated by such Lender and Regal, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by Holdings or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

          "Sponsors": collectively, OCM Principal Opportunities Fund II, L.P. and The Anschutz Corporation.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which such Person: (a) owns shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity and/or (b) controls the management, directly or indirectly through one or more intermediaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Regal.

          "Subsidiary Guarantor": each Subsidiary of Regal other than (i) Clark Regal LLC, (ii) Green Hills Commons, LLC, (iii) any Unrestricted Subsidiary, (iv) any new Subsidiary created or acquired after the Restatement Effective Date that is not required to become a Subsidiary Guarantor pursuant to Section 6.10(c), and (v) any Excluded Foreign Subsidiary.

          "Syndication Agent": as defined in the preamble hereto.

          "Synthetic Lease Obligations": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

          "Taking": a taking or voluntary conveyance during the term of this Agreement of all or part of any Mortgaged Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Mortgaged Property or any portion thereof, whether or not the same shall have actually been commenced.

          "Term Loan Prepayment Amount": as defined in Section 2.18(d).

          "Term Loans": collectively, the Tranche B Term Loans and the Tranche C Term Loans.

          "Term Notes": collectively, the Tranche B Term Notes and the Tranche C Term Notes.

          "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect; provided that the amount of the Total Revolving Credit Commitments on the Restatement Effective Date shall be $145,000,000.

          "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "Tranche B Proceeds Note": the Tranche B Proceeds Note executed and delivered by Regal on the Original Closing Date, substantially in the form of Exhibit L-2, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

          "Tranche B Term Loan": as defined in Section 2.1.

          "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche B Term Loan Commitments is $270,000,000.

          "Tranche B Term Loan Lender": each Lender which is the holder of a Tranche B Term Loan.

          "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of all Tranche B Term Loans then outstanding; provided, that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Tranche B Term Loan Lender pursuant to Section 2.3(b), such Tranche B Term Loan Lender's Tranche B Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Tranche B Term Loan Lender's Tranche B Term Loans which shall have been declined by such Tranche B Term Loan Lender (or, in the case of any Tranche B Term Loan Lender which shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

          "Tranche B Term Notes": as defined in Section 2.8(d).

          "Tranche C Term Loan": as defined in Section 2.2.

          "Tranche C Term Loan Commitment": as to any Tranche C Term Loan Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche C Term Loan Commitments is $225,000,000.

          "Tranche C Term Loan Lender": each Lender that has a Tranche C Term Loan Commitment or which is the holder of a Tranche C Term Loan.

          "Tranche C Term Loan Percentage": as to any Tranche C Term Loan Lender at any time, the percentage which such Lender's Tranche C Term Loan Commitment then constitutes of the aggregate Tranche C Term Loan Commitments (or, at any time after the Restatement Effective Date, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding); provided, that solely for purposes of calculating the amount of each installment of Tranche C Term Loans (other than the last installment) payable to a Tranche C Term Loan Lender pursuant to Section 2.3(b), such Tranche C Term Loan Lender's Tranche C Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Tranche C Term Loan Lender's Tranche C Term Loans which shall have been declined by such Tranche C Term Loan Lender (or, in the case of any Tranche C Term Loan Lender which shall have acquired its Tranche C Term Loans by assignment from another Person, by such other Person).

          "Tranche C Term Notes": as defined in Section 2.8(d).

          "Transferee": as defined in Section 10.14.

          "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "UA": the company or companies consisting of the United Artists Theatre business.

          "UA Pass-Through Certificates": the Pass Through Certificates issued pursuant to the Pass Through Trust Agreement dated as of December 13, 1995 between United Artists Theatre Circuit, Inc., as Tenant, and Fleet National Bank of Connecticut, as Pass Through Trustee.

          "UCC": the Uniform Commercial Code as in effect in the applicable jurisdiction from time to time.

          "Unrestricted Subsidiary": any Subsidiary of Holdings that does not directly, indirectly, or beneficially own, hold or lease any Capital Stock of, subordinated Indebtedness of, or own, or hold any Lien on, any Property of, Holdings or any of its Restricted Subsidiaries (or any direct holding company parent of Holdings) and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the board of directors of Holdings or Regal, as applicable, and of which the Administrative Agent is notified); provided, that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Debt permitted hereunder; (b) is not a party to any agreement, contract, arrangement or understanding with Holdings or any of its Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (c) is a Person as to which none of Holdings or any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified level of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries. The board of directors of Regal or Holdings, as applicable, may designate any Unrestricted Subsidiary (including, without limitation, any affiliate that becomes an Unrestricted Subsidiary after the Restatement Effective Date) to be a Restricted Subsidiary; provided that no Default or Event of Default is existing or will occur as a consequence thereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary (or is redesignated by the board of directors of Regal or Holdings as a Restricted Subsidiary), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement (and shall be a Restricted Subsidiary), any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date and any Investments in such Subsidiary shall be deemed to be Investments in a Restricted Subsidiary of Holdings as of such date (and, if such Indebtedness or Investments are not permitted to be incurred hereunder the Borrowers shall be in default under this Agreement). Restricted Subsidiaries of Holdings may not thereafter be designated as Unrestricted Subsidiaries.

          "Wholly Owned Subsidiary": as to any Person, all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by another Person directly and/or through other Wholly Owned Subsidiaries of such other Person.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Holdings.

        1.2    Other Definitional Provisions.    (a) Unless otherwise specified therein or herein, all terms defined in this Agreement shall have the definitions set forth herein when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b)  As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c)  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e)  The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Obligations.

          (f)    The words "including" and "includes" and words of similar import when used in this Agreement shall not be limiting and shall mean "including without limitation" or "includes without limitation", as the case may be.

        1.3    Interrelationship with the Original Credit Agreement.

          (a)  As stated in the preamble hereof, this Agreement is intended to amend and restate the provisions of the Original Credit Agreement and, except as expressly modified herein, (x) all of the terms and provisions of the Original Credit Agreement shall continue to apply for the period prior to the Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Lenders (or their assignees or replacements hereunder), and (y) the obligations under the Original Credit Agreement shall continue to be paid or prepaid on or prior to the Restatement Effective Date, and shall from and after the Restatement Effective Date continue to be owing and be subject to the terms of this Agreement. All references in the Notes and the other Loan Documents to (i) the "Credit Agreement" shall be deemed to include references to this Agreement and (ii) the "Lenders" or a "Lender" or to the "Administrative Agent" shall mean such terms as defined in this Agreement. As to all periods occurring on or after the Restatement Effective Date, all of the covenants set forth in the Original Credit Agreement shall be of no further force and effect, it being understood that all obligations of the Borrower under the Original Credit Agreement shall be governed by this Agreement from and after the Restatement Effective Date.

          (b)  The Borrowers, the Agents and the Lenders acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Original Credit Agreement which remain unpaid and outstanding as of the Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Loan Documents.

        1.4    Confirmation of Existing Obligations.    The Borrowers hereby reaffirm and admit the validity and enforceability of this Agreement and the other Loan Documents and all of their respective obligations hereunder and thereunder and agree and admit that, as of the date hereof, they have no defenses to, or offsets or counterclaims against, any of their respective obligations to the Secured Parties under the Loan Documents of any kind whatsoever.

        1.5    Confirmation/Ratification of the Tranche C Term Loans.    The Borrowers hereby agree that, as of the Restatement Effective Date, they are fully and truly indebted to the Tranche C Term Loan Lenders for the full amount of the Tranche C Term Loans stated herein. Furthermore, without limiting any of the other provisions of this Agreement, the Borrowers agree that (i) the loans made to the Borrowers by the Tranche C Term Loan Lenders shall be subject to and shall benefit from all of the provisions of this Credit Agreement and the other Loan Documents applicable to the Tranche C Term Loans and the Loans hereunder and thereunder, (ii) the Tranche C Term Loan Lenders are "Lenders" hereunder and under the other Loan Documents and (iii) the unpaid principal of and interest on the Tranche C Term Loans are "Obligations" hereunder and under the other Loan Documents.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

        2.1    Tranche B Term Loans.    (a) Each Tranche B Term Loan made on the Original Closing Date pursuant to Section 2.1 of the Original Credit Agreement (a "Tranche B Term Loan") shall, until paid in full, continue to be outstanding as a Tranche B Term Loan hereunder from and after the Restatement Effective Date, and nothing contained in this Agreement shall extinguish the rights of the Tranche B Term Loan Lenders to receive payment for interest accrued on the Tranche B Term Loans prior to the Restatement Effective Date. The Tranche B Term Loans may consist of Eurodollar Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Section 2.13. Amounts repaid on the Tranche B Term Loans may not be reborrowed. For the avoidance of doubt, the Tranche B Term Loans were initially made to the Borrowers on the Original Closing Date and have, except for regularly-scheduled repayments of principal prior to the Restatement Effective Date, remained outstanding without interruption to the Restatement Effective Date.

          (b)  Repayment of Tranche B Term Loans. The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 22 consecutive quarterly installments, commencing on September 30,

  2002, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
September 30, 2002	$3,375,000.00
December 31, 2002	$3,375,000.00
March 31, 2003	$3,375,000.00
June 30, 2003	$3,375,000.00
September 30, 2003	$3,375,000.00
December 31, 2003	$3,375,000.00
March 31, 2004	$3,375,000.00
June 30, 2004	$3,375,000.00
September 30, 2004	$3,375,000.00
December 31, 2004	$3,375,000.00
March 31, 2005	$3,375,000.00
June 30, 2005	$3,375,000.00
September 30, 2005	$3,375,000.00
December 31, 2005	$3,375,000.00
March 31, 2006	$3,375,000.00
June 30, 2006	$3,375,000.00
September 30, 2006	$3,375,000.00
December 31, 2006	$3,375,000.00
March 31, 2007	$50,625,000.00
June 30, 2007	$50,625,000.00
September 30, 2007	$50,625,000.00
December 31, 2007	$50,625,000.00

        2.2    Tranche C Term Loan Commitments.    (a) Subject to the terms and conditions hereof, each Tranche C Term Loan Lender severally agrees to make a loan (or pursuant to Section 2.2(b), elects to convert all or a portion of such Lender's Tranche B Term Loans into a loan) (each such loan or conversion, a "Tranche C Term Loan") to the Borrowers on the Restatement Effective Date in an amount not to exceed the amount of the Tranche C Term Loan Commitment of such Lender. The Tranche C Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.3 and 2.13.

          (b)  In connection with the making of the Tranche C Term Loans pursuant to Section 2.2(a), by delivering written notice to the Administrative Agent at least two Business Days prior to the Restatement Effective Date, any Tranche B Term Loan Lender who has agreed to become a Tranche C Term Loan Lender may elect to make all or any portion of such Lender's Tranche C Term Loans requested by the Borrower to be made on the Restatement Effective Date by converting all or a portion of the outstanding principal amount of the Tranche B Term Loans held by such Lender into Tranche C Term Loans in a principal amount equal to the amount of Tranche B Term Loans so converted (each such Tranche B Term Loan to the extent it is to be converted, a "Converted Term Loan"). On the Restatement Effective Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Tranche C Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into Tranche C Term Loans. Any written notice to the Administrative Agent delivered by an applicable Lender pursuant to this Section shall specify the amount of such Lender's Tranche C Term Loan Commitment and the principal amount of Tranche B Term Loans held by such Lender that are to be converted into Tranche C Term Loans.

        2.3    Procedure for Tranche C Term Loan Borrowing.    The entire amount of the Tranche C Term Loan shall be made in a single borrowing on the Restatement Effective Date. A Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Restatement Effective Date) requesting that the Tranche C Term Loan Lenders make the Tranche C Term Loans on the Restatement Effective Date and specifying the amount to be borrowed. The Tranche C Term Loans made (or deemed made) on the Restatement Effective Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche C Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Restatement Effective Date each Tranche C Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche C Term Loan or Tranche C Term Loans to be made by such Lender, except to the extent such Lender elects to convert Tranche B Term Loans into Tranche C Term Loans pursuant to Section 2.2(b). The Administrative Agent shall make available to the applicable Borrower the aggregate of the amounts made available to the Administrative Agent by the Tranche C Term Loan Lenders in like funds.

        2.4    Repayment of Tranche C Term Loans.    The Tranche C Term Loan of each Tranche C Term Loan Lender shall mature in 22 consecutive quarterly installments, commencing on September 30, 2002, each of which shall be in an amount equal to such Lender's Tranche C Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
September 30, 2002	$5,625,000.00
December 31, 2002	$5,625,000.00
March 31, 2003	$2,812,500.00
June 30, 2003	$2,812,500.00
September 30, 2003	$2,812,500.00
December 31, 2003	$2,812,500.00
March 31, 2004	$2,812,500.00
June 30, 2004	$2,812,500.00
September 30, 2004	$2,812,500.00
December 31, 2004	$2,812,500.00
March 31, 2005	$2,812,500.00
June 30, 2005	$2,812,500.00
September 30, 2005	$2,812,500.00
December 31, 2005	$2,812,500.00
March 31, 2006	$2,812,500.00
June 30, 2006	$2,812,500.00
September 30, 2006	$2,812,500.00
December 31, 2006	$2,812,500.00
March 31, 2007	$42,187,500.00
June 30, 2007	$42,187,500.00
September 30, 2007	$42,187,500.00
December 31, 2007	$42,187,500.00

        2.5    Revolving Credit Commitments.    (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of the L/C Obligations then outstanding does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit

Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.6 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

          (b)  The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

        2.6    Procedure for Revolving Credit Borrowing.    The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the applicable Borrower shall give the Administrative Agent irrevocable notice in a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a multiple in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a multiple of $1,000,000 in excess thereof. Upon receipt of any such Notice of Borrowing from a Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the applicable Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

        2.7    Repayment of Loans.    The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Tranche B Term Loan Lender or Tranche C Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) (ii) the principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender in installments according to the amortization schedule set forth in Section 2.1 (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Tranche C Term Loan of such Tranche C Term Loan Lender in installments according to the amortization schedule set forth in Section 2.4 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

        2.8    Evidence of Indebtedness.    (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b)  The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and

  (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

          (c)  The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

          (d)  The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a promissory note of the Borrowers evidencing any Tranche B Term Loans, Revolving Credit Loans or Tranche C Term Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount (such notes, respectively, "Tranche B Term Notes", "Revolving Credit Notes" or "Tranche C Term Notes").

        2.9    Commitment Fees, etc.    (a) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Restatement Effective Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b)  The Borrowers further agree to pay to the Administrative Agent such other fees in the amounts and on the dates from time to time agreed to in writing by the Borrowers and the Administrative Agent including, without limitation, the Administration Fee set forth in the Fee Letter.

        2.10    Termination or Reduction of Revolving Credit Commitments.    The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

        2.11    Optional Prepayments.    The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent (i) if such prepayment is to occur on the Restatement Effective Date, on the Restatement Effective Date and (ii) if such prepayment is to occur at any other time, at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans. Such notice shall (i) designate whether the Borrowers are prepaying Revolving Credit Loans, Tranche B Term Loans and/or Tranche C Term Loans and (ii) specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans

(unless all Revolving Credit Loans are being repaid and the Revolving Credit Commitments terminated) that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche B Term Loans, Tranche C Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a multiple in excess thereof. To the extent Tranche C Term Loans have been prepaid by the Borrowers pursuant to this Section 2.11, the amount so prepaid may be reborrowed by the Borrowers pursuant to an additional term loan (or an add-on or sub-facility to the existing Tranche C Term Loan) (such additional term loan, add-on or sub-facility, the "Reload Term Loan Addition") to be created under this Agreement on terms to be agreed upon by the Borrowers, the Administrative Agent and the lenders under such Reload Term Loan Addition. Such Reload Term Loan Addition may be implemented and conforming amendments made to this Agreement and other Loan Documents to reflect its implementation and the terms thereof without the consent of any Lender, including, without limitation, conforming amendments (i) to provide for the Reload Term Loan Addition to share ratably in the benefits of this Agreement and the other Loan Documents (including the accrued interest and fees in respect thereof) with the Tranche C Term Loans and Revolving Extensions of Credit, (ii) to Sections 2.12 and 2.18, as applicable, to provide, among other things, for the Reload Term Loan Addition to share ratably with or with preference to the Tranche C Term Loans in the application of mandatory prepayments or otherwise to share ratably with or with preference to the Revolving Extensions of Credit, (iii) to provide an amortization schedule for the Reload Term Loan Addition, and (iv) to include appropriately the Lenders holding the Reload Term Loan Addition in any determination of the Required Lenders, Required Prepayment Lenders and Majority Facility Lenders, it being understood that no Lender or Agent is committed or obligated to participate in such Reload Term Loan Addition unless it agrees to do so in the document or agreement implementing such Reload Term Loan Addition.

        2.12    Mandatory Prepayments and Commitment Reductions.    (a) [Intentionally Omitted.]

          (b)  Unless the Required Prepayment Lenders shall otherwise agree with the consent of the Borrowers, subject to Section 2.18(d), if any Funded Debt shall be incurred by either of the Borrowers or any of their respective Subsidiaries (excluding Non-Recourse Debt of Unrestricted Subsidiaries), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(e); provided, however, that, notwithstanding the foregoing, the Net Cash Proceeds of any Funded Debt shall not be required to be so applied to the extent incurred in accordance with the requirements of any provision of Section 7.2, in each case, as such provisions are in effect on the Restatement Effective Date, or amended or modified with the consent of the Required Prepayment Lenders. For the avoidance of doubt, Funded Debt incurred in accordance with the requirements of Section 7.2(g) as in effect on the Restatement Effective Date shall not be required to be applied towards any prepayments, notwithstanding the amendment of this Agreement as contemplated by such Section 7.2(g).

          (c)  Unless the Required Prepayment Lenders shall otherwise agree with the consent of the Borrowers, subject to Section 2.18(d), if on any date either of the Borrowers or any of their respective Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice is permitted to be delivered in respect thereof and is so delivered within 10 days from the date that such Net Cash Proceeds are received, such Net Cash Proceeds shall be applied within 10 days from the date that such Net Cash Proceeds are received toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(e); provided, that if a Default or Event of Default has occurred and is continuing at the time such Net Cash Proceeds are received by either of the Borrowers or any of their respective Restricted Subsidiaries, then such Net Cash Proceeds shall be applied toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments on the date so received; provided, further, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to one or more Reinvestment Notices shall not exceed (A) with respect to the Net Cash Proceeds of sale-leaseback transactions, $100,000,000 in the aggregate during the term of the facilities and (B) with respect to the Net Cash Proceeds of any other Asset Sale or Recovery Event, $100,000,000 in any fiscal year of the Borrowers and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(e).

          (d)  [Intentionally Omitted.]

          (e)  Subject to Section 2.18, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Tranche B Term Loans, second, to the prepayment of the Tranche C Term Loans, third, to repay any amounts outstanding under the Revolving Credit Commitment (but without resulting in a permanent reduction of the Revolving Credit Commitment) and, fourth, to such Borrower or such other Person as shall be lawfully entitled thereto. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of the Total Revolving Credit Commitments as so reduced (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in immediately available funds in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent (and the Borrowers hereby grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all L/C Obligations from time to time outstanding and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the amount of such excess, the Borrowers shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) the amount of such excess over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. The application of any prepayment pursuant to Section 2.11 and this Section 2.12 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 and this Section 2.12 (except in the case of Revolving Credit Loans (unless the Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid.

        2.13    Conversion and Continuation Options.    (a) The Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b)  Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

        2.14    Minimum Amounts and Maximum Number of Eurodollar Tranches.    Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

        2.15    Interest Rates and Payment Dates.    (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b)  Each Base Rate Loan shall bear interest for each day at a rate per annum equal to the Base Rate then in effect plus the Applicable Margin.

          (c)  (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d)  Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

        2.16    Computation of Interest and Fees.    (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b)  Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

        2.17    Inability to Determine Interest Rate.    If prior to the first day of any Interest Period:

          (a)  the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b)  the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to Eurodollar Loans.

        2.18    Pro Rata Treatment and Payments.    (a) Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche B Term Loan Percentages, Tranche C Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Subject to Section 2.18(c), each payment (other than prepayments) in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders. The application of any prepayment pursuant to this Section 2.18 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.

          (b)  (i) Each payment (including each prepayment) of the Tranche B Term Loans outstanding under any Tranche B Term Loan Facility shall be allocated among the Tranche B Term Loan Lenders holding such Tranche B Term Loans pro rata based on the principal amount of such

  Tranche B Term Loans held by such Tranche B Term Loan Lenders, and shall be applied to the installments of such Tranche B Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Tranche B Term Loans may not be reborrowed and (ii) each payment (including each prepayment) of the Tranche C Term Loans outstanding under any Tranche C Term Loan Facility shall be allocated among the Tranche C Term Loan Lenders holding such Tranche C Term Loans pro rata based on the principal amount of such Tranche C Term Loans held by such Tranche C Term Loan Lenders, and shall be applied to the installments of such Tranche C Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Tranche C Term Loans may not be reborrowed.

          (c)  Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in connection with any Letter of Credit shall be made to the Issuing Lender.

          (d)  Notwithstanding anything to the contrary in Section 2.12 or this Section 2.18, each Term Loan Lender may, at its option, decline all or any portion of any mandatory payment applicable to the Term Loans of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to a Term Loan (such amounts, the "Term Loan Prepayment Amount"), the Borrowers will, in lieu of applying such amount to the prepayment of applicable Term Loans, as provided in Sections 2.12(e) and 2.18(b), on or up to 10 Business Days prior to the date specified in Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Term Loan Lender entitled to receive a mandatory prepayment a Prepayment Option Notice as described below and, on the date specified in Section 2.12 for such prepayment, deposit such amount in a cash collateral account opened by the Administrative Agent pending application of such amount in accordance with this Section 2.18(d). As promptly as practicable after receiving such notice from the Borrowers, the Administrative Agent will send to each applicable Term Loan Lender a Prepayment Option Notice, which shall include an offer by the Borrowers to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term Loans. On the Prepayment Date, (i) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this Section 2.18(d) the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Term Loan Lenders have accepted prepayment as described above, and such amount shall be applied to reduce the Term Loan Prepayment Amounts with respect to each Accepting Lender, and (ii) the Administrative Agent shall pay to the applicable Borrower from the amount deposited in such cash collateral account the remaining portion of the Term Loan Prepayment Amount not accepted by the Term Loan Lenders; provided that if the amount held in such cash collateral account is less than the total amount required to be paid pursuant to clause (i) of this sentence, the Borrowers shall pay to the Administrative Agent, on the Prepayment Date, in immediately available funds an amount equal to the difference between such amounts. The Borrowers hereby grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all Obligations from time to time outstanding.

          (e)  All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00pm, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrowers.

          (g)  Subject to Section 2.18(d), unless the Administrative Agent shall have been notified in writing by the Borrowers prior to the date of any payment being made hereunder that the Borrowers will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrowers are making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrowers within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrowers.

        2.19    Requirements of Law.    (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i)    shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes and changes in the rate of tax with respect to those taxes listed as excluded in the first sentence of Section 2.20(a));

            (ii)  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

            (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b)  If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

          (c)  A certificate and supporting documentation as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        2.20    Taxes.    (a) All payments made by the Borrowers under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, taxes imposed on or measured by overall gross receipts and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender (or Transferee) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's (or Transferee's) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender (or Transferee) hereunder, the amounts so payable to the Administrative Agent or such Lender (or Transferee) shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (or Transferee) (after payment of all Non-Excluded Taxes)

interest or any such other amounts that would have been received hereunder had such withholding not been required; provided, however, that a Borrower or a Guarantor shall not be required to increase any such amounts payable to the Administrative Agent or any Lender (or Transferee) with respect to any Non-Excluded Taxes (i) that are attributable to the Administrative Agent's or such Lender's (or Transferee's) failure to comply with the requirements of paragraph (f) of this Section, or (ii) that are United States withholding taxes imposed on amounts payable to the Administrative Agent or such Lender (or Transferee) at the time the Administrative Agent or such Lender (or Transferee) becomes a party to this Agreement, except to the extent that the Administrative Agent's or such Lender's (or Transferee's) assignor (if any) was entitled, at the time of assignment, to receive additional amounts from a Borrower or a Guarantor with respect to such Non-Excluded Taxes pursuant to this Section 2.20(a). The Borrowers or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

          (b)  The Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

          (c)  The Borrowers shall indemnify the Administrative Agent and any Lender (or Transferee) for the full amount of Non-Excluded Taxes or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by the Administrative Agent or such Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest and expenses) other than under those circumstances as to which no additional payment would have been payable under subsection (a) above arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen Business Days from the date the Administrative Agent or any Lender (or Transferee) or any of their respective Affiliates makes written demand and provides documentation therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section to such Lender (or Transferee) or the Administrative Agent (as determined in the reasonable discretion of such Lender (or Transferee) or the Administrative Agent), it shall (i) promptly notify the Borrowers of the availability of such refund and (ii) within 30 Business Days after receipt of a request by the Borrowers, apply for such refund at the Borrowers' expense unless to do so will unduly prejudice or cause undue hardship to such Lender (or Transferee) or the Administrative Agent (as determined in the reasonable discretion of such Lender (or Transferee) or the Administrative Agent). If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers pursuant to this Section, it shall promptly notify the Borrowers of such refund and shall, within 30 Business Days after receipt of a request by the Borrowers (or promptly upon receipt, if the Borrowers have requested application for such refund pursuant hereto), repay such refund to the Borrowers (to the extent attributable to amounts that have been paid by the Borrowers under this Section), net of all reasonable out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent; provided that the Borrowers, upon the request of such Lender (or Transferee) or the Administrative Agent, shall promptly return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential). The Lender (or Transferee) or the Administrative Agent, as the case may be, shall have full control over computations (which shall be carried out in a reasonable manner) relating to the amount of any refund of Taxes or Other Taxes and any payment to the Borrower relating to such refund as described in this Section 2.20(c).

          (d)  Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof.

          (e)  The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (f)    Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent (and, in the case of a Participant, to the Lender from which the related participation shall have been purchased) a copy of either U.S. Internal Revenue Service Form W-8BEN (claiming benefits under an applicable treaty) or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit I to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

        2.21    Indemnity.    The Borrowers agree to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate and supporting documentation as to any amounts payable pursuant to this Section submitted to the Borrowers by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

        2.22    Illegality.    Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

        2.23    Change of Lending Office.    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrowers or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

        2.24    Repayment of Tranche B Term Loans.    Upon the repayment in full of the outstanding principal amounts and accrued interest on the Tranche B Term Loans, the Tranche B Term Loan Lenders shall have no rights or obligations under this Agreement or any other Loan Document (other than under Section 10.5) and shall no longer be deemed to be "Lenders" under this Agreement or any other Loan Document (other than under Section 10.5).

SECTION 3. LETTERS OF CREDIT

        3.1    L/C Commitment.    (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of either of the Borrowers or any other Loan Party on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Letters of Credit shall only be issued hereunder to support the business of Regal and its Subsidiaries.

          (b)  The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

        3.2    Procedure for Issuance of Letter of Credit.    A Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

        3.3    Fees and Other Charges.    (a) The Borrowers will pay a fee on the aggregate drawable amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrowers shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of each outstanding Letter of Credit of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

          (b)  In addition to the foregoing fees, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

        3.4    L/C Participations.    (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender, regardless of the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand, at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b)  If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c)  Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

        3.5    Reimbursement Obligation of the Borrowers.    The Borrowers agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to either of the Borrowers, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrowers to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.5 if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit.

        3.6    Obligations Absolute.    The Borrowers' obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards or care specified in the UCC of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers.

        3.7    Letter of Credit Payments.    If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrowers of the date and amount thereof. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

        3.8    Applications.    To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4. REPRESENTATIONS AND WARRANTIES

        To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants to the Arrangers, each Agent and each Lender that:

        4.1    Financial Condition.    (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 27, 2002 (the "Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans outstanding after giving effect to any Loans to be made on the Restatement Effective Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing.

          (b)  The audited consolidated balance sheets of Regal and its consolidated Subsidiaries as at fiscal yearend 2001, 2000 and 1999, and the related consolidated statements of income and of cash flows for such fiscal years, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP (except for, with respect to the report for fiscal year 2000, the qualifications set forth therein), present fairly the consolidated financial condition of Regal and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its Subsidiaries as at March 28, 2002 and the related unaudited consolidated statements of income and cash flows for the period ended on such date, present fairly the consolidated financial condition of Regal and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 27, 2001, to and including the date hereof there has been no Disposition by Holdings and its Subsidiaries of any part of its business or Property material to its ongoing business.

        4.2    No Change.    As of the Restatement Effective Date and since December 27, 2001, there has been no development or event (other than the filing and prosecution of the Bankruptcy Case) that has had or could reasonably be expected to have a Material Adverse Effect. Since the Original Closing Date, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

        4.3    Corporate Existence; Compliance with Law.    Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged,

(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.4    Corporate Power; Authorization; Enforceable Obligations.    Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        4.5    No Legal Bar.    The execution, delivery and performance of this Agreement, the other Loan Documents, the Regal-Holdings Notes and the Senior Subordinated Note Documentation, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents). No Requirement of Law or Contractual Obligation applicable to Holdings or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

        4.6    No Material Litigation.

          (a)  Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either of the Borrowers, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) that is not in the aggregate fully reserved for under the Amended Plan or the Edwards Plan or (iii) that could reasonably be expected to have a Material Adverse Effect.

          (b)  There are no pre-petition or administrative claims or Liens other than those expressly contemplated by the Amended Plan or order of the Bankruptcy Court to survive the Plan Effective Date.

        4.7    No Default.    Neither Holdings nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect, except that no representation is made with respect to the matters described on Schedule 4.6. No Default or Event of Default has occurred and is continuing.

        4.8    Ownership of Property; Liens.    Each of the Borrowers and each of their respective Restricted Subsidiaries is the sole owner of, legally and beneficially, and has good, marketable and insurable title in fee simple to, or a valid leasehold interest in, all its Real Estate, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description except as appears of record, or to any Lien except for any Permitted Lien. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

        4.9    Intellectual Property.    (a) Holdings and each of its Restricted Subsidiaries owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. Except as described on Schedule 4.6, no material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does either of the Borrowers know of any valid basis for any such claim, except with respect to claims that could not reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by Holdings and its Restricted Subsidiaries does not infringe on the rights of any Person in any material respect, except with respect to the matters described on Schedule 4.6, or with respect to any matter that could not be reasonably expected to have a Material Adverse Effect.

          (b)  As of the Restatement Effective Date, Schedule 4.9(b) (i) identifies each of the trademarks, service marks and trade name applications and registrations registered by, made by or otherwise held, directly or indirectly, by the Loan Parties and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and expiration.

          (c)  As of the Restatement Effective Date, Schedule 4.9(c) (i) identifies each of the patents and patent applications owned by, made by or otherwise held, directly or indirectly, by the Loan Parties and identifies which such Person owns, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective patent or application numbers and applicable dates of issuance or application and expiration.

          (d)  As of the Restatement Effective Date, Schedule 4.9(d) (i) identifies each of the copyrights and copyright applications and registrations registered by, made by or otherwise held, directly or indirectly, by the Loan Parties and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and expiration.

          (e)  As of the Restatement Effective Date, Schedule 4.9(e) (i) identifies, each of the material trade secrets owned by, claimed by, or otherwise held, directly or indirectly, by the Loan Parties and identifies which such Person registered, made or otherwise holds such Intellectual Property, and (ii) specifies as to each, the jurisdiction in which such Intellectual Property exists.

          (f)    As of the Restatement Effective Date, Schedule 4.9(f) identifies all material licenses, sublicenses and other agreements relating to Intellectual Property (other than licenses or sublicenses of individual motion pictures) to which any of the Loan Parties is a party and pursuant to which (i) any of the Loan Parties is a licensor or sub-licensor or the equivalent or (ii) any other Person (other than a Loan Party) is authorized to use any Intellectual Property as a licensee, sub-licensee or the equivalent.

        4.10    Taxes.    Each Borrower and each of its respective Subsidiaries has filed or caused to be filed all federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority, in each case prior to delinquency (other than any taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or Subsidiary, as the case may be); the contents of all such material tax returns are correct and complete in all material respects, no tax Lien has been filed (other than with respect to real property taxes and assessments which are not yet delinquent), and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge, other than with respect to taxes that are not yet due and payable.

        4.11    Federal Regulations.    No part of the proceeds of the Loans or Letters of Credit will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrowers in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No indebtedness being reduced or retired out of the proceeds of the Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U). Following application of the proceeds of the Loans and Letters of Credit, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of Holdings and its consolidated Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans and Letters of Credit) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

        4.12    Labor Matters.    There are no strikes, stoppages, slowdowns or other labor disputes against Holdings or any of its Subsidiaries pending or, to the knowledge of the Borrowers, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings or the relevant Subsidiary.

        4.13    ERISA.    Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with all applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither of the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither of the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if either of the Borrowers or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

        4.14    Investment Company Act; Other Regulations.    No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X) which limits or conditions its ability to incur Indebtedness.

        4.15    Subsidiaries.    (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of each Borrower as of the Restatement Effective Date. Schedule 4.15 sets forth, as of the Restatement Effective Date, the name and jurisdiction of incorporation of each Subsidiary of the Borrowers and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by Holdings and its Subsidiaries. As of the Restatement Effective Date, Holdings has no direct subsidiaries other than Regal.

          (b)  Except to the extent not otherwise prohibited by the terms of this Agreement, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors as described in the Amended Plan or Edwards Plan and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings or any of its Subsidiaries, except as disclosed on Schedule 4.15. Neither Holdings nor any of its Subsidiaries have issued, or authorized the issuance of, any Disqualified Stock (except as expressly permitted under this Agreement).

        4.16    Use of Proceeds.    The proceeds of the the Tranche C Term Loans shall be used to repay Tranche B Term Loans on the Restatement Effective Date. Up to $50,000,000 of the proceeds of the Revolving Credit Loans may be used on the Restatement Effective Date to repay Tranche B Term Loans to the extent that proceeds of the Tranche C Term Loans are insufficient therefor. Thereafter, the proceeds of the Revolving Credit Loans and the Letters of Credit shall be used by the Borrowers and their Restricted Subsidiaries that are Loan Parties for general corporate purposes of the Borrowers and their Restricted Subsidiaries that are Loan Parties.

        4.17    Environmental Matters.    Other than as set forth on Schedule 4.17 and exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

          (a)  Holdings and its Subsidiaries:    (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; and (ii) reasonably believe that compliance with all applicable Environmental Laws that are or are expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b)  Materials of Environmental Concern are not present at, on, under, or in any real property now or formerly owned, leased or operated by either of the Borrowers or any of their respective Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of either of the Borrowers or any of their respective Subsidiaries under any applicable Environmental Law or otherwise result in material costs to either of the Borrowers or any of their respective Subsidiaries, or (ii) interfere in any material respect with the Borrowers' or any of their respective Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by either of the Borrowers or any of their respective Subsidiaries.

          (c)  There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which either of the

  Borrowers or any of their respective Subsidiaries is, or to the knowledge of the Borrowers will be, named as a party that is pending or, to the knowledge of the Borrowers, threatened.

          (d)  Neither the Borrowers nor any of their respective Subsidiaries have received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e)  Neither the Borrowers nor any of their respective Subsidiaries have entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law and which is outstanding as of the date hereof.

          (f)    To the knowledge of the Borrowers, neither the Borrowers nor any of their respective Subsidiaries has assumed or retained, by contract or operation of law (other than those routinely imposed under leases), any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

        4.18    Accuracy of Information, etc.    No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arrangers, the Administrative Agent, the Syndication Agent, the Documentation Agent or the Lenders or any of them, by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), when taken together with all other information so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ materially from the projected results set forth therein. There is no fact known to any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

        4.19    Security Documents.    (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock, as of the date when any stock certificates representing such Pledged Stock were delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement which is subject to perfection by the filing of financing statements, as of the date when financing statements in appropriate form were filed in the offices specified on Schedule 4.19(a)-1, the Lien and security interest granted pursuant to the Guarantee and Collateral Agreement constituted, and such Lien and security interest continue to constitute, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral set forth in the filings and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens). As of the Restatement Effective Date, Schedule 4.19(a)-2 lists each UCC financing statement (other than UCC financing statements for the benefit of the Secured

Parties) that (i) names any Loan Party as debtor and (ii) will remain on file after the Restatement Effective Date. Schedule 4.19(a)-3 lists each UCC financing statement that (i) names any Loan Party as debtor and (ii) will be terminated of record on the Restatement Effective Date.

          (b)  Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the Mortgaged Properties described therein, and as of the date when each Mortgage was or is timely and properly filed in the appropriate offices specified on Schedule 4.19(b) (or, in the case of any Mortgages entered into after the Restatement Effective Date, at the appropriate offices in respect of such Mortgages), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all of the Mortgaged Properties, as security for the Obligations, in each case prior and superior in right to any other Person other than (i) Mount Lake 9B property owned by General American Theatres, (ii) Permitted Liens and (iii) exceptions disclosed in the title policies issued in favor of the Secured Parties.

          (c)  The Intellectual Property Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds and products thereof. The Intellectual Property Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral described therein and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

        4.20    Solvency.    Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents through and including the Restatement Effective Date, will be and will continue to be, Solvent.

        4.21    Senior Indebtedness.    The Obligations (including, without limitation, the guarantee obligations of each Guarantor under the Guarantee and Collateral Agreement) constitute "Senior Indebtedness" and "Permitted Indebtedness" under and as defined in the Senior Subordinated Note Indenture. The Liens of the Administrative Agent for the benefit of the Secured Parties on the Collateral are permitted under the terms of the Senior Subordinated Note Indenture,

        4.22    Regulation H.    No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

        4.23    Insurance.    The insurance policies currently maintained by Holdings and its Restricted Subsidiaries are with insurers of recognized financial responsibility and cover such losses and risks in such amounts as are prudent and customary in the businesses in which they are engaged; and none of Holdings or any of its Restricted Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

        4.24    Real Estate.    (a) As of the Restatement Effective Date, Schedule 4.24(a) sets forth a true, complete and correct list of all Real Estate used or occupied by Holdings or any of its Subsidiaries, including, in the case of leases, the address, landlord name, lease date and lease expiration date. As of the Restatement Effective Date, the Borrowers have delivered to the Administrative Agent true, complete and correct copies of all leases relating to the Mortgaged Properties.

          (b)  The Real Estate and the current use thereof complies with (i) all applicable Requirements of Law (including building and zoning ordinances and codes), and the relevant Borrower or its subsidiary is not a non-conforming user of such Real Estate, and (ii) all Insurance Requirements, in each case, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

          (c)  No Taking has been commenced or, to the best of each Borrower's knowledge, is contemplated with respect to all or any portion of any material Real Estate or for any materially adverse relocation of roadways providing access to such Real Estate other than the Kent 6 Theatre property in Kent, Washington.

          (d)  There are no current, pending or, to the best knowledge of the Borrowers, proposed special or other assessments for public improvements or otherwise affecting any Mortgaged Properties, nor are there any contemplated improvements to such Mortgaged Properties that may result in such special or other assessments, in each case, other than such assessments that will be paid prior to delinquency.

          (e)  Neither of the Borrowers nor any of their respective Subsidiaries have suffered, permitted or initiated the joint assessment of any Mortgaged Property with any other real property constituting a separate tax lot that would interfere with the legal foreclosure of such Mortgaged Property independent of any property that is not a Mortgaged Property. All owned Real Estate is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

          (f)    Each of the Borrowers and their respective Subsidiaries has obtained all material permits (including assembly permits), licenses, variances and certificates required by Requirements of Law to be obtained by such Person and necessary to the use and operation of the Mortgaged Properties. Each of the Borrowers and their respective Subsidiaries has obtained all permits (including assembly permits), licenses, variances and certificates required by Requirements of Law to be obtained by such Person and necessary to the use and operation of Real Estate other than Mortgaged Properties except to the extent that the failure to obtain such permits, licenses, variances and certificates could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The use being made of all Real Estate is in material conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Estate and any other reciprocal easement agreements, restrictions, covenants or conditions affecting such Real Estate.

          (g)  Except for maintenance and repairs in the ordinary course of business or as set forth on Schedule 4.24(g), to the best knowledge of Borrowers, as of the Restatement Effective Date, all Real Estate is free from structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used.

          (h)  No Person other than Holdings and its Subsidiaries has any possessory interest in any Real Estate or right to occupy any Real Estate except for leases, subleases and concessions (i) in the ordinary course of business and (ii) on terms no less favorable to Holdings or the relevant Subsidiary than terms that were available to unaffiliated parties in the market generally at the time entered into. There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting any owned Real Estate.

          (i)    Except as could not reasonably be expected to have a material adverse effect on the affected Property, (i) all Real Estate has adequate rights of access to public ways to permit the Real Estate to be used for its intended purpose and is served by operating and adequate water, electric, telephone, sewer, sanitary sewer and storm drain facilities, (ii) all public utilities necessary to the continued use and enjoyment of the Real Estate and Holdings and its Subsidiaries have the legal right to the continued use thereof, (iii) all roads necessary for the full utilization of the Real Estate for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Real Estate and (iv) all reciprocal easement agreements affecting any Real Estate are in full force and effect and neither Borrower is aware of any defaults thereunder. Except for public streets and sidewalks and other non-material parcels in respect of which any further discontinuance of use or occupying would not materially interfere with the value or utility of adjacent or nearby Real Estate, neither Holdings nor any of its Subsidiaries uses or occupies any real property other than such Real Estate in connection with the use and operation of any Real Estate.

          (j)    No building or structure constituting Real Estate or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment materially interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Estate. All buildings, structures, appurtenances and equipment necessary for the use of each Mortgaged Property for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.

          (k)  Each parcel of Real Estate, including each lease, has adequate available parking to meet legal and operating requirements (after taking into account reciprocal easement agreements and other easements on adjoining or nearby land).

          (l)    As of the Restatement Effective Date, no portion of the Real Estate has suffered any material damage by fire or other material casualty loss that has not heretofore been completely repaired and restored to its original condition. No portion of the Real Estate is located in a special flood hazard area as designated by any federal governmental authorities.

        4.25    Permits

          (a)  Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Loan Party has obtained and holds all Permits required in respect of all Real Estate and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (v) each Loan Party reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense, and (vi) the Borrowers have no knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

          (b)  Except as provided in Sections 4.4 and 4.19, no consent or authorization of, filing with, Permit from, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of, or enforcement of remedies (including, without limitation, foreclosure on the Collateral) pursuant to, this Agreement and the other Loan Documents.

        4.26    Leases

          (a)  Each Loan Party has paid all such payments required to be made by it under leases of Real Estate, no landlord Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such payments, except those pending resolution under the Edwards Bankruptcy Cases and the Bankruptcy Cases (in each case, other than any claim the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers).

          (b)  Each of the leases listed on Schedule 4.26 that is subject to a Mortgage is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms, and as of the Restatement Effective Date, each of the other leases listed on Schedule 4.26 is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms. As of the Restatement Effective Date, except as set forth on Schedule 4.26(b), there is not under any such lease any existing breach, default, event of default or event or condition that, with or without notice or lapse of time or both, would constitute a breach, default or an event of default by a Loan Party, or, to the best of each Borrower's knowledge, by any other party to such lease (other than any event or condition which is the subject of a good faith contest by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers and except for pre-petition claims of the lessors thereunder to be cured in connection with the consummation of the Amended Plan and the Edwards Plan).

          (c)  As of the Restatement Effective Date, other than notices given or claims made in the Bankruptcy Cases and the Edwards Bankruptcy Cases or in respect of the matters set forth on Schedule 4.26(b), no party to any material lease has given any Loan Party notice of or made a material claim with respect to any breach or default that has not now been cured (other than with respect to any event or condition which is the subject of a good faith contest by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers and except for pre-petition claims of the lessors thereunder to be cured in connection with the consummation of the Amended Plan and the Edwards Plan).

          (d)  With respect to those leases that were assigned or subleased to a Loan Party by a third party as of the Restatement Effective Date, all consents to such assignments or sublease have been obtained.

          (e)  Except as described in Section 4.24(h), as of the Restatement Effective Date, none of the Real Estate is subject to any lease, sublease, license or other agreement granting to any Person other than Holdings and its Subsidiaries any right to the use, occupancy or enjoyment of the Real Estate or any portion thereof.

        4.27    The Confirmation Order.    The Confirmation Order is final, valid, subsisting and continuing and has not been reversed, modified or amended and has not be stayed and is not subject to a motion to stay and is in full force and effect. All appeal periods relating to the Confirmation Order have expired, and no appeal, contest or other certiorari proceeding with respect to the Confirmation Order is outstanding.

SECTION 5. CONDITIONS PRECEDENT

        5.1    Conditions to Effectiveness.    The effectiveness of this amendment and restatement of the Original Credit Agreement is subject to the fulfillment, to the satisfaction of the Arrangers, of each of the following conditions:

          (a)    Loan Documents.    The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the Borrowers and the Arrangers,

  (ii) if requested by any Lender with respect to any new Loan or Commitment by such Lender, for the account of such Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of each of the Borrowers and (iii) the Confirmation Agreement, executed and delivered by a duly authorized officer of each Loan Party.

          (b)    Schedules.    The Administrative Agent shall have received and approved revised schedules to this Agreement and, if appropriate, the Guarantee and Collateral Agreement, dated as of the Restatement Effective Date.

          (c)    Balance Sheet; Financial Statements.    The Lenders shall have received (i) the Balance Sheet, (ii) audited consolidated financial statements of Regal for the 1999, 2000 and 2001 fiscal years and (iii) unaudited interim consolidated financial statements of Holdings for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (d)    Approvals.    All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby.

          (e)    Related Agreements.    The Administrative Agent shall have received (in form and substance reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrowers of such documents or instruments as may be reasonably requested by the Administrative Agent, and any debt instrument, security agreement or other material contract to which any Loan Party may be a party, in each case not previously delivered in connection with the Original Credit Agreement.

          (f)    Fees.    The Lenders, the Arrangers, the Administrative Agent and the Syndication Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Syndication Agent), on or before the Restatement Effective Date. All such amounts will be paid by the Borrowers on the Restatement Effective Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Restatement Effective Date.

          (g)    Lender Authorization.    The Administrative Agent shall have received signed written authorization from the requisite Lenders to execute this Agreement.

          (h)    Lien Searches.    The Administrative Agent shall have received the results of a recent UCC lien, search in each of the jurisdictions or offices in which UCC financing statements or other filings or recordations should be made as of the Restatement Effective Date to evidence or perfect (with the priority required under the Loan Documents) security interests in all Property of the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted pursuant to Section 7.3.

          (i)    Closing Certificate.    The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (j)    Other Certifications.    The Administrative Agent shall have received (or be satisfied that it will receive on the Restatement Effective Date) the following:

            (i)    a copy of the Governing Documents of each Loan Party and each amendment thereto, certified not earlier than April 2002 as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, as further certified by each Loan Party as of the Restatement Effective Date as being true, correct and complete;

            (ii)  a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the Restatement Effective Date, certifying that (A) such Person has paid all franchise taxes to the date of such certificate and (B) such Person is duly organized and in good standing under the laws of such jurisdiction; and

            (iii)  to the extent not delivered in connection with the closing of the Original Credit Agreement, a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each Loan Party is required to be qualified as a foreign corporation or entity dated reasonably near the Restatement Effective Date, stating that such Loan Party is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate.

          (k)    Legal Opinions.    The Administrative Agent shall have received the following executed legal opinions:

            (i)    the legal opinion of Hogan & Hartson L.L.P., counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F-1; and

            (ii)  the legal opinion of Bass, Berry & Sims PLC, special local counsel to the Borrowers in the state of Tennessee, substantially in the form of Exhibit F-2.

  Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (l)    Filings, Registrations and Recordings.    Each document (including, without limitation, any UCC financing statement or amendment) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be executed by the appropriate Loan Party and filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

          (m)    Title Insurance Endorsement.    The Administrative Agent shall have received in respect of each Mortgaged Property endorsements (the "Title Endorsements") to all existing mortgagee's title insurance policies that were issued pursuant to the terms of the Original Credit Agreement (the "Mortgage Policies"), which Title Endorsements shall be issued by one or more title insurers satisfactory to the Administrative Agent and which shall be subject to no exceptions other than those approved by the Administrative Agent.

          (n)    No Default.    (i) Immediately prior to giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing under the Original Credit Agreement and (ii) immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing under this Agreement.

          (o)    Insurance.    The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.23 and of Section 5.3 of the Guarantee and Collateral Agreement.

          (p)    Notice of Prepayment.    The Administrative Agent shall have received from the Borrowers a notice of prepayment pursuant to Section 2.18(d), regarding the prepayment in full of the Tranche B Term Loans on the Restatement Effective Date.

          (q)    Tranche B Repayment.    The Administrative Agent shall be satisfied that, simultaneously with the borrowing of the Tranche C Term Loans on the Restatement Effective Date and after giving effect to any conversion of Tranche B Term Loans into Tranche C Term Loans pursuant to Section 2.2(b), the Tranche B Term Loans will be repaid in full by the Borrowers.

          (r)    Miscellaneous.    The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

        5.2    Conditions to Each Extension of Credit.    The agreement of each Lender to make any extension of credit requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

          (a)    Representations and Warranties.    Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          (b)    No Default.    No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of either of the Borrowers hereunder shall constitute a representation and warranty by each of the Borrowers as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

        Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Arrangers or any Agent hereunder, each Borrower shall and shall cause each of its respective Subsidiaries (or, where specified, Restricted Subsidiaries (and not Unrestricted Subsidiaries)) to:

        6.1    Financial Statements.    Furnish to the Administrative Agent, with sufficient copies for each Lender:

          (a)  (i) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

            (ii)  as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the unaudited consolidated balance sheet of Holdings and its consolidated Restricted Subsidiaries as at the end of such year and the related unaudited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year;

          (b)  as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the (i) unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries and (ii) unaudited consolidated balance sheet of Holdings and its consolidated Restricted Subsidiaries, each as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c)  as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of Holdings (other than the third, sixth, ninth and twelfth such month), the (i) unaudited consolidated balance sheets of Holdings and its consolidated Subsidiaries and (ii) unaudited consolidated balance sheets of Holdings and its consolidated Restricted Subsidiaries, each as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) provided, that such balance sheets and statements for the months in the first quarter of fiscal 2002 shall be subject to adjustment in connection with the Borrowers' adoption of "fresh start accounting".

all such financial statements shall be complete and correct in all material respects when delivered and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

        6.2    Certificates; Other Information.    Furnish to the Administrative Agent, with sufficient copies for each Lender, or, in the case of clause (l), to the relevant Lender:

          (a)  concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b)  concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrowers, as the case may be;

          (c)  as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrowers commencing with the close of fiscal year 2002, a detailed consolidated budget for the following fiscal year commencing with the budget for fiscal year 2003 (including a projected consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d)  within 45 days after the end of each fiscal quarter of the Borrowers, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e)  no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note Documentation or the Governing Documents of either of the Borrowers or any of their respective Restricted Subsidiaries;

          (f)    within five days after the same are sent, copies of all financial statements and reports that either of the Borrowers send to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that either of the Borrowers may make to, or file with, the SEC;

          (g)  as soon as possible and in any event within 10 days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in a Material Adverse Effect; and (ii) any notice that any Governmental Authority may condition approval of, or any application for, an Environmental Permit or any other material Permit held by either of the Borrowers or any of their respective Restricted Subsidiaries on terms and conditions that are materially burdensome to either of the Borrowers or any of their respective Restricted Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person;

          (h)  on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Senior Subordinated Note Indenture or Permitted Subordinated Indebtedness have been accelerated or (ii) the trustee or the required holders of Senior Subordinated Notes or Permitted Subordinated Indebtedness has given notice that any or all such obligations are to be accelerated;

          (i)    to the extent not included in clauses (a) through (h) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (A) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of either of the Borrowers or any of their respective Subsidiaries or otherwise, (B) press releases, (C) statements or reports furnished to any other holder of the securities of either of the Borrowers or any of their respective Subsidiaries, and (D) regular, periodic and special securities reports) that either of the Borrowers or any of their respective Subsidiaries are required to provide pursuant to the terms of the Senior Subordinated Note Documentation;

          (j)    ensure that the Administrative Agent (or its counsel on its behalf) remains as a party entitled to service on the master service list in the Bankruptcy Cases until the Bankruptcy Cases are closed;

          (k)  promptly, such additional financial and other information as any Lender may from time to time reasonably request from Holdings or any of its Restricted Subsidiaries; and

          (l)    on the Restatement Effective Date, deliver to the Administrative Agent the documents, certificates and confirmations set forth in Section 5.1(k).

        6.3    Payment of Obligations.    To the extent not otherwise prohibited hereunder or prohibited by the subordination or intercreditor provisions thereof, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings and its Restricted Subsidiaries, as the case may be and except, with respect to obligations of Unrestricted Subsidiaries, to the extent the failure to pay, discharge or otherwise satisfy such obligations could not reasonably be expected to have a Material Adverse Effect.

        6.4    Conduct of Business and Maintenance of Existence, etc.    (a) (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations (not incurred in violation hereof) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        6.5    Maintenance of Property; Leases; Insurance.    (a) Keep all Property and systems useful and necessary in the business of Holdings and its Restricted Subsidiaries in good working order and condition, ordinary wear and tear excepted.

          (b)  Maintain all rights of way, easements, grants, privileges, licenses, certificates, and permits necessary or advisable for the use of any Real Estate and will not, without the prior written consent of the Administrative Agent, consent to any material public or private restriction as to the use of any Real Estate.

          (c)  Comply with the terms of each lease of Real Estate so as not to permit any material uncured tenant default to exist thereunder (other than any matters being contested in good faith by appropriate proceedings).

          (d)  Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event each of Holdings and its Restricted Subsidiaries will maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all Property on an all risks basis (including the perils of flood and quake, loss by fire, explosion and theft and such other risks and hazards as are covered by a standard extended coverage insurance policy), covering the repair or replacement cost of all such Property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), (ii) public liability insurance, and (iii) building law and ordinance coverage in such amount as to address to the satisfaction of the Administrative Agent any increased cost of construction, debris removal and/or demolition expenses incurred as a result of the application of any building law and/or ordinance. All such insurance with respect to each of Holdings and its Restricted Subsidiaries shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance with respect to Holdings and its Restricted Subsidiaries shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause, (iii) contain a "Replacement Cost Endorsement" with a waiver of depreciation and a waiver of subrogation against any Secured Party, (iv) contain a standard noncontributory mortgagee clause naming the Administrative Agent (and/or such other party as may be designated by the Administrative Agent) as the party to which all payments made by such insurance company shall be paid, (v) if requested by the Administrative Agent, contain endorsements providing that neither of the Borrowers or any of their respective Subsidiaries, any Secured Party or any other Person shall be a co-insurer under such insurance policies, and (vi) be reasonably satisfactory in all other respects to the Administrative Agent. Each Secured Party shall be an additional insured on all liability insurance policies of each of the Loan Parties and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of each such Person.

          (e)  Deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Restatement Effective Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried by any of the Loan Parties, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage of any of the Loan Parties from that existing on the Restatement Effective Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage of any of the Loan Parties, and (v) promptly after such information is available to any of either of the Borrowers or any of their respective Subsidiaries, full information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by either of the Borrowers or any of their respective Subsidiaries.

          (f)    Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under Section 7.3(f) and (i)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.

        6.6    Inspection of Property; Books and Records; Discussions.    (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or, in the case of any Foreign Subsidiary, generally accepted accounting principles in such Foreign Subsidiary's jurisdiction of organization) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of the properties of Holdings and its Restricted Subsidiaries and examine and, at the Borrowers' expense, make abstracts from any of the books and records of Holdings and its Restricted Subsidiaries at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Restricted Subsidiaries and with their respective independent certified public accountants.

        6.7    Notices.    Promptly give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b)  any (i) default, or event of default or alleged default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between

  Holdings or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c)  any litigation or proceeding affecting or relating to either of the Borrowers or any of their respective Restricted Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d)  the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or either of the Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

          (e)  any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

          (f)    any notice of default given to any Loan Party from a landlord in connection with any leased property where Collateral is located.

  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the applicable Borrower or the relevant Subsidiary proposes to take with respect thereto.

        6.8    Environmental Laws.    (a) Comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain, maintain and comply in all material respects with and maintain, any and all Environmental Permits.

          (b)  Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

        6.9    [Intentionally Omitted.]

        6.10    Additional Collateral, etc.    (a) With respect to any personal Property acquired after the Restatement Effective Date by Holdings or any of its Restricted Subsidiaries constituting any Additional Regal-Holdings Notes, any other possessory collateral required to be delivered to the Administrative Agent pursuant to any other Section of this Agreement, any collateral accounts required to be created under this Agreement or any other Loan Document and any Property provided as replacement Collateral under Section 7.5, (but specifically excluding (x) any Collateral described in paragraphs (b), (c) or (d) of this Section 6.10, (y) any Collateral subject to a Lien expressly permitted by Sections 7.3(f) and (g) (but only for so long as so subject) and (z) Collateral acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (and, in any event, within 30 days following the date of such acquisition (or, in the case of replacement Collateral contemplated by Section 7.5, within the time period set forth therein)): (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b)  With respect to any fee interest in any Real Estate acquired by Holdings or any of its Restricted Subsidiaries having a value (together with improvements thereof) of at least $1,000,000 (other than with respect to any such Real Estate, (x) owned by an Excluded Foreign Subsidiary, (y) owned by a new Subsidiary subject to the requirements of Section 6.10(c), or (z) subject to a Lien expressly permitted by Sections 7.3(f) or 7.3(g) (but only for so long as so subject)), promptly (and, in any event, within 45 days following the date of such acquisition or such later date permitted by the Administrative Agent): (i) execute and deliver a first priority Mortgage (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property complying with the provisions of Schedule 6.10(b), in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey in substantially the form of such surveys delivered in connection with the Original Credit Agreement, together with a surveyor's certificate, (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (z) Phase I environmental reports (and where appropriate based upon such Phase I environmental reports and at the request of the Administrative Agent, Phase II environmental reports) with respect to such real property, all in form and substance reasonably satisfactory to the Administrative Agent; and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c)  With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary, any Unrestricted Subsidiary created or acquired pursuant to an Investment made in accordance with Sections 7.8(k) or (l), any Foreign Subsidiary of RCM in existence on the Restatement Effective Date and Next Generation Network, Inc.) created or acquired after the Restatement Effective Date (which, for the purposes of this Section 6.10(c), shall include any existing Subsidiary that (i) ceases to be an Excluded Foreign Subsidiary or (ii) ceases to be an Unrestricted Subsidiary and becomes a Restricted Subsidiary), by either of the Borrowers or any of their respective Restricted Subsidiaries, promptly (and, in any event, within 30 days following such creation or the date of such acquisition): (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, if any, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by either of the Borrowers or any of their respective Restricted Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Restricted Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become party to the Guarantee and Collateral Agreement as a Guarantor (but not a Grantor (except with respect to the Capital Stock of its Restricted Subsidiaries)) thereunder and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Permitted Liens) in any Real Estate owned in fee by such Subsidiary having a value (together with improvements thereof) of at least $1,000,000 (other than Real Estate subject to a Lien expressly permitted by Sections 7.3(f) or 7.3(g) (but only for so long as so subject)), promptly (and, in any event, within 45 days following the date of such acquisition or such later date as permitted by the Administrative Agent) (I) execute and deliver a first priority Mortgage (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, and (II) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property complying with the provisions of Schedule 6.10(b); and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clause (iii) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d)  With respect to any new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date by either of the Borrowers or any of their respective Restricted Subsidiaries (other than any Foreign Subsidiary of RCM in existence on the Restatement Effective Date), promptly (and, in any event, within 30 days following such creation or the date of such acquisition): (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by either of the Borrowers or any of their respective Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e)  Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

          (f)    The Administrative Agent is hereby authorized by the Lenders to enter into such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to effectuate the provisions of this Section 6.10.

        6.11    Use of Proceeds.    Use the proceeds of the Loans only for the purposes specified in Section 4.16; provided, that the Borrowers shall repay the full outstanding principal amount and accrued interest on the Tranche B Term Loans on the Restatement Effective Date.

        6.12    ERISA Documents.    The Borrowers will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following: (i) a copy of each Plan (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of either of the Borrowers or any of their respective Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all

Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by either of the Borrowers or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to either of the Borrowers or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of either of the Borrowers or any of their respective Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (vii) documents reflecting any agreements between the PBGC and either of the Borrowers or any Commonly Controlled Entity with respect to any Plan.

        6.13    Further Assurances.    From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by Holdings or any of its Restricted Subsidiaries which may be deemed to be part of the Collateral), in each case, to the extent required pursuant to Section 6.10 or the Guarantee and Collateral Agreement. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from either of the Borrowers or any of their respective Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

        6.14    Unrestricted Subsidiaries.    Ensure that no Restricted Subsidiary is owned in whole or in part by an Unrestricted Subsidiary.

SECTION 7. NEGATIVE COVENANTS

        Each Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Arrangers or any Agent hereunder, neither of the Borrowers shall nor shall permit any of its Restricted Subsidiaries (and, with respect to Sections 7.2, 7.3, 7.4, 7.15 and 7.17, Unrestricted Subsidiaries) to, directly or indirectly:

        7.1    Financial Condition Covenants.

          (a)    Consolidated Leverage Ratio.    Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrowers ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
FQ3 2002	3.50:1.00
FQ4 2002	3.50:1.00
FQ1 2003	3.50:1.00
FQ2 2003	3.50:1.00
FQ3 2003	3.50:1.00
FQ4 2003	3.50:1.00
FQ1 2004	3.50:1.00
FQ2 2004	3.50:1.00
FQ3 2004	3.50:1.00
FQ4 2004	3.50:1.00
FQ1 2005	3.25:1.00
FQ2 2005	3.25:1.00
FQ3 2005	3.25:1.00
FQ4 2005	3.25:1.00
FQ1 2006	3.25:1.00
FQ2 2006	3.25:1.00
FQ3 2006	3.25:1.00
FQ4 2006	3.25:1.00
FQ1 2007	3.25:1.00
FQ2 2007	3.25:1.00
FQ3 2007	3.25:1.00
FQ4 2007 and thereafter	3.25:1.00

For purposes of determining the ratio described above (i) for the fiscal quarters of the Borrowers ending FQ3 2002 and FQ4 2002, Consolidated EBITDA for the relevant period shall be deemed to be equal to Consolidated EBITDA for the trailing 12-month period ending on the last date of each such fiscal quarter but shall include operating performance of only that Real Estate that was owned and operated by Holdings or any of its Restricted Subsidiaries as of January 30, 2002 or acquired thereafter and (ii) for any fiscal quarters of the Borrowers, Consolidated Total Debt shall be reduced by the amount of unencumbered cash held by the Holdings and its Restricted Subsidiaries as of the end of such fiscal quarters.

          (b)    Consolidated Adjusted Interest Coverage Ratio.    Permit the Consolidated Adjusted Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrowers to be less than 1.50:1.00. For purposes of determining the ratio described above for the fiscal quarters of the Borrowers ending FQ3 2002 and FQ4 2002, (i) Consolidated EBITDAR for the relevant period shall be deemed to be equal to Consolidated EBITDAR for the trailing 12-month period ending on the last date of each such fiscal quarter; (ii) Consolidated Interest Expense for the relevant period will not include any interest expense incurred prior to FQ2 2002 and shall be determined (x) as of the end of the FQ3 2002 by multiplying the sum of Consolidated Interest Expense for FQ2 2002 and FQ3 2002 by 2 and (y) as of the end of the FQ4 2002 by multiplying the sum of Consolidated Interest Expense for FQ2 2002, FQ3 2002 and FQ4 2002 by 4/3; and (iii) the calculation of Consolidated EBITDAR and rent expense shall include operating performance of only that Real Estate that was owned and operated by Holdings or any of its Restricted Subsidiaries as of January 30, 2002 or acquired thereafter.

          (c)    Consolidated Senior Leverage Ratio.    Permit the Consolidated Senior Leverage Ratio for any period of four consecutive fiscal quarters of the Borrowers ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Senior Debt Ratio
FQ3 2002	2.50:1.00
FQ4 2002	2.50:1.00
FQ1 2003	2.50:1.00
FQ2 2003	2.50:1.00
FQ3 2003	2.50:1.00
FQ4 2003	2.50:1.00
FQ1 2004	2.25:1.00
FQ2 2004	2.25:1.00
FQ3 2004	2.25:1.00
FQ4 2004	2.25:1.00
FQ1 2005	2.00:1.00
FQ2 2005	2.00:1.00
FQ3 2005	2.00:1.00
FQ4 2005	2.00:1.00
FQ1 2006	2.00:1.00
FQ2 2006	2.00:1.00
FQ3 2006	2.00:1.00
FQ4 2006	2.00:1.00
FQ1 2007	2.00:1.00
FQ2 2007	2.00:1.00
FQ3 2007	2.00:1.00
FQ4 2007 and thereafter	2.00:1.00

For purposes of determining the ratio described above (i) for the fiscal quarters of the Borrowers ending FQ3 2002 and FQ4 2002, Consolidated EBITDA for the relevant period shall be deemed to be equal to Consolidated EBITDA for the trailing 12-month period ending on the last date of each such fiscal quarter, but shall include operating performance of only that Real Estate that was owned and operated by Holdings or any of its Restricted Subsidiaries as of January 30, 2002 or acquired thereafter and (ii) for any fiscal quarters of the Borrowers, Consolidated Senior Debt shall be reduced by the amount of unencumbered cash held by the Holdings and its Restricted Subsidiaries as of the end of such fiscal quarters.

          (d)    Consolidated Adjusted Leverage Ratio.    Permit the Consolidated Adjusted Leverage Ratio for any period of four consecutive fiscal quarters of the Borrowers ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Adjusted Debt Ratio
FQ3 2002	5.50:1.00
FQ4 2002	5.50:1.00
FQ1 2003	5.50:1.00
FQ2 2003	5.50:1.00
FQ3 2003	5.50:1.00
FQ4 2003	5.50:1.00
FQ1 2004	5.50:1.00
FQ2 2004	5.50:1.00
FQ3 2004	5.50:1.00
FQ4 2004	5.50:1.00
FQ1 2005	5.25:1.00
FQ2 2005	5.25:1.00
FQ3 2005	5.25:1.00
FQ4 2005	5.25:1.00
FQ1 2006	5.25:1.00
FQ2 2006	5.25:1.00
FQ3 2006	5.25:1.00
FQ4 2006	5.25:1.00
FQ1 2007	5.25:1.00
FQ2 2007	5.25:1.00
FQ3 2007	5.25:1.00
FQ4 2007 and thereafter	5.25:1.00

For purposes of determining the ratio described above (i) for the fiscal quarters of the Borrowers ending FQ3 2002 and FQ4 2002, (A) Consolidated EBITDAR for the relevant period shall be deemed to be equal to Consolidated EBITDAR for the trailing 12-month period ending on the last date of each such fiscal quarter and (B) the calculation of each of Consolidated EBITDAR and rent expense shall include operating performance of only that Real Estate that was owned and operated by Holdings or any of its Restricted Subsidiaries as of January 30, 2002 or acquired thereafter and (ii) for any fiscal quarters of the Borrowers, Consolidated Adjusted Debt shall be reduced by the amount of unencumbered cash held by Holdings and its Restricted Subsidiaries as of the end of such fiscal quarters.

        7.2    Limitation on Indebtedness.    Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party created under any Loan Document; provided that the aggregate principal amount of Indebtedness in the form of revolving and/or term debt permitted pursuant to this Section 7.2(a) shall not exceed $370 million;

          (b)  Unsecured Indebtedness of any Wholly Owned Subsidiary Guarantor to any Borrower or to any other Wholly Owned Subsidiary Guarantor; provided that such Indebtedness is evidenced by a promissory note in form and substance satisfactory to the Administrative Agent and pledged to the Administrative Agent as Collateral for the Obligations;

          (c)  Indebtedness of Holdings and its Restricted Subsidiaries (other than Capital Lease Obligations) in an aggregate principal amount not to exceed $100,000,000 during the Revolving Credit Commitment Period (subject to reduction as provided in Section 7.19(i)) so long as (i) such

  Indebtedness constitutes purchase-money Indebtedness (either unsecured or secured as contemplated by Section 7.3(g)) or (ii) to the extent such Indebtedness is not Indebtedness of the type described in the immediately preceding clause (i), (A) no more than $50,000,000 of such Indebtedness may be secured by Liens on Property not subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, (B) after giving effect to the incurrence of such Indebtedness, Holdings and its Subsidiaries shall be in pro forma compliance with the provisions of Sections 6 and 7 of this Agreement and (C) the terms of such Indebtedness are reasonably satisfactory to the Arrangers; provided that the aggregate amount of Indebtedness permitted under this Section 7.2(c), and the aggregate amount of such Indebtedness that may be secured pursuant to clause (ii)(A) of this Section 7.2(c), shall be reduced by the principal amount imputed to Capitalized Lease Obligations outstanding under Section 7.2(l)(i);

          (d)  Indebtedness (other than the Indebtedness referred to in Section 7.2(f)) of Holdings or any of its Restricted Subsidiaries (i) listed on Schedule 7.2(d) on the Restatement Effective Date, (ii) constituting secured or unsecured Acquired Indebtedness so long as (x) such Acquired Indebtedness was not created in connection with or in contemplation of the relevant Permitted Acquisition (except to the extent such Acquired Indebtedness refinanced other Indebtedness in order to facilitate the acquired entity becoming a Restricted Subsidiary as required under Section 6.10), (y) the terms of such Acquired Indebtedness do not conflict with the terms of, or cause a Default under, this Agreement or any of the other Loan Documents and (z) after giving effect to the incurrence of such Acquired Indebtedness and the consummation of the associated Permitted Acquisition, Holdings and its Subsidiaries shall be in pro forma compliance with the provisions of Sections 6 and 7 of this Agreement; provided that for purposes of determining compliance with this clause (ii), each financial covenant in Section 7.1 of this Agreement will be deemed to be 25 basis points more restrictive to Holdings and its Restricted Subsidiaries and (iii) constituting refinancings, refundings, renewals or extensions of Indebtedness permitted pursuant to this Section 7.2(d) (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof or causing any conflict with the terms of, or any Default under, this Agreement or any of the other Loan Documents);

          (e)  Unsecured Guarantee Obligations made in the ordinary course of business by Holdings or any of its Restricted Subsidiaries of obligations of either of the Borrowers or any Subsidiary Guarantor;

          (f)    (i) (A) Unsecured Indebtedness of the Borrowers created under the Senior Subordinated Note Indenture in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $350,000,000 (subject to reduction as provided in Section 7.19(ii), as applicable) and (B) unsecured Guarantee Obligations of the Borrowers and any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of the Borrowers and such Subsidiary Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrowers in respect of the Senior Subordinated Notes are subordinated to the Obligations and (ii) unsecured refinancings of the Senior Subordinated Notes (and any related unsecured guarantees thereof) in a principal amount not to exceed $350,000,000 (plus any applicable call premium); provided, that the terms of such refinancing Indebtedness and related guarantees are no less favorable to the Loan Parties or the Secured Parties than the terms of the Indebtedness so refinanced;

          (g)  (i) Secured Indebtedness of the Borrowers and their Restricted Subsidiaries incurred to make Permitted Acquisitions and (ii) secured Guarantee Obligations of the Borrowers and any Subsidiary Guarantor in respect of such Indebtedness (collectively, "Permitted Secured Indebtedness"); provided that such Permitted Secured Indebtedness is (A) created under this Agreement on terms to be agreed upon by the Borrowers, the Arrangers and the lenders under such Permitted Secured Indebtedness and (B) after giving effect to the incurrence of such

  Permitted Secured Indebtedness and the consummation of the associated Permitted Acquisition, Holdings and its Restricted Subsidiaries shall be in pro forma compliance with the provisions Sections 6 and 7 of this Agreement; provided further that, for purposes of determining compliance with this clause (B), each financial covenant in Section 7.1 of this Agreement will be deemed to be 25 basis points more restrictive to Holdings and its Restricted Subsidiaries. Such Permitted Secured Indebtedness may be implemented and conforming amendments made to this Agreement and other Loan Documents to reflect its implementation and the terms thereof without the consent of any Lender, including, without limitation, conforming amendments (w) to provide for the Permitted Secured Indebtedness to share ratably in the benefits of this Agreement and the other Loan Documents (including the accrued interest and fees in respect thereof) with the Tranche B Term Loans, Tranche C Term Loans and Revolving Extensions of Credit, (x) to Sections 2.12 and 2.18, as applicable, to provide, among other things, for the Permitted Secured Indebtedness to share ratably with or with preference to the Tranche B Term Loans and/or the Tranche C Term Loans in the application of mandatory prepayments or otherwise to share ratably with or with preference to the Revolving Extensions of Credit, (y) to provide an amortization schedule for the Permitted Secured Indebtedness, and (z) to include appropriately the Lenders holding the Permitted Secured Indebtedness in any determination of the Required Lenders, Required Prepayment Lenders and Majority Facility Lenders, it being understood that no Lender or Agent is committed or obligated to participate in such Permitted Secured Indebtedness unless it agrees to do so in the document or agreement implementing such Permitted Secured Indebtedness;

          (h)  Unsecured Indebtedness of Regal owed to Holdings under the Regal-Holdings Notes and under any other promissory note issued by Regal to Holdings evidencing the loan by Holdings of any of the proceeds of Indebtedness incurred by Holdings and loaned to Regal (the "Additional Regal-Holdings Notes"); provided that such Regal-Holdings Notes and Additional Regal-Holdings Notes (i) are validly pledged as Collateral for the Obligations under this Agreement and the other Loan Documents and (ii) reflect all amounts borrowed by Holdings and loaned to Regal;

          (i)    Indebtedness of any Unrestricted Subsidiary consisting entirely of Non-Recourse Debt up to $500,000,000 in the aggregate for all Unrestricted Subsidiaries; provided, that if any such Indebtedness ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Holdings that was not permitted by this subsection 7.2(i);

          (j)    Guarantee Obligations of Unrestricted Subsidiaries in respect of the obligations of other Unrestricted Subsidiaries not otherwise prohibited hereunder; and

          (k)  (i) Unsecured Indebtedness of the Borrowers and their respective Restricted Subsidiaries incurred to make Permitted Acquisitions and (ii) unsecured Guarantee Obligations of the Borrowers and any Subsidiary Guarantor in respect of such Indebtedness and any refinancings thereof (collectively (including such refinancings), "Permitted Subordinated Indebtedness"); provided that (A) such Permitted Subordinated Indebtedness (1) is subordinated to the Obligations to the same extent as the obligations of the Borrowers and Guarantors in respect of the Senior Subordinated Notes are subordinated to the Obligations (as reasonably determined by the Arrangers) and as upon such other terms as are reasonably satisfactory to the Arrangers and (2) has a scheduled final maturity later than the final maturity of the Loans and (B) after giving effect to the incurrence of such Permitted Subordinated Indebtedness and the consummation of the associated Permitted Acquisition (and the application of Section 7.19(ii), if applicable), Holdings and its Restricted Subsidiaries shall be in pro forma compliance with the provisions of Sections 6 and 7 of this Agreement; provided, further, that, for purposes of determining compliance with this clause (B), each financial covenant in Section 7.1 of this Agreement will be deemed to be 25 basis points more restrictive to Holdings and its Restricted Subsidiaries, it being understood that compliance with this clause (B) will be re-tested at the time of any refinancings permitted by this Section 7.2(k); and

          (l)    Indebtedness of Holdings and its Restricted Subsidiaries represented by (i) Capital Lease Obligations in an aggregate amount not to exceed $50,000,000 at any time outstanding (with a dollar-for dollar reduction in the amount of Indebtedness permitted to be incurred under Section 7.2(c)); provided that, after giving effect to the incurrence of such Indebtedness, Holdings and its Subsidiaries shall be in pro forma compliance with the provisions of Sections 6 and 7 of this Agreement and (ii) EITF 97-10 Capital Lease Obligations in an aggregate amount not to exceed $50,000,000 at any time outstanding.

        7.3    Limitation on Liens.    Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a)  Liens for taxes not yet due (or, in the case of real property taxes and assessments, not yet delinquent) or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, as the case may be, in conformity with GAAP;

          (b)  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, as the case may be, in conformity with GAAP;

          (c)  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d)  deposits by or on behalf of Regal or any Subsidiary of Holdings to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e)  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries;

          (f)    Liens listed on Schedule 7.3(f) on the Restatement Effective Date securing Indebtedness permitted by Section 7.2(d) or securing any Acquired Indebtedness (or refinancing thereof) permitted under Section 7.2(d)(ii); provided that no such Lien is expanded (x) after the Restatement Effective Date (with respect to Liens listed on Schedule 7.3(f)) or (y) after the date of assumption of such Indebtedness (with respect to Liens securing Acquired Indebtedness) to cover any additional Property not covered immediately prior to such date and that the amount of Indebtedness secured thereby is not increased;

          (g)  Liens securing Indebtedness of Regal or any Restricted Subsidiary of Holdings incurred pursuant to Section 7.2(c)(i) to finance the acquisition, construction or repair of fixed or capital assets and any refinancings thereof; provided that (i) such Liens shall be created substantially simultaneously with the acquisition, construction or repair of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Loan Documents securing the Obligations;

          (i)    any interest or title of a lessor under any lease entered into by either of the Borrowers or any of their respective Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased or Liens (not material in the aggregate) in favor of a lessor created by statute or by the terms of a lease limited to furniture, fixtures and equipment located at the leased property;

          (j)    Liens on assets of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited hereunder;

          (k)  any Liens in the nature of rights of first refusal, redemption rights, and other restrictions on transfer existing as of the date hereof in respect of the shares of Fandango, Inc. held by Holdings or its Subsidiaries;

          (l)    the Lien of the Escrow Agent (as defined in the Escrow Agreement) on the $15,000,000 cash deposit required by the Escrow Agreement;

          (m)  Liens securing Indebtedness permitted by Section 7.2(c)(ii); and

          (n)  to the extent constituting Liens, obligations under Capital Lease Obligations and EITF 97-10 Capital Lease Obligations incurred pursuant to Section 7.2(l); provided, that such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness.

        7.4    Limitation on Fundamental Changes.    Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a)  any Restricted Subsidiary of Holdings (other than Regal) may be merged or consolidated with or into Regal (provided that Regal shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of Regal (provided that such Wholly Owned Restricted Subsidiary shall be the continuing or surviving corporation), in each case so long as Regal or such Wholly Owned Restricted Subsidiary would not be deemed to not be Solvent as a result of such merger or consolidation;

          (b)  any Restricted Subsidiary of Holdings (other than Regal) may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Regal or any Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of Holdings; and

          (c)  any Unrestricted Subsidiary may liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or may be merged or consolidated with or into any person other than Holdings or any of its Restricted Subsidiaries.

        7.5    Limitation on Disposition of Property.    Dispose of any Property of Holdings or any of its Restricted Subsidiaries (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary of Holdings, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person, except for, subject to compliance with the requirements of Section 2.12(c):

          (a)  the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  (i) leases, subleases and concessions and (ii) the sale of inventory, in each case in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(b) or 7.11;

          (d)  the sale or issuance of (i) any Subsidiary's Capital Stock or any Capital Stock of Regal (other than Disqualified Stock) to Regal or any Wholly Owned Subsidiary Guarantor, (ii) any Capital Stock (other than Disqualified Stock) of Regal to Holdings or (iii) any Capital Stock permitted by Section 7.19;

          (e)  the Disposition by Holdings or any of its Restricted Subsidiaries of other assets having a fair market value not to exceed $100,000,000 in the aggregate for any fiscal year of the Borrowers;

          (f)    any Recovery Event; or

          (g)  an exchange or "swap" of fixed, tangible assets of Regal or any Restricted Subsidiary of Holdings for the assets of a Person other than the Borrowers or their respective Restricted Subsidiaries; provided that (i) the assets received by Regal or such Restricted Subsidiary will be used or useful in its respective Line of Business and (ii) Regal or such Restricted Subsidiary receives reasonable equivalent value for such assets, such equivalent value to be demonstrated to the reasonable satisfaction of the Administrative Agent (or, in the case of an exchange or "swap" with a non-Affiliate of any Loan Party, as determined by the board of directors of the applicable Loan Party); provided, further, that the fair market value of all such assets exchanged or "swapped" in any fiscal year of Regal does not exceed $100,000,000.

        Notwithstanding the foregoing, in the event any Collateral Disposed of by any of the Loan Parties (other than Dispositions made pursuant to clause (b) of this Section 7.5), is not replaced with Collateral of reasonably equivalent value within 364 days of such Disposition, the Borrowers shall, to the extent not so replaced, prepay the Loans with the Net Cash Proceeds of such Disposition within such 364-day period. Such prepayment shall be applied in accordance with the requirements of Section 2.12(e) as if a prepayment or Commitment reduction had occurred under Section 2.12.

        7.6    Limitation on Restricted Payments.    Declare or pay any dividend (other than dividends payable solely in Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings or any of its Restricted Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any of its Restricted Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating Holdings or any of its Restricted Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that any Restricted Payment may be made to the extent that such Restricted Payment would constitute: (a) any dividend, distribution or other payment on or with respect to equity interests of an issuer to the extent payable solely in shares of Capital Stock of such issuer, other than Disqualified Stock; (b) any dividend, distribution or other payment to either of the Borrowers or to any of the Subsidiary Guarantors, by Holdings or any of its Subsidiaries; or (c) an Indenture Restricted Payment permitted under Section 4.9 of the Senior Subordinated Note Indenture as in effect in the Original Closing Date; provided that for purposes of this clause (c): (i) in lieu of conditions (1) and (2) (but not in lieu of condition (3)) set forth in Section 4.9(a) of the Senior Subordinated Note Indenture, the following conditions shall be satisfied: (A) at the time of such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and (B) after giving effect to such Restricted Payment, Holdings and its Restricted Subsidiaries shall be in pro forma compliance with Section 7.1 of this Agreement; provided that, for purposes of determining compliance with this clause (B), each financial covenant in Section 7.1 of this Agreement will be deemed to be 25 basis points more restrictive to the Holdings and its Restricted Subsidiaries; and (ii) compliance with condition (3) set forth in Section 4.9(a) of the Senior Subordinated Note Indenture shall be determined by including any amounts paid pursuant to Sections 7.8(k) and 7.9(a)(ii) in the aggregate amount of Restricted Payments made under the Senior Subordinated Note Indenture after the Issue Date (as defined in the Senior Subordinated Note Indenture).

        7.7    Limitation on Capital Expenditures.    Make or commit to make any Capital Expenditure, except: (a) Capital Expenditures of Regal and Restricted Subsidiaries of Holdings in the ordinary course of business not exceeding an amount equal to Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the prior fiscal year multiplied by, (x) 0.25 for the fiscal year ending FQ4 2002 and (y) 0.35 for each fiscal year thereafter; provided that the amount available for Capital Expenditures in any fiscal year and unused in such fiscal year may be carried forward to the immediately following fiscal year and may be used in such following fiscal year only; provided, further that the maximum amount available of Capital Expenditures in any fiscal year that may be carried forward to the immediately following fiscal year, shall not exceed the amount available for Capital Expenditures in such first fiscal year (without taking into account any amount carried over from the previous fiscal year); (b) if RCM becomes a Restricted Subsidiary, Capital Expenditures of RCM in the aggregate not to exceed $100,000,000 during the Revolving Credit Commitment Period; provided that any investment in RCM permitted by Section 7.8(i) shall result, without duplication, in a dollar-for-dollar reduction of such $100,000,000 amount permitted under this clause (b); and (c) Capital Expenditures of Holdings and its Restricted Subsidiaries to the extent of any proceeds from equity offerings by any direct or indirect holding company parent of Holdings that are contributed to Regal or any Restricted Subsidiary as a common equity contribution. Permitted Acquisitions made in accordance with Section 7.8(f) shall not be deemed to be Capital Expenditures for the purposes of this Section 7.7.

        7.8    Limitation on Investments.    Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

          (a)  extensions of trade credit by Regal and Restricted Subsidiaries of Holdings in the ordinary course of business;

          (b)  Investments by Regal and Restricted Subsidiaries of Holdings in Cash Equivalents;

          (c)  Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b);

          (d)  loans and advances to employees of Holdings or any of its Restricted Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Regal and its Restricted Subsidiaries not to exceed $2,000,000 at any one time outstanding;

          (e)  [Intentionally Omitted.]

          (f)    Acquisitions by Holdings or any of its Restricted Subsidiaries of Persons or ongoing businesses (including, without limitation, an operating theatre)(each a "Permitted Acquisition"); provided that (A) each such Permitted Acquisition is of a Person or ongoing business in a line of business in which the acquiror is permitted to engage pursuant to Section 7.15; (B) any Person or ongoing business so acquired becomes a Restricted Subsidiary and a Guarantor under the Guarantee and Collateral Agreement and the other requirements of Section 6.10 are satisfied within the applicable time periods set forth therein; and (C) after giving effect to each such Permitted Acquisition, Holdings and its Restricted Subsidiaries shall be in pro forma compliance with the covenants and agreements set forth in this Agreement provided that, for purposes of determining compliance with this clause (C), each financial covenant in Section 7.1 of this Agreement will be deemed to be 25 basis points more restrictive to Holdings and its Restricted Subsidiaries than the ratios set forth in such Section 7.1. In connection with any Permitted Acquisition, the Borrowers may, with the prior written consent of the Arrangers (such consent not to be unreasonably withheld or delayed), (i) supplement the Schedules to this Agreement and the Guarantee and Collateral Agreement to reflect the assets and liabilities acquired pursuant to such Permitted Acquisition and (ii) specify additional qualifications to the representations and warranties contained in this Agreement and the Guarantee and Collateral Agreement that cannot be implemented through such update of schedules; it being understood that such supplement and additional qualifications shall apply each time that the representations and warranties in this Agreement or the other Loan Documents are made or deemed made by a Loan Party on or after the date of the Permitted Acquisition;

          (g)  Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings or its respective Restricted Subsidiaries in Regal or any Person that, prior to such Investment, is a Wholly Owned Subsidiary Guarantor;

          (h)  loans to Regal by Holdings under the Regal-Holdings Notes and the Additional Regal-Holdings Notes; provided that such Regal-Holdings Notes and Additional Regal-Holdings Notes (i) are validly pledged as Collateral for the Obligations under this Agreement and the other Loan Documents and (ii) reflect all amounts loaned to Regal by Holdings;

          (i)    Investments by Holdings or any of its Restricted Subsidiaries in an amount not to exceed $100,000,000 in the aggregate during the term of this Agreement in UA and/or RCM while they are Affiliates or Unrestricted Subsidiaries of Regal or Holdings; provided that any such investment in RCM shall, without duplication, reduce on a dollar-for-dollar basis the $100,000,000 Capital Expenditure amount permitted by Section 7.7(b);

          (j)    Investments by Holdings or any of its Restricted Subsidiaries in an amount not to exceed an amount necessary in order to (i) purchase all outstanding UA Pass-Through Certificates or repay the full outstanding principal amount, accrued interest and any penalty on the UA Pass-Through Certificates and (ii) purchase the equity interest in the trust that is the issuer of such UA Pass-Through Certificates; provided that (A) UA simultaneously becomes (x) a Restricted Subsidiary of Regal or any of its Restricted Subsidiaries and (y) a Guarantor under the Guarantee and Collateral Agreement and (B) the other applicable requirements of Section 6.10 are satisfied within the applicable time periods set forth therein;

          (k)  Investments by Holdings or any of its Restricted Subsidiaries in existing Unrestricted Subsidiaries or for the acquisition of new Subsidiaries that will constitute Unrestricted Subsidiaries, in each case, to the extent that Holdings could make a Restricted Payment of the same amount pursuant to Section 7.6 (it being understood that any such Investment shall, without duplication, reduce dollar-for-dollar the amount available for Restricted Payments under Section 7.6);

          (l)    the creation of new Subsidiaries with nominal capitalization, subject to all of the other provisions of this Agreement; and

          (m)  Investments made as a result of the receipt of non-cash consideration from any Disposition made in accordance with Section 7.5; provided, that in no event shall such non-cash consideration constitute more than 25% of the total consideration received in connection with such Disposition.

        7.9    Limitation on Optional Payments and Modifications of Indebtedness and Governing Documents.    (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating either of the Borrowers or any of their respective Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, other than (i) the prepayment of Indebtedness incurred hereunder, (ii) the prepayment of other Indebtedness to the extent Holdings could make a Restricted Payment of the same amount pursuant to Section 7.6 (it being understood that any such payment shall, without duplication, reduce dollar-for-dollar the amount available for Restricted Payments under Section 7.6), (iii) prepayments (A) by Regal to Holdings of amounts owing under the Tranche B Proceeds Note or (B) under any Notes permitted pursuant to Section 7.2(b); provided that in the case of any amounts so prepaid to Holdings, such amounts are used immediately by Holdings to pay principal, interest and other Obligations under this Agreement and other Loan Documents, (iv) prepayments by Regal to Holdings of amounts owing under the High-Yield Proceeds Note or the Additional Regal-Holdings Notes to permit Holdings to pay cash interest then due and owing on the Senior Subordinated Notes or the Permitted Subordinated Indebtedness, as applicable, in each case to the extent not prohibited by the subordination provisions thereof or the terms of this Agreement; provided, that in the case of this clause (iv) (A) such payments are used by Holdings immediately to make such interest payments and (B) no Default or Event of Default shall have occurred and be continuing, (v) the prepayment or purchase of the UA Pass-Through Certificates pursuant to Section 7.8(j) and (vi) refinancings of Indebtedness permitted pursuant to Sections 7.2(d), 7.2(f) or 7.2(k); (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of any Indebtedness (excluding the Indebtedness incurred hereunder and any refinancings of Indebtedness permitted pursuant to Section 7.2(d), 7.2(f) or 7.2(k)) (other than, with respect to any Indebtedness other than the Regal-Holdings Notes and the Additional Regal-Holdings Notes or any notes permitted pursuant to Section 7.2(b), any such amendment, modification, waiver or other change that (i) is no less favorable to the Borrowers, their Restricted Subsidiaries and the Secured Parties than the provision so amended, modified or waived in any material respect or (ii) (x) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or provide for the addition of guarantors as permitted under this Agreement and (y) does not involve the payment of a consent fee); (c) designate any Indebtedness (other than the Obligations) as "Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture; or (d) amend or permit the amendment of its Governing Documents in any manner reasonably determined by the Administrative Agent to be adverse to the Lenders; provided that this clause (d) shall not prohibit the consummation of any transaction permitted by Section 7.4.

        7.10    Limitation on Transactions with Affiliates.    Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than either of the Borrowers or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of such Borrower or such Restricted Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to such Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrowers may (A) subject to Section 7.6, pay to the Sponsors and their respective Control Investment Affiliates fees and expenses pursuant to a management or advisory agreement approved by the board of directors of Holdings in an amount not to exceed $10,000,000 in any fiscal year of the Borrowers, (B) subject to Section 7.6, pay dividends to its direct holding company parent, if any, to permit such parent to pay amounts set forth in clause (A) above, or (C) make Investments permitted by Section 7.8(i) and (j).

        7.11    Limitation on Sales and Leasebacks.    Enter into any arrangement with any Person pursuant to which (i) any Loan Party sells or transfers Property and (ii) any Loan Party leases such sold or transferred Property from the Person to whom such Property was sold or transferred or from any other Person that has advanced funds on the security of such Property or rental obligations of such Loan Party, except for the first $100,000,000 (in sale price) of such transactions consummated during the Revolving Credit Commitment Period.

        7.12    Limitation on Changes in Fiscal Periods.    Permit the fiscal year or method of determining fiscal quarters of Holdings or any of its Restricted Subsidiaries to change, in each case, without the prior written consent of the Administrative Agent.

        7.13    Limitation on Negative Pledge Clauses.    Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens, Capital Lease Obligations, EITF 97-10 Capital Lease Obligations or other secured indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the Senior Subordinated Note Indenture, and (d) any agreements relating to Acquired Indebtedness permitted pursuant to Section 7.2(d)(ii)(to the extent such agreements do not conflict with the provisions of Section 6.10).

        7.14    Limitation on Restrictions on Subsidiary Distributions, etc.    Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of Holdings or any of its Restricted Subsidiaries (or, in the case of clause (a) only, any Subsidiary of either of the Borrowers) to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, Holdings or any other Restricted Subsidiary, (b) make Investments in Holdings or any other Restricted Subsidiary or (c) transfer any of its assets to Holdings or any other Restricted Subsidiary, in each case, except for such encumbrances or restrictions existing under or by reason of (A) any restrictions existing under the Loan Documents, (B) any restrictions under the Senior Subordinated Note Indenture, (C) any restrictions under Acquired Indebtedness permitted under Section 7.2(d)(ii) and (D) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

        7.15    Limitation on Lines of Business.    Enter into any business, either directly or through any Subsidiary, except (i) for those businesses in which Regal and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto and (ii) in the event RCM becomes a Subsidiary, RCM and its Subsidiaries may engage in businesses that are reasonably related to the businesses in which RCM and its Subsidiaries are engaged on the Restatement Effective Date (each of (i) and (ii), a "Line of Business").

        7.16    [Intentionally Omitted.]

        7.17    Limitation on Hedge Agreements.    Enter into any Hedge Agreement other than Specified Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

        7.18    Limitation on Amendments to Leases.    Permit or cause any termination prior to scheduled expiration of any lease of Real Estate subject to a Mortgage without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld; provided that nothing in this Section 7.18 shall prohibit any disposition permitted pursuant to Section 7.5.

        7.19    Limitation on Issuance of Preferred Stock.    Issue any Preferred Stock (including Disqualified Stock), except that, without limiting the provisions of Section 8(m), Holdings may issue (i) Preferred Stock (including Disqualified Stock) to the extent, without duplication, it could otherwise incur Indebtedness under Section 7.2(c) (with a corresponding reduction in the amount available for the incurrence of Indebtedness under Section 7.2(c)) and (ii) Preferred Stock (other than Disqualified Stock) to the extent, without duplication, it could otherwise incur Indebtedness under Section 7.2(f) or (k) (with a corresponding reduction in the amount available for the incurrence of Indebtedness under the applicable clause of such Section).

SECTION 8. EVENTS OF DEFAULT

        If any of the following events shall occur and be continuing:

          (a)  Either of the Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or either of the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation; or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b)  Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c)  Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.2(g)(i), clause (i) or (ii) of Section 6.4(a) (with respect to the Borrowers only), Section 6.7(a), Section 7 of this Agreement or Section 5 of the Guarantee and Collateral Agreement; or

          (d)  Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e)  From and after the Restatement Effective Date, either of the Borrowers or any of their respective Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

          (f)    (i) Either of the Borrowers or any of their respective Restricted Subsidiaries or any other Significant Subsidiary of Holdings shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or either of the Borrowers or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either of the Borrowers or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against either of the Borrowers or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either of the Borrowers or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) either of the Borrowers or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g)  (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either of the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) either of the Borrowers or any of their respective Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrowers payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(i) with respect to such fiscal year, (vii) either of the Borrowers or any of their respective Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrowers contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(ii) with respect to such fiscal year or (viii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h)  One or more judgments or decrees shall be entered against either of the Borrowers or any of their respective Restricted Subsidiaries involving for Holdings and its Restricted Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i)    Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j)    Any Loan Party shall default under a lease obligation such there is imposed a Lien on any of the Collateral and such Lien is not discharged, stayed or vacated pending appeal within 30 days; or

          (k)  The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (l)    Any Loan Party or any Affiliate of any Loan Party shall assert that any provision of any Loan Document is not in full force and effect; or

          (m)  (i) The Permitted Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Borrowers (determined on a fully diluted basis); (ii) the Sponsors and their respective Control Investment Affiliates shall cease to directly own of record and beneficially an amount of common stock of Holdings equal to at least 51% of the amount of common stock of Holdings; (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of Holdings; (iv) the board of directors of the either of the Borrowers shall cease to consist of a majority of Continuing Directors; (v) Holdings shall cease to directly own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Regal free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (vi) a Specified Change of Control shall occur; or

          (n)  The Indebtedness under the Senior Subordinated Note Documentation or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Documentation or any Loan Party, any Affiliate of any Loan Party or the holders (or any trustee on behalf of the holders) of at least 25% in aggregate principal amount of such Indebtedness shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Guarantee and Collateral Agreement and the Mortgages, or otherwise available under applicable law or otherwise. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrowers hereby grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrowers shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Loan Parties (or such other Person as may be lawfully entitled thereto).

SECTION 9. THE AGENTS; THE ARRANGERS

        9.1    Appointment.    Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

        9.2    Delegation of Duties.    Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

        9.3    Exculpatory Provisions.    Neither any Arranger, nor any Agent nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person's own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any

Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

        9.4    Reliance by Agents.    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or the other Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the requisite Lenders required under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the requisite Lenders under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Letters of Credit.

        9.5    Notice of Default.    No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        9.6    Non-Reliance on Agents and Other Lenders.    Each Lender expressly acknowledges that neither the Arrangers, the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Arranger or any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Arranger or any Agent to any Lender. Each Lender represents to the Arrangers and the Agents that it has, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of the Issuing Lender, its Letters of

Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither any Arranger nor any Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Arranger or such Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

        9.7    Indemnification.    The Lenders agree to indemnify each Arranger and each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from such Arranger's or such Agent's gross negligence or willful misconduct in breach of a duty owed to such Lender. The agreements in this Section 9.7 shall survive the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

        9.8    Arrangers and Agents in Their Individual Capacities.    Each Arranger and each Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Arranger was not an Arranger and such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, as the case may be, and the terms "Lender" and "Lenders" shall include each Arranger and each Agent in their respective individual capacities.

        9.9    Successor Agents.    The Administrative Agent may resign as Administrative Agent upon 10 days' advance written notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to either of the Borrowers shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former

Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Each of the Syndication Agent and the Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent or Documentation Agent, as applicable, hereunder, whereupon the duties, rights, obligations and responsibilities of such Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by any Arranger, any Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

        9.10    Authorization to Release Liens.    The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of either of the Borrowers or any of their respective Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

        9.11    The Arrangers, the Syndication Agent and the Documentation Agent.    Except as expressly set forth herein with respect to the Arrangers, the Arrangers, the Syndication Agent and the Documentation Agent, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

        9.12    Withholding Tax.    To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.20(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Section 2.20(f) and this Section 9.12.

SECTION 10. MISCELLANEOUS

        10.1    Amendments and Waivers.    (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Tranche B Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document relating to the obligations of the Arranger or the Agents without the consent of the Arranger or any Agent directly affected thereby; (vi) amend, modify or waive any provision of Section 2.12 or Section 2.18 without the consent of each Lender directly affected thereby; or (vii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents, the Arranger and all future holders of the Loans and Letters of Credit. In the case of any waiver, the Loan Parties, the Lenders, the Arranger and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Arranger, the Administrative Agent, the Borrowers (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche B Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Tranche B Term Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Revolving Facility Lenders.

        10.1A.    Tranche C Amendments and Waivers.    No waiver, amendment, supplement or modification of any provision of this Agreement or any other Loan Document shall extend the scheduled date of any amortization payment in respect of any Tranche C Term Loan without the consent of each Tranche

C Lender directly affected thereby. For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Arrangers, the Administrative Agent and the Borrowers (x) to add one or more additional credit facilities to this Agreement and to permit Additional Extensions of Credit to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche B Term Loans, the Tranche C Term Loans and the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Credit Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Tranche B Term Loans or the Tranche C Term Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Revolving Credit Facility Lenders.

        10.1B    Authorization for Certain Amendments Implemented on Restatement Effective Date.    In connection with the Amendment and Restatement of the Original Credit Agreement on the Restatement Effective Date, the parties hereto acknowledge and agree that the authority granted pursuant to Sections 2.11 and 7.8(g) to the Arrangers and the lenders under the Permitted Secured Indebtedness or the Reload Term Loan Addition, as applicable, constitutes continuing authorization effective on and after the Restatement Effective Date by the Required Lenders, the Required Prepayment Lenders and the Majority Revolving Credit Facility Lenders for the implementation of the amendments to the Loan Documents contemplated by such Section 2.11 or 7.8(g), as applicable, and no additional authorizations shall be required pursuant to Section 10.1 in order to consummate the transactions permitted pursuant to such Section 2.11 or 7.8(g).

        10.2    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, first class postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrowers, the Arrangers and the Agents, as follows and (b) in the case of the Lenders, as set forth on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrowers:	Regal Cinemas Corporation 7132 Regal Lane Knoxville, TN 37918 Attention: Amy E. Miles, EVP/CFO Telecopy: (865) 922-6085 Telephone: (865) 925-9422
Regal Cinemas, Inc. 7132 Regal Lane Knoxville, TN 37918 Attention: Amy E. Miles, EVP/CFO Telecopy: (865) 922-6085 Telephone: (865) 925-9422

with a copy to:	Hogan & Hartson One Tabor Center, Suite 1500 1200 17th Street Denver, Colorado 80202 Attention: Christopher Walsh, Esq. Telecopy: (303) 899 7333 Telephone: (303) 899-7300
with an additional copy to:	Regal Cinemas, Inc. 7132 Regal Lane Knoxville, TN 37918 Attention: General Counsel Telecopy: (865) 922-6085 Telephone: (865) 922-9756
The Arrangers:	Lehman Brothers Inc. 745 Seventh Avenue, 8th Floor New York, New York 10019 Attention: Andrew Keith Telecopy: (212) 455-2502 Telephone: (212) 455-7569
Credit Suisse First Boston 11 Madison Avenue New York, New York 10010-3629 Attention: David Sawyer Telecopy: (212) 325-8314 Telephone: (212) 325-3641
with a copy to:	Latham & Watkins 885 Third Avenue New York, New York 10022 Attention: Christopher R. Plaut, Esq. Telecopy: (212) 751-4864 Telephone: (212) 906-1200
The Syndication Agent:	Credit Suisse First Boston 11 Madison Avenue New York, New York 10010-3629 Attention: David Sawyer Telecopy: (212) 325-8314 Telephone: (212) 325-3641
The Documentation Agent:	General Electric Capital Corporation 800 Connecticut Avenue, Two North Norwalk, Connecticut 06854 Attention: Account Manager—Regal Telecopy: (203) 852-3660 Telephone: (203) 852-3663

The Administrative Agent:	Lehman Commercial Paper Inc. 745 Seventh Avenue, 8th Floor New York, New York 10019 Attention: Andrew Keith Telecopy: (212) 455-2502 Telephone: (212) 455-7569
with a copy to:	Latham & Watkins 885 Third Avenue New York, New York 10022 Attention: Christopher R. Plaut, Esq. Telecopy: (212) 751-4864 Telephone: (212) 906-1200
Issuing Lender:	As notified by the Issuing Lender to the Administrative Agent and the Borrowers

provided that any notice, request or demand to or upon any Agent or any Lender shall not be effective until received. Any notice provided to either Borrower shall be deemed to be notice given to both Borrowers.

        10.3    No Waiver; Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of any Arranger, any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.4    Survival of Representations and Warranties.    All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

        10.5    Payment of Expenses; Indemnification.    The Borrowers agree (a) to pay or reimburse the Arrangers, the Administrative Agent and the Syndication Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to each of the Arrangers and the Administrative Agent and the charges of IntraLinks, (b) to pay or reimburse each Lender, each Arranger and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to each Arranger and each Agent, (c) to pay, indemnify, and hold each Lender, the Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit, the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons, and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrowers hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee in breach of a duty owed to the Borrowers. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrowers agree not to assert and to cause their respective Subsidiaries not to assert, and hereby waive and agree to cause their respective Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than five days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to the Borrowers in accordance with Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and Letters of Credit and all other amounts payable hereunder.

        10.6    Successors and Assigns; Participations and Assignments.    (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Arrangers, the Agents, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that the Borrowers may not assign nor transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Arrangers, the Agents and each Lender.

          (b)  Any Lender may, without notice to, or the consent of, either of the Borrowers or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, the Borrowers, the Arrangers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to (1) any Lender or (2) any affiliate or Related Fund of the assigning Lender or of another Lender or Control Investment Affiliate thereof or, (3) with the consent of the Borrowers and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by a Lehman Entity or CSFB Funding Entity for a period of 180 days following the Restatement Effective Date and (y) the consent of the Borrowers need not be obtained with respect to any assignment of Tranche B Term Loans or Tranche C Term Loans), to an additional bank, financial institution or other entity (each such assignee under (1), (2) or (3) an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrowers, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrowers and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 for Revolving Credit Loans and $1,000,000 for Tranche B Term Loans or Tranche C Term Loans or, after giving effect thereto, result in such assigning Lender having a Commitment and/or outstanding Loans in an aggregate amount of less than $5,000,000 for Revolving Credit Loans and $1,000,000 for Tranche B Term Loans or Tranche C Term Loans (other than, in each case, in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrowers and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrowers shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

          (d)  The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrowers marked "canceled". The Register shall be available for inspection by either of the Borrowers or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (e)  Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that (A) no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or CSFB Funding Entity or (z) in the case of an Assignee which is already a Lender or is a Related Fund of a Lender or a Person under common management with a Lender and (B) in the case of assignments on the same day by a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such assignments by such Lender to such funds on such day), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrowers. On or prior to such effective date, the Borrowers, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to such Assignee or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans and/or Tranche C Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Tranche B Term Loans and/or Tranche C Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the Assignor or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans and/or Tranche C Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Restatement Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f)    For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of either of Borrowers or the Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 10.6 concerning assignments.

        10.7    Adjustments; Set-off.    (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b)  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Lender agrees to notify promptly the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

        10.8    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

        10.9    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.10    Integration.    This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        10.11    GOVERNING LAW.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        10.12    Submission To Jurisdiction; Waivers.    Each of the Borrowers hereby irrevocably and unconditionally:

          (a)  submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        10.13    Acknowledgments.    Each of the Borrowers hereby acknowledges that:

          (a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b)  neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among the Borrowers and the Lenders.

        10.14    Confidentiality.    Each of the Arrangers, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Arranger, any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof that agrees to comply with the provisions of this Section, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) after advance notice to the affected Loan Party (to the extent not prohibited to do so), if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

        10.15    Release of Collateral and Guarantee Obligations.    (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrowers in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents provided that the Borrowers shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

          (b)  Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than Obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrowers, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements.

        10.16    Accounting Changes.    In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

        10.17    Delivery of Lender Addenda.    Each Lender that becomes a party to this Agreement on the Restatement Effective Date other than through the purchase of a Loan or Commitment from another Lender shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrowers and the Administrative Agent.

        10.18    Construction.    Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        10.19    Joint and Several Liability.

        The obligations of the Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for the Obligations of the other Borrower under this Agreement and the other Loan Documents. The liability of each Borrower for the Obligations of the other Borrower under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, irrespective of: (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against such other Borrower, any other Loan Party or any other Person (including any guarantor) under the provisions of this Agreement or any other Loan Document or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of such other Borrower or any other Loan Party; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Borrower hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the other Borrower, any other Loan Party or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Loan Party, any surety or any guarantor.

        10.20    WAIVERS OF JURY TRIAL.    THE BORROWERS, THE ARRANGERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        10.21    Existing Agreements Superseded.    As set forth in Section 1.3, the Original Credit Agreement is superseded by this Agreement, which has been executed in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Original Credit Agreement.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

REGAL CINEMAS CORPORATION
By:	/s/ AMY MILES Name: Amy Miles Title: EVP & CFO
REGAL CINEMAS, INC.
By:	/s/ AMY MILES Name: Amy Miles Title: EVP & CFO

[Signatures Continued On Next Page]

LEHMAN BROTHERS INC., as Arranger
By:	/s/ FRANCIS CHANG Name: Francis Chang Title: Authorized Signatory

[Signatures Continued On Next Page]

CREDIT SUISSE FIRST BOSTON, as Arranger
By:	/s/ DAVID MILLER Name: David Miller Title: MD
By:	/s/ JEFFREY BERNSTEIN Name: Jeffrey Bernstein Title: Vice President

[Signatures Continued On Next Page]

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Syndication Agent
By:	/s/ DAVID MILLER Name: David Miller Title: MD
By:	/s/ JEFFREY BERNSTEIN Name: Jeffrey Bernstein Title: Vice President

[Signatures Continued On Next Page]

GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent
By:	/s/ FRIDOLF A. HANSON Name: Fridolf A. Hanson Title: Its Duly Authorized Signatory

[Signatures Continued On Next Page]

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:	/s/ FRANCIS CHANG Name: Francis Chang Title: Authorized Signatory

Annex A

PRICING GRID

Tranche C Term Loans

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
≥1.50x	2.75%	1.75%
<1.50x	2.50%	1.50%

Notwithstanding the foregoing grid, the Consolidated Leverage Ratio from the Restatement Effective Date until February 12, 2003 will, for the purposes of this definition, be deemed to be greater than 1.50 to 1.0.

Revolving Credit Loans

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
>2.50x	3.25%	2.25%
≤2.50x and >2.00x	3.00%	2.00%
≤2.00x and >1.50x	2.75%	1.75%
≤1.50x	2.50%	1.50%

Notwithstanding the foregoing grid, the Consolidated Leverage Ratio from the Original Closing Date until November 14, 2002 will, for the purposes of this definition, be deemed to be greater than 2.50 to 1.0.

        Changes in the Applicable Margin with respect to Revolving Credit Loans and Tranche C Term Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered in accordance with Section 6.1 or any waiver granted in connection therewith, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 2.50 to 1.0 for Revolving Credit Loans and 1.50 to 1.0 for Tranche C Term Loans.

SCHEDULE 1.1

Mortgaged Property

[To be completed by the Borrowers]

SCHEDULE 4.4

Consents, Authorizations, Filings and Notices

[To be completed by the Borrowers]

SCHEDULE 4.6

Litigation

[To be completed by the Borrowers]

SCHEDULE 4.9(b)

Trademarks, Service Marks and Trade Names

[To be completed by the Borrowers]

SCHEDULE 4.9(c)

Patents

[To be completed by the Borrowers]

SCHEDULE 4.9(d)

Copyrights

[To be completed by the Borrowers]

SCHEDULE 4.9(e)

Trade Secrets

[To be completed by the Borrowers]

SCHEDULE 4.9(f)

Intellectual Property Licenses

[To be completed by the Borrowers]

SCHEDULE 4.15

Subsidiaries

[To be completed by the Borrowers]

SCHEDULE 4.17

Environmental Matters

[To be completed by the Borrowers]

SCHEDULE 4.19(a)-1

UCC Filing Jurisdictions—Collateral

[To be completed by the Borrowers]

SCHEDULE 4.19(a)-2

UCC Financing Statements to Remain on File

[To be completed by the Borrowers]

SCHEDULE 4.19(a)-3

UCC Financing Statements to be Terminated

[To be completed by the Borrowers]

SCHEDULE 4.19(b)

Mortgage Filing Jurisdictions

[To be completed by the Borrowers]

SCHEDULE 4.19(c)

UCC Filing Jurisdictions—Intellectual Property Collateral

[To be completed by the Borrowers]

SCHEDULE 4.24(a)

Real Estate

[To be completed by the Borrowers]

SCHEDULE 4.24(g)

Structural Defects

[To be completed by the Borrowers]

SCHEDULE 4.26

Leases

[To be completed by the Borrowers]

SCHEDULE 4.26(b)

Lease Defaults

[To be completed by the Borrowers]

SCHEDULE 6.10(b)

Title Insurance Requirements

[To be completed by the Borrowers]

SCHEDULE 7.2(d)

Existing Indebtedness

[To be completed by the Borrowers]

SCHEDULE 7.3(f)

Existing Liens

[To be completed by the Borrowers]

SCHEDULE 8(g)(i)

Required Payments to Employee Welfare Benefit Plans

[To be completed by the Borrowers]

SCHEDULE 8(g)(ii)

Required Payments to Multiemployer Plans

[To be completed by the Borrowers]

EXHIBIT A

        CONFORMED COPY TO REFLECT
AMENDMENTS THROUGH 8/16/02

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

made by

REGAL CINEMAS CORPORATION,

REGAL CINEMAS, INC.,

and certain of their respective Subsidiaries

in favor of

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent for the benefit of
the Lenders and the other Secured Parties
referred to herein

Dated as of January 29, 2002

i

7.4.	Authority of Administrative Agent.	26
7.5.	Appointment of Co-Collateral Agents.	26
SECTION 8. MISCELLANEOUS		26
8.1.	Amendments in Writing.	26
8.2.	Notices.	26
8.3.	No Waiver by Course of Conduct; Cumulative Remedies.	26
8.4.	Enforcement Expenses; Indemnification.	26
8.5.	Successors and Assigns.	27
8.6.	Set-Off.	27
8.7.	Counterparts.	27
8.8.	Severability.	27
8.9.	Section Headings.	28
8.10.	Integration.	28
8.11.	GOVERNING LAW	28
8.12.	Submission To Jurisdiction; Waivers.	28
8.13.	Acknowledgments.	28
8.14.	Additional Grantors.	28
8.15.	Releases.	29
8.16.	WAIVER OF JURY TRIAL	29

ii

GUARANTEE AND COLLATERAL AGREEMENT

        GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 29, 2002, made by each of the signatories listed as a "Grantor" on the signature pages hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of January 29, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), the Lenders, LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole book manager (in such capacity, the "Arranger"), CREDIT SUISSE FIRST BOSTON, as syndication agent (in such capacity, the "Syndication Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, the "Documentation Agent"), and the Administrative Agent and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

        WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

        WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Grantor (the "Regal Group");

        WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable Holdings to make valuable transfers to Regal and enable Regal to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

        WHEREAS, each Borrower and the other Grantors are engaged in related businesses, and each Grantor in the Regal Group will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

        NOW, THEREFORE, in consideration of the premises and to induce the Arranger, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

DEFINED TERMS

  Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Entitlement Order, Equipment, Farm Products, Financial Asset, Goods, Instruments, Inventory, Letter of Credit Rights, Securities Account, Securities Intermediary, Security, Security Entitlement and Uncertificated Security.

  The following terms shall have the following meanings:

        "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof.

        "Borrower Obligations": the collective reference to the Obligations (as defined in the Credit Agreement).

        "Collateral": as defined in Section 3.

        "Collateral Account": (i) any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4 or (ii) any cash collateral account established as provided in Section 2.12(e) or 8 of the Credit Agreement.

        "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

        "Copyrights": (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

        "Default Scenario": as defined in Section 6.1(b).

        "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

        "Discharge of the Obligations": occurs when the Commitments have terminated or expired, no Letter of Credit is outstanding and all Obligations of all Grantors (other than Specified Hedge Agreements and indemnification obligations that are then inchoate) have been paid in full.

        "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of each Borrower, result in material adverse tax consequences to such Borrower; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

        "Excluded Foreign Subsidiary Voting Stock": the voting Capital Stock of any Excluded Foreign Subsidiary.

        "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction other than those comprising the United States of America.

        "General Intangibles": all "general intangibles" as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures and all licenses and permits issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from

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time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, (iv) all rights of such Grantor to receive any tax refunds, and (v) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

        "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation (but without duplication), all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

        "Guarantors": the collective reference to each Grantor other than the Borrowers.

        "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

        "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

        "Intercompany Note": any promissory note evidencing loans made by any Grantor to either Borrower or any other Grantor, including, without limitation, the Regal-Holdings Notes and the Additional Regal-Holdings Notes.

        "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock"), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting "investment property" as so defined, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements and all Pledged Commodity Contracts; provided, however, that in the case of any Grantor becoming party hereto following the Restatement Effective Date, Investment Property shall not include the Capital Stock described in clauses (i) and (iii) of the definition of "Pledged Stock" or the promissory notes described in clause (i) of the definition of "Pledged Notes".

        "Issuers": the collective reference to each issuer of a Pledged Security.

        "New Grantor": any entity that becomes a Grantor hereunder after the Restatement Effective Date.

        "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

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        "Obligations": (i) in the case of the Borrowers, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

        "Patent License": all agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

        "Patents": (i) all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in Schedule 6, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-art, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

        "Pledged Commodity Contracts": all commodity contracts listed on Schedule 2 and all other commodity contracts to which any Grantor is party from time to time.

        "Pledged Debt Securities": the debt securities listed on Schedule 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

        "Pledged Notes": (i) in the case of any Grantor party hereto prior to the Restatement Effective Date, all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to such Grantor, and all other promissory notes issued or to be held by such Grantor and (ii) in the case of any Grantor becoming party hereto following the Restatement Effective Date, all Intercompany Notes at any time issued to or held by such Grantor.

        "Pledged Securities": the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Stock.

        "Pledged Security Entitlements": all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitlements of any Grantor.

        "Pledged Stock": (i) the shares of Capital Stock listed on Schedule 2, (ii) the shares of Capital Stock required to be pledged pursuant to Section 6.10 of the Credit Agreement, and (iii) the shares of Capital Stock of any Person issued to a Grantor party hereto on or prior to the Restatement Effective Date, in each case, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of such Capital Stock that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that (i) in no event shall the Capital Stock of an Unrestricted Subsidiary acquired pursuant to an Investment permitted by Section 7.8(k) or (l) of the Credit Agreement constitute Pledged Stock or otherwise be required to be pledged hereunder, and (ii) in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary constitute Pledged Stock or otherwise be required to be pledged hereunder; provided, further, that the shares of Fandango, Inc. held by any Grantor shall not be required to be pledged hereunder or otherwise constitute Pledged Stock to the extent and so long as such shares are subject to the restrictions on pledge set forth in the Second Amended and Restated Stockholders' Agreement, dated as of November 19, 2001, by and among Fandango, Inc. (f/k/a Theatre Entertainment Services, Inc.) and the stockholders listed on Exhibit A thereto; provided, however, that such Grantor shall use commercially reasonable efforts to obtain the required consent to the pledge of such shares hereunder.

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        "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

        "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

        "Secured Parties": collectively, the Arranger, the Administrative Agent, the other Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto that has agreed to be bound by the provisions of Section 7.2 hereof as if it were a party hereto and by the provisions of Section 9 of the Credit Agreement as if it were a Lender party thereto.

        "Securities Act": the Securities Act of 1933, as amended.

        "Trademark License": any agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

        "Trademarks": (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

        "Trade Secret License": any agreement providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 6.

        "Trade Secrets": (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

  Other Definitional Provisions.    (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

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  The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be.

GUARANTEE

  Guarantee.    (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

  If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

  Each Guarantor agrees that Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the validity or enforceability of the guarantee contained in this Section 2 and without affecting the claims, interests, rights and remedies of any Secured Party hereunder.

  The guarantee contained in this Section 2 shall remain in full force and effect until Discharge of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

  No payment made by either Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from either Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are

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  paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired.

        Rights of Reimbursement, Contribution and Subrogation.    In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

          (a)  If such payment is made by a Borrower or from its property, then:

            (i)    if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to such Borrower or a Letter of Credit issued for account of such Borrower, such Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property; and

            (ii)  if and to the extent such payment is made by Regal or from its property on account of Obligations arising from or relating to a Loan made to Holdings or a Letter of Credit issued for the account of Holdings, (A) the amount of such payment shall be credited as a partial payment on Regal's liability under the applicable Regal-Holdings Note or Additional Regal-Holdings Note, in satisfaction of Regal's reimbursement rights against Holdings in respect of such payment, and after the Regal-Holdings Notes have been paid in full Regal shall be entitled, subject to and upon Discharge of the Obligations, to demand and enforce reimbursement for the full amount of such payment from Holdings, and (B) Regal shall not be entitled to demand or enforce reimbursement or contribution in respect of such payment from any Guarantor; and

            (iii)  if and to the extent such payment is made by Holdings or from its property on account of Obligations arising from or relating to a Loan made to Regal or a Letter of Credit issued for the account of Regal, (A) Holdings shall be entitled, subject to and upon Discharge of the Obligations, to demand and enforce reimbursement for the full amount of such payment from Regal, and (B) Holdings shall not be entitled to demand or enforce reimbursement or contribution in respect of such payment from any Guarantor.

          (b)  If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon Discharge of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from each of the Borrowers, who shall be jointly and severally liable for such reimbursement on the terms set forth in the Credit Agreement, including Section 10.19 thereof, and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

          (c)  If and whenever (after Discharge of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon Discharge of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured

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  Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after Discharge of the Obligations) the Administrative Agent at its sole option may (but shall have no duty to) deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

          (d)  All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full in cash of all of the Obligations. Until Discharge of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

          (e)  The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

          (f)    Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

  Reserved.

        Amendments, etc. with respect to the Borrower Obligations.    Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and

8

delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released by the Secured Party. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

        Guarantee Absolute and Unconditional.    Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between either Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by either Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from either Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        Reinstatement.    The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        Payments.    Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.

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GRANT OF SECURITY INTEREST

        Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

  all Accounts;

  all Chattel Paper;

  [Intentionally Omitted.];

  all Deposit Accounts;

  all Documents;

  all Equipment;

  all General Intangibles;

  all Instruments;

  all Intellectual Property;

  all Inventory;

  all Investment Property;

  all Letter-of-Credit Rights;

  all money;

  all Goods and other property not otherwise described above:

  all bank accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts;

  all books and records pertaining to the Collateral; and

  to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

REPRESENTATIONS AND WARRANTIES

        To induce the Arranger, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

        Representations in Credit Agreement.    (a) In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to each Borrower's knowledge shall, for the purposes of this Section 4.l(a), be deemed to be a reference to such Guarantor's knowledge.

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        Title; No Other Liens.    Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, except for Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

        Perfected First Priority Liens.    The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (all of which filings have been prepared to the extent required under the Loan Documents and may be filed by the Administrative Agent at any time) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (b) are prior to all other Liens on the Collateral except for Permitted Liens.

        Jurisdiction of Organization; Etc.    On the date hereof, such Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of organization), jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

        Inventory, Equipment and Books and Records.    On the date hereof, the Inventory and the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on Schedule 5.

        Farm Products.    None of the Collateral constitutes, or is the Proceeds of, Farm Products.

  Investment Property.    (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock included in the Collateral of each Issuer owned by such Grantor or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

  All the shares of the Pledged Stock issued by any Subsidiary have been duly and validly issued and are fully paid and nonassessable.

  The terms of any uncertificated limited liability company interests and partnership interests included in the Pledged Stock either (i) expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the "issuer's jurisdiction" of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction) or, (ii) to the extent that such Pledged Stock does not so provide that they are securities, all necessary action under the Uniform Commercial Code has been taken to perfect the security interest granted hereunder in such Pledged Stock.

  The terms of any certificated limited liability company interests and partnership interests included in the Pledged Stock either (i) expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York or, (ii) to the extent that such Pledged Stock does not so provide that they are securities, all necessary action under the Uniform Commercial Code has been taken to perfect the security interest granted hereunder in such Pledged Stock.

  Each of the Pledged Notes issued by any Subsidiary constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles

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  (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

  Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

  The applicable Grantor has used commercially reasonable efforts to cause each Subsidiary of Holdings that is an Issuer of Pledged Stock owned by it and that is not a Grantor to execute and deliver to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.

  Receivables.    (a) No amount payable to such Grantor under or in connection with any Receivable included in the Collateral is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

  [Intentionally Omitted.]

  The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables included in the Collateral will at such times be materially accurate.

  [Intentionally Omitted.]

  Intellectual Property.    (a) As of the Restatement Effective Date, Schedule 6 lists all material Intellectual Property owned by such Grantor (other than a New Grantor) in its own name on the date hereof. Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

  On the date hereof, all Intellectual Property listed on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned.

  Except as set forth in Schedule 6, on the date hereof (i) none of the Intellectual Property included in the Collateral is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any Intellectual Property included in the Collateral, except, in each case, as previously disclosed in writing to the Administrative Agent.

  The rights of such Grantor in or to the Intellectual Property included in the Collateral do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party, in either case, which conflict or infringement could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Grantor, there is currently no infringement or unauthorized use of any item of Intellectual Property included in the Collateral that could reasonably be expected to have a Material Adverse Effect.

  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Intellectual Property included in the Collateral in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Intellectual Property included in the Collateral that could reasonably be expected to lead to such item becoming invalid or unenforceable in a manner that could reasonably be expected to have a Material Adverse Effect, including, without limitation, unauthorized uses by third parties and uses

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  which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

  No action or proceeding is pending, or, to the knowledge of such Grantor (other than a New Grantor), threatened, as of the date hereof (i) seeking to limit, cancel or question the validity of any of its Intellectual Property or such Grantor's ownership interest therein, which limitation, cancellation or question could reasonably be expected to have a Material Adverse Effect, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, which infringement could reasonably be expected to have a Material Adverse Effect, (iii) alleging that any of its material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, which violation could reasonably be expected to have a Material Adverse Effect or (iv) which could reasonably be expected to have a material adverse effect on the value of any of the material Intellectual Property included in the Collateral. To the knowledge of such Grantor (other than a New Grantor), no Person is engaging in any activity that infringes upon any of its Intellectual Property or upon the rights of such Grantor therein, which infringement could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Intellectual Property included in the Collateral which could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property included in the Collateral.

  With respect to each Copyright License, Trademark License and Patent License included in the Collateral: (i) as of the Restatement Effective Date, such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) the applicable Grantor has not received any notice of termination or cancellation under such license, which termination or cancellation could reasonably be expected to have a Material Adverse Effect; (iv) the applicable Grantor has not received any notice of a breach or default under such license, which breach or default (A) has not been cured or (B) could reasonably be expected to have a Material Adverse Effect; (v) the applicable Grantor has not granted to any other third party any rights, adverse or otherwise, under such license which could reasonably be expected to have a Material Adverse Effect; and (vi) the applicable Grantor is not in breach or default of such license in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

  Except as set forth in Schedule 6, such Grantor (other than a New Grantor) has performed all acts and has paid all required fees and taxes to maintain each and every item of its material Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright included in the Collateral.

  To its knowledge, (x) none of the Trade Secrets of such Grantor (other than a New Grantor) has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; (y) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (z) no employee,

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  independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

  Such Grantor (other than a New Grantor) has made all filings and recordations necessary to adequately protect its interest in its material Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.

  Such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property and has taken all commercially reasonable steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

COVENANTS

        Each Grantor covenants and agrees with the Administrative Agent for the benefit of the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or expired:

        Covenants in Credit Agreement.    Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

        Delivery and Control of Instruments, Chattel Paper and Investment Property.    (a) If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

  If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or otherwise take all necessary action under the Uniform Commercial Code to perfect the Secured Parties' security interest in such Collateral.

  If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by a Security Entitlement, such Grantor shall cause the Securities Intermediary with respect to such Security Entitlement to identify in its records the Administrative Agent as having such Security Entitlement against such Securities Intermediary or otherwise take all necessary action under the Uniform Commercial Code to perfect the Secured Parties' security interest in such Collateral.

  If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by or held in a Securities Account, such Grantor shall comply with Section 5.2(c) with respect to all Security Entitlements carried in such Securities Account.

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  Maintenance of Insurance.    (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including, without limitation, all Real Property, Inventory and Equipment) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and upon written request, furnish to the Administrative Agent with copies for each Secured Party a copy of each policy; provided that in any event such Grantor will maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

  Such Grantor will deliver to the Administrative Agent, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as in effect on such date, (ii) upon request of the Administrative Agent from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $1,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be an additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

  The Borrowers shall deliver to the Secured Parties a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrowers to the Administrative Agent of their audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

        Payment of Obligations.    Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings

15

could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

  Maintenance of Perfected Security Interest; Further Documentation.    (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever it being understood that except for (i) the filing of financing statements or continuation statements under the Uniform Commercial Code (or other similar applicable laws) in effect in any jurisdiction with respect to the security interests created hereby or (ii) the taking of such additional actions required pursuant to Section 5.2 or 5.8 hereof or Section 6.10 of the Credit Agreement or otherwise contemplated by Section 4.8(a) or 5.11(a)(iv) hereof or by the terms of any Mortgages (and any landlord consents or similar agreements related thereto), the Grantors shall not be required to take additional affirmative actions to perfect the security interests granted hereunder.

  Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

  At any time and from time to time, upon the written request of the Administrative Agent, at the sole expense of such Grantor, and without limiting the obligations of the Loan Parties under the Credit Agreement, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted to the extent contemplated by Section 5.5(a) hereof or Section 6.10 of the Credit Agreement.

        Changes in Locations, Name, Jurisdiction of Incorporation, etc.    Such Grantor will not, except upon 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

            (i)    [Intentionally Omitted];

            (ii)  change its jurisdiction of organization or the location of its chief executive office or sole place of business or its legal name from that referred to in Section 4.4; or

      change its identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

        Notices.    Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

  any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

  the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

  Investment Property.    (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer of Pledged Stock described in clauses (i) or (ii) of the definition thereof, whether in addition to, in substitution of, as a conversion of, or in exchange for, any

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  shares of or other ownership interests in such Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Upon the occurrence and during the continuance of a Default or Event of Default, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. Upon the occurrence and during the continuance of a Default or Event of Default, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

  Without the prior written consent of the Administrative Agent, such Grantor will not (i) except with respect to issuances of Preferred Stock (including Disqualified Stock) permitted under Section 7.18 of the Credit Agreement, vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any other Permitted Lien or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof included in the Collateral or any interest therein.

  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

  Receivables.    Other than in the ordinary course of business (when no Event of Default has occurred and is continuing), such Grantor (other than a New Grantor) will not (i) grant any extension of the time of payment of any of its Receivables, (ii) compromise or settle any of its Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any of its Receivables, (iv) allow any credit or discount whatsoever on any of its Receivables or (v) amend, supplement or modify any of its Receivables in any manner that could adversely affect the value thereof.

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[Intentionally Omitted.]

  Intellectual Property.    (a) Such Grantor (other than a New Grantor), either itself or through licensees, will (i) continue to use each material Trademark owned by it on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or materially impaired in any way.

  Such Grantor (other than a New Grantor), either itself or through licensees, will not do any act, or omit to do any act, whereby any material Patent owned by it may become forfeited, abandoned or dedicated to the public.

  Such Grantor (other than a New Grantor), either itself or through licensees, (i) will employ each material Copyright owned by it and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise materially impaired. Such Grantor (other than a New Grantor) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

  Such Grantor (other than a New Grantor), either itself or through licensees, will not do any act that knowingly uses any of its material Intellectual Property to infringe the intellectual property rights of any other Person without the consent of such Person.

  Such Grantor (other than a New Grantor), either itself or through licensees, will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in the Collateral.

  Such Grantor (other than a New Grantor) will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any of its material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any of its material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

  [Intentionally Omitted.]

  Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its material Intellectual Property included in the Collateral, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of

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  incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

  Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any of its Intellectual Property included in the Collateral, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Administrative Agent in accordance herewith.

  In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property included in the Collateral and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and take appropriate action to seek a remedy for such infringement, misappropriation or dilution.

  [Intentionally Omitted.]

  Such Grantor (other than a New Grantor) agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property existing as of the Restatement Effective Date in substantially the form of Exhibit C in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

Notwithstanding the other provisions of this Section 5.11 or Section 7.1(a)(v), United State trademark applications under Section 1(b) of the Lanham Act (15 U.S.C. Section 1051(b)) shall not be assigned except to the successor to the business of the applicant, or portion thereof, to which the mark pertains, if that business is ongoing and existing.

REMEDIAL PROVISIONS

  Certain Matters Relating to Receivables.    (a) Subject to the limitation set forth below in Section 6.2(a), the Administrative Agent shall have the right to make test verifications of the Receivables included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, but not more frequently than monthly (unless a Default or an Event of Default has occurred and is continuing), upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, any such Receivables.

  The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables included in the Collateral, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default (a "Default Scenario"), any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form

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  received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

  At the Administrative Agent's request during a Default Scenerio, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables included in the Collateral, including, without limitation, all original orders, invoices and shipping receipts. At any other time, the Administrative Agent may inspect such items at the Grantor's premises.

  Communications with Obligors; Grantors Remain Liable.    (a) At any time during a Default Scenario, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables included in the Collateral to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any such Receivables.

  Upon the request of the Administrative Agent at any time during a Default Scenerio, each Grantor shall notify obligors on the Receivables included in the Collateral that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

  Pledged Securities.    (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any Default under the Credit Agreement, this Agreement or any other Loan Document.

  If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be

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  registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

        Proceeds to be Turned Over To Administrative Agent.    In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

        Application of Proceeds.    At such intervals as may be agreed upon by the Borrowers and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may, notwithstanding the provisions of Section 2.12 of the Credit Agreement, apply all or any part of Proceeds constituting Collateral turned over to, held by or realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

          First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

          Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

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          Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

          Fourth, any balance of such Proceeds remaining after the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated or expired shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

  Code and Other Remedies.    (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

  In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor's customer

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  lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

  Registration Rights.    (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

        Waiver; Deficiency.    Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

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THE ADMINISTRATIVE AGENT

  Administrative Agent's Appointment as Attorney-in-Fact, etc.    (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, (without notice to or assent by such Grantor during a Default Scenerio), to do any or all of the following:

    in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable included in the Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

    in the case of any Intellectual Property included in the Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs to the Collateral or obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

    execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) included in the Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the

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    Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

        Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

  If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        Duty of Administrative Agent.    The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner and accord it the same care as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

        Execution of Financing Statements.    Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, the Administrative Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement, including, without limitation, financing or continuation statements, and amendments thereto, in such office(s) in any jurisdiction as may be necessary to perfect or maintain the perfection of the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties hereunder and in the other Security Documents.

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Such financing statements may describe the collateral in the same manner as described in the Security Documents or as "all assets" or "all personal property" of the undersigned, whether now owned or hereafter existing or acquired by the undersigned. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

        Authority of Administrative Agent.    Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

        Appointment of Co-Collateral Agents.    At any time or from time to time, in order to comply with any Requirement of Law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include similar provisions for indemnification and protections of such co-agent or separate agent).

MISCELLANEOUS

        Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in writing by the Administrative Agent and the Grantors and in accordance with Section 10.1 of the Credit Agreement.

        Notices.    All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

        No Waiver by Course of Conduct; Cumulative Remedies.    No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

  Enforcement Expenses; Indemnification.    (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without

26

  limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

  Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

  Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent either Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

  The agreements in this Section shall survive repayment of the Obligations.

  Each Grantor agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

        Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

        Set-Off.    Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

        Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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        Section Headings.    The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        Integration.    This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

        GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        Submission To Jurisdiction; Waivers.    Each Grantor hereby irrevocably and unconditionally:

  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        Acknowledgments.    Each Grantor hereby acknowledges that:

  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

  no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

        Additional Grantors.    Each Restricted Subsidiary of either Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

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  Releases.    (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

  If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided that the Borrowers shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by each Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the New York UCC.

        WAIVER OF JURY TRIAL.    EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	REGAL CINEMAS CORPORATION
By:
Name: Title:
REGAL CINEMAS, INC.
By:
Name: Title:
R.C. COBB, INC.
By:
Name: Title:
COBB FINANCE CORP.
By
Name: Title:
REGAL INVESTMENT COMPANY
By
Name: Title:
ACT III CINEMAS, INC.
By
Name: Title:

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ACT III THEATRES, INC.
By
Name: Title:
A 3 THEATRES OF TEXAS, INC.
By
Name: Title:
A 3 THEATRES OF SAN ANTONIO, LTD.
By
Name: Title:
GENERAL AMERICAN THEATRES, INC.
By
Name: Title:
BROADWAY CINEMAS, INC.
By
Name: Title:
TEMT ALASKA, INC.
By
Name: Title:
JR CINEMAS, INC.
By:
Name: Title:

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EASTGATE THEATRES, INC.
By
Name: Title:
REGAL CINEMAS HOLDINGS, INC.
By
Name: Title:
REGAL CINEMAS GROUP, INC.
By
Name: Title:
ACT III INNER LOOP THEATRES, INC.
By
Name: Title:
ADMINISTRATIVE AGENT:	LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:
Name: Title:

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Schedule 1

NOTICE ADDRESSES OF GUARANTORS

[To be completed by the Grantors]

Schedule 2

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

[To be completed by the Grantors]

Pledged Stock:

Issuer	Issuer's Jurisdiction Under New York UCC Section 9-305(a)(2)	Class of Stock	Stock Certificate No.	Percentage of Shares	No. of Shares

Pledged Notes:

Issuer	Payee	Principal Amount

Pledged Debt Securities:

Issuer	Issuer's Jurisdiction Under New York UCC Section 9-305(a)(2)	Payee	Principal Amount

Pledged Security Entitlements:

Issuer of Financial Asset	Description of Financial Asset	Securities Intermediary (Name and Address)	Securities Account (Number and Location)	Securities Intermediary's Jurisdiction Under New York UCC Section 9-305(a)(3)

Pledged Commodity Contracts:

Description of Commodity Contract	Commodity Intermediary (Name and Address)	Commodity Account (Number and Location)	Jurisdiction Commodity Intermediary's Under New York UCC Section 9-305(a)(4)

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[Each office where a financing statement is to be filed]

Copyright, Patent and Trademark Filings

[List all filings]

Actions with respect to Investment Property

[Describe all actions required to obtain "control" of Investment Property]

Other Actions

[Describe other actions to be taken]

Schedule 4

EXACT LEGAL NAME, LOCATION OF JURISDICTION
OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Location
[To be completed by the Grantors]

Schedule 5

LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Location
[To be completed by the Grantors]

Schedule 6

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

OTHER INTELLECTUAL PROPERTY

[To be completed by Borrowers]

Exhibit A to
Guarantee and Collateral Agreement

ACKNOWLEDGMENT AND CONSENT

        The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of January 29, 2002 (the "Agreement"), made by the Grantors parties thereto for the benefit of LEHMAN COMMERCIAL PAPER INC., as administrative agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

          1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2.    The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.7 and Schedule 2.

          3.    The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

          4.    The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[ ]
By
Name: Title:
Address for Notices:

Fax:

Exhibit B to
Guarantee and Collateral Agreement

[Intentionally Omitted.]

Exhibit C to
Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of January 29, 2002 (as amended, supplemented or otherwise modified from time to time, the "Intellectual Property Security Agreement"), is made by each of the signatories hereto (collectively, the "Grantors") in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Regal Cinemas Corporation, a Delaware corporation ("Holdings") and Regal Cinemas, Inc., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), have entered into a CREDIT AGREEMENT, dated as of January 29, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions and entities from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole book manager (in such capacity, the "Arranger"), CREDIT SUISSE FIRST BOSTON, as syndication agent (in such capacity, the "Syndication Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, the "Documentation Agent"), and the Administrative Agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of January 29, 2002, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

        WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

        Grant of Security.    Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor's right, title and interest in and to the following (the "Intellectual Property Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

            (i)    all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the "Trademarks");

            (i)    all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-art, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

            (i)    all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto ("Copyrights");

            (i)    all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Trade Secrets");

            (i)    all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

          any and all proceeds of the foregoing.

        Recordation.    Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

        Execution in Counterparts.    This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Governing Law.    This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        Conflict Provision.    This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

        IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[GRANTOR]
By:
Name: Title:

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

[To be completed by Grantors]

Annex 1 to
Guarantee and Collateral Agreement

FORM OF ASSUMPTION AGREEMENT

        ASSUMPTION AGREEMENT, dated as of                            , 200    , made by                        , a                         [corporation] (the "Additional Grantor"), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions and entities (the "Lenders") parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

        WHEREAS, Regal Cinemas Corporation, a Delaware corporation ("Holdings"), Regal Cinemas, Inc., a Tennessee corporation ("Regal," and together with Holdings, the "Borrowers"), the Lenders, LEHMAN BROTHERS INC. and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of August [    ], 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Restricted Subsidiaries have entered into the Guarantee and Collateral Agreement, dated as of January 29, 2002 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Secured Parties;

        WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

        WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

        NOW, THEREFORE, IT IS AGREED:

        1.    Guarantee and Collateral Agreement.    By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder; provided that the grant of Collateral by the Additional Grantor pursuant to Section 3 of the Guarantee and Collateral Agreement shall be limited to Intercompany Notes and Pledged Stock only (each as defined in the Guarantee and Collateral Agreement and after giving effect to any additions to the Schedules to the Guarantee and Collateral Agreement as set forth below). The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules 1 through 4 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement applicable to such Additional Grantor (other than such representations and warranties that specifically relate to a date prior to the date hereof) is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date, it being understood that all such representations and warranties with respect to the Collateral shall be deemed to refer only to the Intercompany Notes and the Pledged Stock pledged by such Additional Grantor.

        2.    GOVERNING LAW.    THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name: Title:

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

        This Compliance Certificate is delivered to you pursuant to Section 6.2(b) of the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

          1.    I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President-Finance] of [Regal/Holdings].

          2.    I have reviewed and am familiar with the contents of this Certificate.

          3.    I have reviewed the terms of the Credit Agreement and the Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Regal, Holdings and their Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

          4.    [annual and quarterly certificate only] Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Sections 7.1, 7.2, 7.5, 7.6, 7.7, 7.8 and 7.11 of the Credit Agreement.

        IN WITNESS WHEREOF, I execute this Certificate this      day of                         , 200  .

[REGAL/HOLDINGS]
By:
Title:

B-1

Attachment 2
to EXHIBIT B

        The information described herein is as of                              , 200  , and pertains to the period from                              , 20     to                              , 20    .

[Set forth Covenant Calculations]

B-2

EXHIBIT C

FORM OF CLOSING CERTIFICATE OF SECRETARY
of
REGAL CINEMAS CORPORATION,
REGAL CINEMAS, INC.
and
THE GUARANTORS

Dated:  August     , 2002

        I, Peter B. Brandow, the Secretary of Regal Cinemas Corporation, a Delaware corporation and Regal Cinemas, Inc., a Tennessee corporation (together, the "Borrowers") and the Secretary of each of R.C. Cobb, Inc., Cobb Finance Corp., Regal Investment Company, Act III Cinemas, Inc., Act III Theatres, Inc., Act III Inner Loop Theatres, Inc., A3 Theatres of Texas, Inc. on behalf of itself and as General Partner of A3 Theatres of San Antonio, Ltd., General American Theatres, Inc., Broadway Cinema, Inc., TEMT Alaska, Inc., J.R. Cinemas, Inc., Eastgate Theatre, Inc., Regal Cinemas Holdings, Inc., Regal Cinemas Group, Inc., Edwards Theatres, Inc., Florence Theatre Corporation, Morgan Edwards Theatre Corporation and United Cinema Corporation (collectively, the "Regal Guarantors"), do hereby certify on behalf of the Borrowers and the Regal Guarantors (collectively, the "Companies") and not in my individual capacity, as follows (capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the AMENDED AND RESTATED CREDIT AGREEMENT, dated August     , 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Amended and Restated Credit Agreement"), among the Borrowers, the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS, INC. and CREDIT SUISSE FIRST BOSTON, as Joint Advisors, Joint Lead Arrangers and Joint Book Managers, Credit Suisse First Boston, as Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Document Agent, and LEHMAN COMMERCIAL PAPER INC., as Administrative Agent):

          (1)  I am the duly elected, qualified and acting Secretary of each of the Companies and am authorized to execute this Closing Certificate on behalf of each of the Companies.

          (2)  Attached hereto as Appendix A-1 through A-21 are full, true and correct copies of the Certificate of Incorporation, Articles of Incorporation or Certificate of Limited Partnership, as applicable, and all amendments thereto, of each of the Companies, as in full force and effect on the date hereof and such certificates and documents as attached have not been amended, repealed, modified or restated since the date of certificates of the Secretary of State of each Company's jurisdiction of incorporation or formation, as applicable, attached thereto. Each of the Companies is duly organized, validly existing in good standing under the laws of the jurisdiction of its organization.

          (3)  Attached hereto as Appendix B-1 through B-21 are full, true and correct copies of the by-laws or limited partnership agreement, as applicable, of each of the Companies, and all amendments thereto, as in full force and effect on the date hereof.

          (4)  Attached hereto as Appendix C-1 through C-2 are full, true and correct copies of the resolutions duly adopted by the Board of Directors of each of the Borrowers on August     , 2002; said resolutions have not been amended, modified or rescinded since their adoption and remain in full force and effect as of the date hereof; and said resolutions are the only resolutions adopted by the Board of Directors of the Borrowers relating to all necessary action taken and to be taken by the Borrowers in connection with the authorization of the Amended and Restated Credit Agreement and the transactions contemplated thereby and authorization of the Amendment and Confirmation Agreement, any promissory notes required by the Lenders and any other documents necessary to effectuate the transactions contemplated by the Amended And Restated Credit Agreement (together, the "Loan Documents").

          (5)  Attached hereto as Appendix D-1 through D-2 are full, true and correct copies of the resolutions duly adopted by each of the Boards of Directors or General Partner, as applicable, of each of the Regal Guarantors on August     , 2002; said resolutions have not been amended, modified or rescinded since their adoption and remain in full force and effect as of the date hereof; and said resolutions are the only resolutions adopted by the respective Boards of Directors or General Partner, as applicable, of the Regal Guarantors relating to all necessary action taken and to be taken by the Regal Guarantors in connection with the authorization of the Loan Documents to which each of the Regal Guarantors is a party.

          (6)  The following persons are now duly elected and qualified officers of each of the Companies holding the offices indicated next to their respective names below, and such officers have held such offices with such Companies at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of each of the Companies each of the Loan Documents to which it is a party and any certificate or other document to be delivered by such Companies pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature
Peter B. Brandow	Executive Vice President, General Counsel & Secretary and Vice President and Secretary of the Regal Guarantors	August , 2002
Amy E. Miles	Executive Vice President & Chief Financial Officer for the Borrowers and Vice President of the Regal Guarantors	August , 2002

        The undersigned Executive Vice President and Chief Financial Officer of each of the Borrowers and Vice President of each of the Regal Guarantors certifies as follows:

          (7)  The representations and warranties of each of the Companies set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of such Companies pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof.

          (8)  Peter B. Brandow is the duly elected and qualified Corporate Secretary of each of the Companies and the Signature set forth for such officer below is such officer's true and genuine signature.

          (9)  There are no liquidation or dissolution proceedings pending or to my knowledge threatened against any of the Companies.

          (10) The incurrence of Indebtedness by the Borrowers under the Amended and Restated Credit Agreement on the Restatement Effective Date is not prohibited under the Senior Subordinated Note Indenture and the Obligations of the Loan Parties under the Loan Documents are "Senior Indebtedness" and "Permitted Indebtedness" within the definition of those terms contained in the Senior Subordinated Note Indenture. The conditions precedent set forth in the Amended and Restated Credit Agreement as of the Restatement Effective Date have either been satisfied or waived, and no Default or Event of Default has occurred and is continuing as of the date hereof.

        Hogan & Hartson L.L.P., counsel to the each of the Companies, and Bass, Berry & Sims, PLC, counsel to Regal Cinemas, Inc., are entitled to rely upon this Officer's Certificate in connection with the opinions given by such firms pursuant to Section 5 of the of the Amended and Restated Credit Agreement.

[Signature pages follow]

Certifcate of Secretary of the Borrowers and the Regal Guarantors

        IN WITNESS WHEREOF, I have, on behalf of the Borrowers and each of the Regal Guarantors, hereunto set my hand and affixed the seal of the Borrowers and each of the Regal Guarantors as of the date first written above.

REGAL CINEMAS CORPORATION
REGAL CINEMAS, INC.
R.C. COBB, INC.
COBB FINANCE CORP.
REGAL INVESTMENT COMPANY
ACT III CINEMAS, INC.
ACT III THEATRES, INC.
ACT III INNER LOOP THEATRES, INC.
A3 THEATRES OF TEXAS, INC.
A3 THEATRES OF SAN ANTONIO, LTD., by A3
    Theatres of Texas, Inc., its General Partner
 GENERAL AMERICAN THEATRES, INC.
BROADWAY CINEMAS, INC.
TEMT ALASKA, INC.
J.R. CINEMAS, INC.
EASTGATE THEATRE, INC.
REGAL CINEMAS HOLDING, INC.
REGAL CINEMAS GROUP, INC.
EDWARDS THEATRES, INC.
FLORENCE THEATRE CORPORATION
MORGAN EDWARDS THEATRE CORPORATION
UNITED CINEMA CORPORATION

By:

	Name:	Peter B. Brandow
	Title:	Secretary of the Borrowers and Secretary or authorized signatory of each of the Regal Guarantors

Officer's Certificate of the Borrowers and the Regal Guarantors

        IN WITNESS WHEREOF, I have, on behalf of the Borrowers and each of the Regal Guarantors, hereunto set my hand and affixed the seal of the Borrowers and each of the Regal Guarantors as of the date first written above.

REGAL CINEMAS CORPORATION
REGAL CINEMAS, INC.
R.C. COBB, INC.
COBB FINANCE CORP.
REGAL INVESTMENT COMPANY
ACT III CINEMAS, INC.
ACT III THEATRES, INC.
ACT III INNER LOOP THEATRES, INC.
A3 THEATRES OF TEXAS, INC.
A3 THEATRES OF SAN ANTONIO, LTD., by A3
    Theatres of Texas, Inc., its General Partner
 GENERAL AMERICAN THEATRES, INC.
BROADWAY CINEMAS, INC.
TEMT ALASKA, INC.
J.R. CINEMAS, INC.
EASTGATE THEATRE, INC.
REGAL CINEMAS HOLDING, INC.
REGAL CINEMAS GROUP, INC.
EDWARDS THEATRES, INC.
FLORENCE THEATRE CORPORATION
MORGAN EDWARDS THEATRE CORPORATION
UNITED CINEMA CORPORATION

By:

	Name:	Amy E. Miles
	Title:	Executive Vice President and Chief Financial Officer of the Borrowers and Vice President of each of the Regal Guarantors

EXHIBIT D

FORM OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
by
[REGAL CINEMAS, INC.]
as Mortgagor
in favor of
LEHMAN COMMERCIAL PAPER INC.
individually and as agent
as Mortgagee
Dated as of: January        , 2002
Property Address:

RECORD AND RETURN TO:
DAVID M. STEWART
LATHAM & WATKINS
885 THIRD AVENUE
NEW YORK, NY 10022

1. DEFINITIONS		1
2. GRANT		2
3. WARRANTIES, REPRESENTATIONS AND COVENANTS		3
3.1	Title to Mortgaged Property and Lien of this Instrument	3
3.2	First Lien Status	3
3.3	Payment and Performance	3
3.4	Replacement of Fixtures and Personalty	3
3.5	Maintenance of Rights of Way, Easements and Licenses	3
3.6	Inspection	3
3.7	Other Covenants	3
3.8	Condemnation Awards and Insurance Proceeds	3
4. DEFAULT AND FORECLOSURE		4
4.1	Remedies	4
4.2	Separate Sales	5
4.3	Remedies Cumulative, Concurrent and Nonexclusive	5
4.4	Release of and Resort to Collateral	5
4.5	Waiver of Redemption, Notice and Marshalling of Assets	5
4.6	Discontinuance of Proceedings	5
4.7	Application of Proceeds	6
4.8	Occupancy After Foreclosure	6
4.9	Protective Advances and Disbursements; Costs of Enforcement	6
4.10	No Mortgagee in Possession	6
5. ASSIGNMENT OF RENTS AND LEASES		7
5.1	Assignment	7
5.2	No Obligation	7
5.3	Right to Apply Rents	7
5.4	No Merger of Estates	7
6. SECURITY AGREEMENT		7
6.1	Security Interest	7
6.2	Financing Statements	8
6.3	Fixture Filing	8
7. MISCELLANEOUS		8
7.1	Notices	8
7.2	Covenants Running with the Land	8
7.3	Attorney-in-Fact	9
7.4	Successors and Assigns	9
7.5	No Waiver	9
7.6	Subrogation	9
7.7	Credit Agreement	9
7.8	Release	9
7.9	Waiver of Stay, Moratorium and Similar Rights	9
7.10	Limitation on Liability	10
7.11	Obligations of Mortgagor, Joint and Several	10
7.12	Governing Law	10
7.13	Headings	10
7.14	Entire Agreement	10

Exhibit A: legal description

INDEX OF DEFINED TERMS

Covenants	1
Credit Agreement	1
Fixtures	1
Improvements	1
Land	1
Leases	2
Loan Documents	1
Mortgage	1
Mortgaged Property	1
Mortgagee	1
Mortgagor	1
Notes	1
Obligations	2
Permitted Encumbrances	2
Personalty	2
Plans	2
Property Agreements	2
Rents	2
UCC	2

ii

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

        This Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this "Mortgage") is executed as of January    , 2002, by [REGAL CINEMAS, INC., a Tennessee corporation] ("Mortgagor"), whose address is 7132 Mike Campbell Dr., Knoxville, TN 37918 for the benefit of LEHMAN COMMERCIAL PAPER INC., a New York corporation ("Mortgagee") individually and as Administrative Agent for the Lenders under the Credit Agreement more fully described below, whose address is 745 Seventh Avenue, 8th Floor, New York, NY 10019.

        1.    DEFINITIONS

        As used herein, the following terms shall have the following meanings:

          "Covenants": All of the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents.

          "Loan Documents": The (1) Credit Agreement of even date among Regal Cinemas Corporation and Regal Cinemas, Inc., as borrower; the Several Lenders from time to time party thereto; Lehman Brothers Inc., as sole advisor, sole lead arranger and sole book manager; Lehman Commercial Paper Inc., as administrative agent; and the other Agents referred to therein (the "Credit Agreement"), (2) the Security Documents, the Fee Letter, the Applications and the Notes (collectively, the "Notes") each as defined in the Credit Agreement, (3) this Mortgage, (4) all other documents now or hereafter executed by Mortgagor or any other person or entity to evidence or secure the payment and performance of the Obligations and (5) all modifications, restatements, consolidations, extensions, renewals and replacements of the foregoing.

          "Mortgaged Property": All (1) the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "Land"), (2) buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"), (3) materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or that may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, goodwill, chattel paper, documents, property licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs (the "Personalty"), (5) reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property, (6) plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"), (7) of Mortgagor's right, title and interest in and to all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now

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  or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, (the "Leases"), together with all related security and other deposits, (8) of Mortgagor's right, title and interest in and to all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (9) other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Property Agreements"), (10) rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (13) mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, and (14) of Mortgagor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

          "Obligations": As defined in the Credit Agreement, as well as all obligations arising under the Guarantee and Collateral Agreement (as defined in the Credit Agreement) and including, without limitation, all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents that recite that they are intended to be secured by this Mortgage.

          "Permitted Encumbrances": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage issued on the date hereof, together with the liens and security interests in favor of Mortgagee created or permitted by the Loan Documents.

          "UCC": The Uniform Commercial Code of the State of                  or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than                  , then, as to the matter in question, the Uniform Commercial Code in effect in that state.

        2.    GRANT.    To secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, SELLS and CONVEYS the Mortgaged Property to Mortgagee, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

[Include only if required by state law: ANYTHING TO THE CONTRARY CONTAINED HEREIN NOTWITHSTANDING, THE MAXIMUM PRINCIPAL AMOUNT SECURED OR THAT UNDER ANY CONTINGENCY MAY BE SECURED HEREBY IS                                                 DOLLARS ($                  ).]

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        3.    WARRANTIES, REPRESENTATIONS AND COVENANTS.    Mortgagor warrants, represents and covenants to Mortgagee as follows:

          3.1    Title to Mortgaged Property and Lien of this Instrument.    Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates a valid, enforceable first priority lien and security interest against the Mortgaged Property.

          3.2    First Lien Status.    Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

          3.3    Payment and Performance.    Mortgagor shall pay and perform the Obligations when due under the Loan Documents to which it is a party and shall perform the Covenants under the Loan Documents in full when they are required to be performed.

          3.4    Replacement of Fixtures and Personalty.    Except as permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Mortgagee.

          3.5    Maintenance of Rights of Way, Easements and Licenses.    Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Mortgagee, not to be unreasonably withheld or delayed, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Mortgagor shall comply in all material respects with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

          3.6    Inspection.    Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and conduct such environmental, engineering and other studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

          3.7    Other Covenants.    All of the covenants in the Credit Agreement are incorporated herein by reference. All property-related covenants in the Credit Agreement are incorporated as though Mortgagor were the "Borrower" thereunder.

          3.8    Condemnation Awards and Insurance Proceeds.

            3.8.1    Condemnation Awards.    Mortgagor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquaintances therefor, subject to the terms of the Credit Agreement.

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            3.8.2    Insurance Proceeds.    Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes and directs the issuer of each of such insurance policies to make payment for all such losses to Mortgagor and Mortgagee jointly, to be released by Mortgagee or applied toward the prepayment of the Term Notes and reduction of the Revolving Credit Commitments (each as defined in the Credit Agreement) in accordance with the terms of Credit Agreement.

Notwithstanding the foregoing, Mortgagee shall make available to Mortgagor the foregoing awards, compensation and proceeds of condemnation and insurance, for the purpose of restoration and rebuilding the Mortgaged Property, to the same extent that Mortgagor or the borrowers would be entitled to retain Net Cash Proceeds in connection with a Recovery Event (as both of those terms are defined in the Credit Agreement), under the terms of the Credit Agreement.

        4.    DEFAULT AND FORECLOSURE

          4.1    Remedies.    During the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

            4.1.1    Acceleration.    To the extent permitted by the Credit Agreement, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

            4.1.2    Entry on Mortgaged Property.    Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

            4.1.3    Operation of Mortgaged Property.    Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 8 of the Credit Agreement.

            4.1.4    Foreclosure and Sale.    Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash.

            4.1.5    Receiver.    Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of

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    a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 8 of the Credit Agreement.

            4.1.6    Other.    Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Mortgage).

          4.2    Separate Sales.    The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

          4.3    Remedies Cumulative, Concurrent and Nonexclusive.    Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

          4.4    Release of and Resort to Collateral.    Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the remaining Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

          4.5    Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

          4.6    Discontinuance of Proceedings.    If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

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          4.7    Application of Proceeds.    The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

            4.7.1  to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

            4.7.2  to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Mortgagee under the Loan Documents;

            4.7.3  to the payment of the Obligations and performance of the Covenants under the Loan Documents in such manner and order of preference as Mortgagee in its sole discretion may determine; and

            4.7.4  the balance, if any, to the payment of the persons legally entitled thereto.

          4.8    Occupancy After Foreclosure.    The purchaser at any foreclosure sale pursuant to Section 4.1.4 shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

          4.9    Protective Advances and Disbursements; Costs of Enforcement.

            4.9.1  If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the interest rate applicable to overdue amounts under Section 2.15(c) of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Mortgage.

            4.9.2  Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

          4.10    No Mortgagee in Possession.    Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

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        5.    ASSIGNMENT OF RENTS AND LEASES

          5.1    Assignment.    Mortgagor hereby assigns to Mortgagee a present, absolute assignment of the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to (a) notify any person that the Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

          5.2    No Obligation.    Notwithstanding Mortgagee's rights hereunder, Mortgagee shall not be obligated to perform, and Mortgagee does not undertake to perform, any obligation, duty or liability with respect to the Leases or Rents on account of this Mortgage. Mortgagee shall have no responsibility on account of this Mortgage for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property.

          5.3    Right to Apply Rents.    Mortgagee shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Mortgagee may determine, including, without limitation, for: (a) the payment of costs and expenses of enforcing or defending the terms of this Mortgage or the rights of Mortgagee hereunder, and collecting any Rents and (b) the payment of costs and expenses of the operation and maintenance of the Mortgaged Property.

  After the payment of all such costs and expenses and after Mortgagee has established such reserves as it, in its sole discretion, deems necessary for the proper management of the Mortgaged Property, Mortgagee shall apply all remaining Rents received by it in the manner contemplated by the Credit Agreement.

          5.4    No Merger of Estates.    So long as any part of the Obligations and Covenants secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

        6.    SECURITY AGREEMENT

          6.1    Security Interest.    This Mortgage constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property that is personal property to secure the payment of the Obligations and performance of the Covenants under the Loan Documents, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreement sent to Mortgagor at least five days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

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          6.2    Financing Statements.    Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of                  at the address set forth in the first paragraph of this Mortgage.

          6.3    Fixture Filing.    This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

        7.    MISCELLANEOUS

          7.1    Notices.    Any notice required or permitted to be given under this Mortgage shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

      If to Mortgagor,
              c/o Regal Cinemas, Inc.
              7132 Mike Campbell Drive
              Knoxville, TN 37918
              Attn: Amy E. Miles

      with a copy to
              Wagner, Myers & Sanger
              1801 First Tennessee Plaza, PO Box 1308
              Knoxville, TN 37901
              Attn: Herbert S. Sanger, Jr., Esq.

      If to Mortgagee, to
              Lehman Commercial Paper Inc.
              745 Seventh Avenue, 8th Floor
              New York, NY 10019
              Attn: Francis X. Gilhool

      with a copy to
              Latham & Watkins
              885 Third Ave.
              New York, NY 10022
              Attn: Christopher R. Plaut, Esq. 023299-0182

  Any communication so addressed and mailed shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth above or in the case of any party, to such other address as such party may hereafter notify to the other parties hereto.

          7.2    Covenants Running with the Land.    All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance

8

  or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

          7.3    Attorney-in-Fact.    Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements and applications for registration necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the interest rate applicable to overdue amounts under Section 2.15(c) of the Credit Agreement; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action that it is empowered to take under this Section.

          7.4    Successors and Assigns.    This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          7.5    No Waiver.    Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

          7.6    Subrogation.    To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

          7.7    Credit Agreement.    If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

          7.8    Release.    Upon payment in full of the Obligations, the termination or expiration of all Commitments (as defined in the Credit Agreement), and provided that no Letter of Credit (as defined in the Credit Agreement) shall be outstanding, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or, at Mortgagor's request (but at no cost to Mortgagee) assign this Mortgage to a mortgagee designated by Mortgagor.

          7.9    Waiver of Stay, Moratorium and Similar Rights.    Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the

9

  provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

          7.10    Limitation on Liability.    Mortgagor's liability hereunder is subject to and limited by the exculpatory provisions of the Credit Agreement.

          7.11    Obligations of Mortgagor, Joint and Several.    If more than one person or entity has executed this Mortgage as "Mortgagor," the obligations of all such persons or entities hereunder shall be joint and several.

          7.12    Governing Law.    This Mortgage shall be governed by the laws of the State in which the Land is located.

          7.13    Headings.    The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

          7.14    Entire Agreement.    This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Mortgage as of the date first above written.

[REGAL CINEMAS, INC.]
By:
Name:
Title:

10

STATE OF                         §

COUNTY OF                         §

This instrument was acknowledged before me on January    , 2002, by                        ,                         of                         , a                        corporation, on behalf of said corporation.

                      Notary Public, State of

my commission expires:

EXHIBIT A
[Legal Description]

EXHIBIT D

FORM OF LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

by

[REGAL CINEMAS, INC.]

as Mortgagor

in favor of

LEHMAN COMMERCIAL PAPER INC.

individually and as agent

as Mortgagee

Dated as of: January    , 2002

Property Address:

RECORD AND RETURN TO:
DAVID M. STEWART
LATHAM & WATKINS
885 THIRD AVENUE
NEW YORK, NY 10022

1.	DEFINITIONS		1
2.	GRANT		3
3.	WARRANTIES, REPRESENTATIONS AND COVENANTS		3
	3.1	Title to Mortgaged Property and Lien of this Instrument	3
	3.2	First Lien Status	3
	3.3	Payment and Performance	3
	3.4	Replacement of Fixtures and Personalty	3
	3.5	Maintenance of Rights of Way, Easements and Licenses	3
	3.6	Inspection	4
	3.7	Other Covenants	4
	3.8	Condemnation Awards and Insurance Proceeds	4
	3.9	Lease	4
	3.10	Treatment of Lease in Bankruptcy	6
	3.11	Rejection of Lease by Landlord	6
	3.12	Assignment of Claims to Mortgagee	6
	3.13	Mortgagor's Acquisition of Interest in Leased Parcels	6
	3.14	New Lease Issued to Mortgagee	7
4.	DEFAULT AND FORECLOSURE		7
	4.1	Remedies	7
	4.2	Separate Sales	8
	4.3	Remedies Cumulative, Concurrent and Nonexclusive	8
	4.4	Release of and Resort to Collateral	8
	4.5	Waiver of Redemption, Notice and Marshalling of Assets	8
	4.6	Discontinuance of Proceedings	8
	4.7	Application of Proceeds	8
	4.8	Occupancy After Foreclosure	9
	4.9	Protective Advances and Disbursements; Costs of Enforcement	9
	4.10	No Mortgagee in Possession	9
5.	ASSIGNMENT OF RENTS AND LEASES		10
	5.1	Assignment	10
	5.2	No Obligation	10
	5.3	Right to Apply Rents	10
	5.4	No Merger of Estates	10
6.	SECURITY AGREEMENT		10
	6.1	Security Interest	10
	6.2	Financing Statements	11
	6.3	Fixture Filing	11
7.	MISCELLANEOUS		11
	7.1	Notices	11
	7.2	Covenants Running with the Land	12
	7.3	Attorney-in-Fact	12
	7.4	Successors and Assigns	12
	7.5	No Waiver	12
	7.6	Subrogation	12
	7.7	Credit Agreement	12
	7.8	Release	12
	7.9	Waiver of Stay, Moratorium and Similar Rights	13
	7.10	Limitation on Liability	13

7.11	Obligations of Mortgagor, Joint and Several	13
7.12	Governing Law	13
7.13	Headings	13
7.14	Entire Agreement	13

Exhibit A: legal description
Exhibit B: description of leasehold estate

INDEX OF DEFINED TERMS

Bankruptcy Code	2
Bankruptcy Law	2
Covenants	1
Credit Agreement	1
Fixtures	1
Improvements	1
Land	1
Landlord	1
Lease	2
Lease Damage Claim	2
Loan Documents	1
Mortgage	1
Mortgaged Property	1, 3
Mortgagee	1
Mortgagor	1
Notes	1
Obligations	3
Permitted Encumbrances	3
Personalty	2
Plans	2
Property Agreements	2
Rents	2
Section 365(h) Election	2
Space Leases	2
UCC	3

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LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

        This Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (this "Mortgage") is executed as of January            , 2002, by [REGAL CINEMAS, INC., a Tennessee corporation] ("Mortgagor"), whose address is 7132 Mike Campbell Dr., Knoxville, TN 37918 for the benefit of LEHMAN COMMERCIAL PAPER INC., a New York corporation ("Mortgagee") individually and as Administrative Agent for the Lenders under the Credit Agreement more fully described below, whose address is 745 Seventh Avenue, 8th Floor, New York, NY 10019.

        1.    DEFINITIONS

        As used herein, the following terms shall have the following meanings:

          "Covenants": All of the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents.

          "Loan Documents": The (1) Credit Agreement of even date among Regal Cinemas Corporation and Regal Cinemas, Inc., as borrower; the Several Lenders from time to time party thereto; Lehman Brothers Inc., as sole advisor, sole lead arranger and sole book manager; Lehman Commercial Paper Inc., as administrative agent; and the other Agents referred to therein (the "Credit Agreement"), (2) the Security Documents, the Fee Letter, the Applications and the Notes (collectively, the "Notes") each as defined in the Credit Agreement, (3) this Mortgage, (4) all other documents now or hereafter executed by Mortgagor or any other person or entity to evidence or secure the payment and performance of the Obligations and (5) all modifications, restatements, consolidations, extensions, renewals and replacements of the foregoing.

          "Mortgaged Property": All of Mortgagor's right, title and interest now or hereafter owned or acquired in and to all: (1) as lessee pursuant to the Lease (as defined below), the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "Land"), (2) as lessee pursuant to the Lease (as defined below), buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the "Improvements"), (3) materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or that may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, goodwill, chattel paper, documents, property licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs (the "Personalty"), (5) reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property, (6) plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"),

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  (7) leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, (the "Space Leases"), together with all related security and other deposits, (8) of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Space Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (9) other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Property Agreements"), (10) rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (13) mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, (14) that certain lease as described on Exhibit B attached hereto and made a part hereof (the "Lease"), as the Lease may be amended, restated, renewed or extended in the future in compliance with this Mortgage, including any options to purchase, extend or renew provided for in the Lease and any nondisturbance, attornment and recognition agreement benefiting Mortgagor with respect to the Lease, together with all credits, deposits, privileges, rights, estates, title and interest of Mortgagor as tenant under the Lease (including all rights of Mortgagor to treat the Lease as terminated under Section 365(h) (a "Section 365(h) Election") of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") or any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors (a "Bankruptcy Law"), or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto), and all books and records that contain records of payments of rent or security made under the Lease and all of Mortgagor's claims and rights to the payment of damages that may arise from Landlord's (as described on Exhibit B) ("Landlord") failure to perform under the Lease, or rejection of the Lease under any Bankruptcy Law (a "Lease Damage Claim"), Mortgagee having the right, at any time and from time to time, to notify Landlord of the rights of Mortgagee hereunder, and (15) awards, remunerations, reimbursements, settlements or compensation heretofore made to Mortgagor or hereafter to be made to Mortgagor by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

          "Obligations": As defined in the Credit Agreement, as well as all obligations arising under the Guarantee and Collateral Agreement (as defined in the Credit Agreement) and including, without limitation, all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents that recite that they are intended to be secured by this Mortgage.

          "Permitted Encumbrances": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage issued on the date hereof, liens and security interests in favor of Mortgagee created or permitted by the Loan Documents.

          "UCC": The Uniform Commercial Code of the State of                or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a

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  state other than                , then, as to the matter in question, the Uniform Commercial Code in effect in that state.

        2.    GRANT.    To secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, SELLS and CONVEYS the Mortgaged Property to Mortgagee, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

        [Include only if required by state law: ANYTHING TO THE CONTRARY CONTAINED HEREIN NOTWITHSTANDING, THE MAXIMUM PRINCIPAL AMOUNT SECURED OR THAT UNDER ANY CONTINGENCY MAY BE SECURED HEREBY IS                    DOLLARS ($            ).]

        3.    WARRANTIES, REPRESENTATIONS AND COVENANTS.    Mortgagor warrants, represents and covenants to Mortgagee as follows:

          3.1    Title to Mortgaged Property and Lien of this Instrument.    Mortgagor warrants that Mortgagor has a good and insurable leasehold estate in and to the Land and a good and insurable leasehold estate in and to each of the Improvements and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, transfer, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the same and that, except for the Permitted Encumbrances, Mortgagor possesses an unencumbered leasehold estate in the Land and an unencumbered leasehold estate in the Improvements and that it owns the other Mortgaged Property free and clear of any liens, claims or interests except for the Permitted Encumbrances. This Mortgage creates a valid, enforceable first priority lien and security interest against the Mortgaged Property.

          3.2    First Lien Status.    Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

          3.3    Payment and Performance.    Mortgagor shall pay and perform the Obligations when due under the Loan Documents to which it is a party and shall perform the Covenants under the Loan Documents in full when they are required to be performed, and shall timely pay the rentals, additional rent and other charges required by and payable under the Lease in accordance with the terms of the Lease.

          3.4    Replacement of Fixtures and Personalty.    Except as permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Mortgagee.

          3.5    Maintenance of Rights of Way, Easements and Licenses.    Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Mortgagee, not to be unreasonably withheld or delayed, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property.

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  Mortgagor shall comply in all material respects with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

          3.6    Inspection.    Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and conduct such environmental, engineering and other studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

          3.7    Other Covenants.    All of the covenants in the Credit Agreement are incorporated herein by reference, including, without limitation, the provisions contained in the Credit Agreement regarding insurance, casualty, condemnation, leasing and maintenance of the Mortgaged Property. Mortgagor shall furnish all information that Mortgagee may reasonably request from time to time concerning Mortgagor's compliance with the terms of the Lease. All property-related covenants in the Credit Agreement are incorporated as though Mortgagor were the "Borrower" thereunder.

          3.8    Condemnation Awards and Insurance Proceeds.

            3.8.1    Condemnation Awards.    To the extent permitted by the Lease, Mortgagor assigns all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquaintances therefor, subject to the terms of the Credit Agreement.

            3.8.2    Insurance Proceeds.    To the extent permitted by the Lease, Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes and directs the issuer of each of such insurance policies to make payment for all such losses to Mortgagor and Mortgagee jointly, to be released by Mortgagee or applied toward the prepayment of the Term Notes and reduction of the Revolving Credit Commitments (each as defined in the Credit Agreement) in accordance with the terms of Credit Agreement.

    Notwithstanding the foregoing, Mortgagee shall make available to Mortgagor the foregoing awards, compensation and proceeds of condemnation and insurance, for the purpose of restoration and rebuilding the Mortgaged Property, to the same extent that Mortgagor or the borrowers would be entitled to retain Net Cash Proceeds in connection with a Recovery Event (as both of those terms are defined in the Credit Agreement), under the terms of the Credit Agreement.

          3.9    Lease.    Mortgagor represents, warrants and covenants the following with respect to the Lease:

            3.9.1 Mortgagor has delivered to Mortgagee true, correct and complete copies of the Lease, including all amendments and modifications, written or oral, existing as of the date hereof. To Mortgagor's knowledge, no amendments or modifications are currently under discussion.

            3.9.2 Mortgagor shall not enter into any modifications or amendments of the Lease (except for those of an operational nature that do not affect the term, or economic terms, of the Lease) without the prior written consent of Mortgagee, not to be unreasonably withheld; it being understood that Mortgagee shall promptly respond to any requests made by Mortgagor pursuant to this paragraph.

            3.9.3 Except for any cure obligations necessary for the assumption of the Lease pursuant to the United States Bankruptcy Code, to Mortgagor's knowledge, no default now exists under

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    the Lease, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Mortgagor or any other party under such Lease to cancel the same or otherwise avoid its obligations.

            3.9.4    Except for this Mortgage or other assignments in favor of Mortgagee, Mortgagor has not executed any assignment or pledge of the Lease or of Mortgagor's right, title and interest in the same, which now is in effect.

            3.9.5    This Mortgage conforms and complies with the terms of the Lease, does not constitute a violation under the Lease and is and at all times shall constitute a valid lien (subject only to those matters permitted by this Mortgage) on Mortgagor's interests in the Lease.

            3.9.6    Promptly after the date hereof, and again promptly after execution of any amendment to this Mortgage, Mortgagor shall notify Landlord of the execution and delivery of this Mortgage or amendment, as the case may be.

            3.9.7    Mortgagor hereby irrevocably delegates to Mortgagee the nonexclusive authority to exercise any or all of Mortgagor's rights, including the right to give any and all notices to Landlord under the Lease, whether or not Mortgagor has failed to exercise such right. Nothing in the foregoing delegation of authority shall be deemed to impose any obligation or duty upon Mortgagee. Notwithstanding such delegation of authority, Mortgagee grants Mortgagor a revocable exclusive license to exercise such authority which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default in accordance with the Credit Agreement.

            3.9.8    Mortgagor shall not default under the Lease. Mortgagor shall promptly deliver to Mortgagee a copy of any notice of default or termination that it receives from Landlord. Mortgagor shall promptly notify Mortgagee of any request that either party to the Lease makes for arbitration pursuant to the Lease, and of the institution of any such arbitration. Upon an Event of Default, Mortgagee may participate in any such arbitration in such manner as Mortgagee shall reasonably determine appropriate, including, upon the occurrence of an Event of Default and during the continuation thereof, to the exclusion of Mortgagor.

            3.9.9    Except as provided in the Credit Agreement, Mortgagor shall renew the Lease when and as permitted in accordance with its terms. Mortgagor shall not, without Mortgagee's consent, fail or refuse to take timely and appropriate action to renew the Lease when and as permitted by such Lease. Mortgagor shall not take action to end the Lease prior to the natural expiration (with all available renewals) of the term of the Lease without Mortgagee's consent, not to be unreasonably withheld.

            3.9.10    Except as required by the Lease, Mortgagor shall not subordinate, or consent to the subordination of, the Lease to any deed of trust or other lien encumbering Landlord's estate in the Land.

            3.9.11    Mortgagor's obligations under this Mortgage are independent of and in addition to Mortgagor's obligations under the Lease. Nothing in this Mortgage shall be construed to require Mortgagor or Mortgagee to take or omit to take any action that would cause a default under the Lease.

            3.9.12    Mortgagor shall promptly notify Mortgagee after learning of the commencement of any bankruptcy, reorganization, insolvency or similar proceeding affecting Landlord or the occurrence of any event that could, with the passage of time, constitute such a proceeding. Mortgagor shall also promptly forward to Mortgagee copies of any documents, notices,

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    summonses and other documents that Mortgagor receives in connection with Landlord's bankruptcy or related proceeding.

          3.10    Treatment of Lease in Bankruptcy.

            3.10.1    If Landlord rejects or disaffirms, or seeks or purports to reject or disaffirm, the Lease pursuant to any Bankruptcy Law, then Mortgagor shall not exercise the 365(h) Election except as otherwise provided in this paragraph. To the extent permitted by law, Mortgagor shall not suffer or permit the termination of any Lease by exercise of the 365(h) Election or otherwise without Mortgagee's consent. Mortgagor acknowledges that because the Lease is a primary element of Mortgagee's security for the Obligations secured hereunder, it is not anticipated that Mortgagee would consent to termination of the Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.

            3.10.2    Mortgagor hereby assigns to Mortgagee the 365(h) Election with respect to the Lease until the Obligations secured hereunder have been satisfied in full. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee's other rights and interests under this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating the Lease would constitute waste prohibited by this Mortgage.

            3.10.3    Mortgagor acknowledges that if the 365(h) Election is exercised in favor of Mortgagor's remaining in possession under the Lease, then Mortgagor's resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

          3.11    Rejection of Lease by Landlord.    If Landlord rejects or disaffirms the Lease or purports or seeks to disaffirm such Lease pursuant to any Bankruptcy Law, then:

            3.11.1    Mortgagor shall remain in possession of the Land demised under the Lease and shall perform all acts necessary for Mortgagor to remain in such possession for the unexpired term of such Lease, whether the then existing terms and provisions of such Lease require such acts or otherwise; and

            3.11.2    All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor's rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Mortgagor's rights to remain in possession of the Land.

          3.12    Assignment of Claims to Mortgagee.    Mortgagor, immediately upon learning that Landlord has failed to perform the terms and provisions under the Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Lease pursuant to any Bankruptcy Law), shall notify Mortgagee of any such failure to perform. Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee any and all Lease Damage Claims. This assignment constitutes a present, irrevocable, and unconditional assignment of the Lease Damage Claims, and shall continue in effect until the Obligations secured hereunder have been satisfied in full. Notwithstanding the foregoing, Mortgagee grants to Mortgagor a revocable license to exercise any Lease Damage Claims which license may only be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default.

          3.13    Mortgagor's Acquisition of Interest in Leased Parcels.    If Mortgagor acquires the fee or any other interest in the Land or Improvements, such acquired interest shall immediately become subject to the lien of this Mortgage as fully and completely, and with the same effect, as if

6

  Mortgagor now owned it and as if this Mortgage specifically described it, without need for the delivery and/or recording of a supplement to this Mortgage or any other instrument. In the event of any such acquisition, the fee and leasehold interests in such Land or Improvements, unless Mortgagee elects otherwise in writing, remain separate and distinct and shall not merge, notwithstanding any principle of law to the contrary.

          3.14    New Lease Issued to Mortgagee.    If the Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision of the Lease, Mortgagee or its designee shall acquire from Landlord a new lease of the relevant leased premises, then Mortgagor shall have no right, title or interest in or to such new lease or the estate created thereby.

        4.    DEFAULT AND FORECLOSURE

          4.1    Remedies.    During the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

            4.1.1    Acceleration.    To the extent permitted by the Credit Agreement, declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

            4.1.2    Entry on Mortgaged Property.    Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

            4.1.3    Operation of Mortgaged Property.    Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 8 of the Credit Agreement.

            4.1.4    Foreclosure and Sale.    Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten days prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash.

            4.1.5    Receiver.    Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in

7

    similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 8 of the Credit Agreement.

            4.1.6    Other.    Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Mortgage).

          4.2    Separate Sales.    The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

          4.3    Remedies Cumulative, Concurrent and Nonexclusive.    Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

          4.4    Release of and Resort to Collateral.    Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the remaining Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

          4.5    Waiver of Redemption, Notice and Marshalling of Assets.    To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

          4.6    Discontinuance of Proceedings.    If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default that may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

          4.7    Application of Proceeds.    The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property,

8

  shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

            4.7.1    to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, (2) court costs, (3) reasonable attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;

            4.7.2    to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Mortgagee under the Loan Documents;

            4.7.3    to the payment of the Obligations and performance of the Covenants under the Loan Documents in such manner and order of preference as Mortgagee in its sole discretion may determine; and

            4.7.4    the balance, if any, to the payment of the persons legally entitled thereto.

          4.8    Occupancy After Foreclosure.    The purchaser at any foreclosure sale pursuant to Section 4.1.4 shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

          4.9    Protective Advances and Disbursements; Costs of Enforcement.

            4.9.1    If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the interest rate applicable to overdue amounts under Section 2.15(c) of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Mortgage.

            4.9.2    Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

          4.10.    No Mortgagee in Possession.    Neither the enforcement of any of the remedies under this Article, the assignment of the Rents and Space Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Space Leases or otherwise.

9

        5.    ASSIGNMENT OF RENTS AND LEASES

          5.1    Assignment.    Mortgagor hereby assigns to Mortgagee a present, absolute assignment of the Space Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to (a) notify any person that the Space Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Space Leases; (c) enforce payment of Rents and other rights under the Space Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Space Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) sublease and/or assign all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Mortgagor under the Space Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.

          5.2    No Obligation.    Notwithstanding Mortgagee's rights hereunder, Mortgagee shall not be obligated to perform, and Mortgagee does not undertake to perform, any obligation, duty or liability with respect to the Space Leases or Rents on account of this Mortgage. Mortgagee shall have no responsibility on account of this Mortgage for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property.

          5.3    Right to Apply Rents.    Mortgagee shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Mortgagee may determine, including, without limitation, for: (a) the payment of costs and expenses of enforcing or defending the terms of this Mortgage or the rights of Mortgagee hereunder, and collecting any Rents and (b) the payment of costs and expenses of the operation and maintenance of the Mortgaged Property.

  After the payment of all such costs and expenses and after Mortgagee has established such reserves as it, in its sole discretion, deems necessary for the proper management of the Mortgaged Property, Mortgagee shall apply all remaining Rents received by it in the manner contemplated by the Credit Agreement.

          5.4    No Merger of Estates.    So long as any part of the Obligations and Covenants secured hereby remain unpaid and undischarged, the fee, leasehold and subleasebold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

        6.    SECURITY AGREEMENT

          6.1    Security Interest.    This Mortgage constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Space Leases, Rents and Property Agreements. To this end, unless the Lease provides a security interest with priority to the lessor, Mortgagor grants to Mortgagee, a first and prior security interest in the Personalty, Fixtures, Plans, Space Leases, Rents and Property Agreements and all other Mortgaged Property that is personal property to secure the payment of the Obligations and performance of the Covenants under the Loan Documents, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Plans, Space Leases, Rents and Property Agreement sent to Mortgagor

10

  at least five days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

          6.2    Financing Statements.    Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of                        at the address set forth in the first paragraph of this Mortgage.

          6.3    Fixture Filing.    This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property that is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

        7.    MISCELLANEOUS

          7.1    Notices.    Any notice required or permitted to be given under this Mortgage shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy. All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

      If to Mortgagor,

        c/o Regal Cinemas, Inc.
        7132 Mike Campbell Drive
        Knoxville, TN 37918
        Attn: Amy E. Miles

      with a copy to

        Wagner, Myers & Sanger
        1801 First Tennessee Plaza, PO Box 1308
        Knoxville, TN 37901
        Attn: Herbert S. Sanger, Jr., Esq.

      If to Mortgagee, to

        Lehman Commercial Paper Inc.
        745 Seventh Avenue, 8th Floor
        New York, NY 10019
        Attn: Francis X. Gilhool

      with a copy to

        Latham & Watkins
        885 Third Ave.
        New York, NY 10022
        Attn: Christopher R. Plaut, Esq. 023299-0182

  Any communication so addressed and mailed shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth above or in the case of any party, to such other address as such party may hereafter notify to the other parties hereto.

11

          7.2    Covenants Running with the Land.    All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

          7.3    Attorney-in-Fact.    Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attomey-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Space Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements and applications for registration necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the interest rate applicable to overdue amounts under Section 2.15(c) of the Credit Agreement; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action that it is empowered to take under this Section.

          7.4    Successors and Assigns.    This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          7.5    No Waiver.    Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

          7.6    Subrogation.    To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

          7.7    Credit Ageement.    If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

          7.8    Release.    Upon payment in full of the Obligations, the termination or expiration of all Commitments (as defined in the Credit Agreement), and provided that no Letter of Credit (as defined in the Credit Agreement) shall be outstanding, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or, at Mortgagor's request (but at no cost to Mortgagee) assign this Mortgage to a mortgagee designated by Mortgagor.

12

          7.9    Waiver of Stay, Moratorium and Similar Rights.    Mortgagor agrees, to the fall extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

          7.10    Limitation on Liability.    Mortgagor's liability hereunder is subject to and limited by the exculpatory provisions of the Credit Agreement.

          7.11    Obligations of Mortgagor, Joint and Several.    If more than one person or entity has executed this Mortgage as "Mortgagor," the obligations of all such persons or entities hereunder shall be joint and several.

          7.12    Governing Law.    This Mortgage shall be governed by the laws of the State in which the Land is located.

          7.13    Headings.    The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

          7.14    Entire Agreement.    This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Mortgage as of the date first above written.

[REGAL CINEMAS, INC.]

By:
Name:
Title:

13

STATE OF	§
COUNTY OF	§

        This instrument was acknowledged before me on January     , 2002, by                        of                         , a                        corporation, on behalf of said corporation.

Notary Public, State of
my commission expires:

EXHIBIT A

[Legal Description]

EXHIBIT B
DESCRIPTION OF LEASEHOLD ESTATE

        Lease (the "Lease"), dated                        , between [Regal Cinemas, Inc.], as tenant, and                        , as landlord (the "Landlord"), dated                        , a memorandum of which was recorded at                        .

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

        Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among REGAL CINEMAS CORPORATION, a Delaware corporation ( "Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ( "Regal" and, together with Holdings, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers (in such capacity, the "Arrangers"), CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

          1.    The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility" collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

          2.    The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their Subsidiaries or any other obligor or the performance or observance by the Borrowers, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3.    The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.20(f) of the Credit Agreement.

          4.    The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5.    Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

          6.    From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7.    This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned(4)
	$	.	%

[Name of Assignor]		[Name of Assignee]
By:		By:

	Title		Title

(4)
Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted:	Consented To (if required):
LEHMAN COMMERCIAL PAPER INC., as Administrative Agent	REGAL CINEMAS CORPORATION
By:	By:

Title:	Title:
REGAL CINEMAS, INC.
By:
Title:
LEHMAN COMMERCIAL PAPER, INC., as Administrative Agent
By:
Title:

EXHIBIT F-1

August 12, 2002

Lehman Commercial Paper Inc., as Administrative Agent,
Lehman Brothers, Inc. and Credit Suisse First Boston, as Joint Lead Arrangers,
Credit Suisse First Boston, as Syndication Agent,
General Electric Capital Corporation, as Documentation Agent,
and each of the Lenders and Issuing Lenders party from time to the
Amended and Restated Credit Agreement referred to below

c/o Lehman Commercial Paper Inc.
745 Seventh Avenue, 8th Floor
New York, NY 10019

        Re:    Regal Cinemas Corporation and Regal Cinemas, Inc.

Ladies and Gentlemen:

        This firm has acted as counsel to Regal Cinemas Corporation, a Delaware corporation (the "Company"), Regal Cinemas, Inc., a Tennessee corporation ("RCI"), and those subsidiaries of RCI incorporated in Delaware (the "Delaware Guarantors") or California (the "California Guarantors" and, together with the Delaware Guarantors, the "Applicable Guarantors") listed on Schedule 1 hereto (and those other subsidiaries of the Company listed on Schedule 1 hereto (the "Other Guarantors" and, together with the Applicable Guarantors, the "Guarantors") in connection with the Amended and Restated Credit Agreement, dated as of August 12, 2002 (the "Amended and Restated Credit Agreement"), among the Company and RCI, as Borrowers, the several lenders named therein, Lehman Brothers Inc. and Credit Suisse First Boston, as Joint Advisors, Joint Lead Arrangers and Joint Book Managers, Credit Suisse First Boston, as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent. The Amended and Restated Credit Agreement amends and restates the Credit Agreement, dated as of January 29, 2002, as amended, among the Company and RCI as Borrowers, the several lenders named therein, Lehman Brothers Inc., as Sole Advisor, Sole Lead Arranger and Sole Book Manager, Credit Suisse First Boston, as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent. This opinion letter is furnished to you pursuant to the requirements set forth in Section 5.1(k) of the Amended and Restated Credit Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein that are defined in the Amended and Restated Credit Agreement have the meanings set forth in the Amended and Restated Credit Agreement, unless otherwise defined herein.

        For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

  1.
  Executed copy of the Amended and Restated Credit Agreement

  2.
  Executed copy of the Credit Agreement dated as of January 29, 2002, the Company and RCI as Borrowers, the several lenders named therein, Lehman Brothers Inc., as Sole Advisor, Sole Lead Arranger and Sole Book Manager, Credit Suisse First Boston, as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent, as amended by the First Amendment to Credit Agreement and Guarantee and Collateral Agreement, dated as of April 16, 2002 (the "First Amendment"), among the Company, RCI, the lenders named therein and Lehman Commercial Paper, Inc., as Administrative Agent.

  3.
  Executed copy of the Tranche C Term Notes dated August 12, 2002, issued by the Company and RCI payable to the order of certain Lenders (the "Tranche C Term Credit Notes").

  4.
  Executed copy of the Assumption Agreement, dated as of April 17, 2002 (the "Assumption Agreement"), by Florence Theatre Corporation, United Cinema Corporation, Edwards Theatres, Inc., and Morgan Edwards Theatre Corporation (collectively, the "Additional Guarantors").

  5.
  Executed copy of the Guarantee and Collateral Agreement, dated as of January 29, 2002, by the Company, RCI and each of the Guarantors other than the Additional Guarantors in favor of Lehman Commercial Paper Inc., as Administrative Agent, as amended by the First Amendment and as supplemented by the Assumption Agreement (the "Guaranty Agreement").

  6.
  Executed copy of the Confirmation and Amendment Agreement, dated as of August 12, 2002, among the Company, RCI, each of the Guarantors and the Administrative Agent (the "Confirmation Agreement").

  7.
  The Certificate of Incorporation of the Company with amendments thereto, as certified by the Secretary of State of the State of Delaware on April 1, 2002 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

  8.
  The bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

  9.
  A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated July 26, 2002.

  10.
  Certain resolutions of the Board of Directors of the Company adopted by unanimous written consent dated August 12, 2002, as certified by the Secretary of the Company as being complete, accurate and in effect, on the date hereof relating to, among other things, authorization of the Amended and Restated Credit Agreement, the Confirmation Agreement and the transactions contemplated thereby.

  11.
  A certificate of certain officers of the Company, dated the date hereof as to certain facts relating to the Company.

  12.
  A certificate of the Secretary of the Company, dated the date hereof as to the incumbency and signatures of certain officers of the Company.

  13.
  The Certificate of Incorporation of RCI with amendments thereto, as certified by the Secretary of State of the State of Tennessee on April 1, 2002 and as certified by the Secretary of RCI on the date hereof as being complete, accurate and in effect.

  14.
  The bylaws of RCI, as certified by the Secretary of RCI on the date hereof as being complete, accurate and in effect.

  15.
  A certificate of good standing of RCI issued by the Secretary of State of the State of Tennessee dated July 25, 2002.

  16.
  Certain resolutions of the Board of Directors of RCI adopted by unanimous written consent dated August 12, 2002, as certified by the Secretary of RCI on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Amended and Restated Credit Agreement, the Confirmation Agreement and the transactions contemplated thereby.

  17.
  A certificate of certain officers of RCI, dated the date hereof, as to certain facts relating to RCI.

  18.
  A certificate of the Secretary of RCI, dated the date hereof, as to the incumbency and signatures of certain officers of RCI.

  19.
  The Certificate of Incorporation of each of the Delaware Guarantors with amendments thereto, as certified by the Secretary of State of the State of Delaware on April 1, 2002 (with respect to Regal Investment Company), April 2, 2002 (with respect to each of Act III Cinemas, Inc., Act III Inner Loop Theatres, Inc., Act III Theatres, Inc., A 3 Theatres of Texas, Inc., Regal Cinemas Holdings, Inc. and Regal Cinemas Group, Inc.) and April 16, 2002 (with respect to Edwards Theatres, Inc.) and as certified by the Secretary of each such Delaware Guarantor on the date hereof as being complete, accurate and in effect.

  20.
  The Articles of Incorporation of each of the California Guarantors with amendments thereto, as certified by the Secretary of State of the State of California on May 2, 2002 and as certified by the Secretary of each such California Guarantor on the date hereof as being complete, accurate and in effect.

  21.
  The bylaws of each of the Applicable Guarantors, as certified by the Secretary of each such Applicable Guarantor on the date hereof as being complete, accurate and in effect.

  22.
  A certificate of good standing of each of the Delaware Guarantors issued by the Secretary of State of the State of Delaware dated July 26, 2002 (with respect to the Delaware Guarantors other than Edwards Theatres, Inc.) and dated August 1, 2002 (with respect to Edwards Theatres, Inc.).

  23.
  A certificate of status of each of the California Guarantors issued by the Secretary of State of the State of California, dated July 26, 2002 and a certificate of status of each of the California Guarantors issued by the State of California Franchise Tax Board, dated July 26, 2002, stating that each such California Guarantor is in good standing with the California Franchise Tax Board.

  24.
  Certain resolutions of the Board of Directors of each of the Delaware Guarantors adopted by unanimous written consent dated August 12, 2002, as certified by the Secretary of such Delaware Guarantor on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Confirmation Agreement and arrangements in connection therewith.

  25.
  Certain resolutions of the Board of Directors of each of the California Guarantors adopted by unanimous written consent dated August 12, 2002, as certified by the Secretary of such California Guarantor on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Confirmation Agreement and arrangements in connection therewith.

  26.
  A certificate of certain officers of each of the Applicable Guarantors, dated the date hereof, as to certain facts relating to each such entity.

  27.
  A certificate of the Secretary of each of the Applicable Guarantors, dated the date hereof, as to the incumbency and signatures of certain officers of each such entity.

  28.
  Certain agreements and contracts of each of the Company and RCI as listed on Schedule 2 attached hereto (the "Reviewed Agreements").

  29.
  Hogan & Hartson L.L.P. litigation docket.

        The Guaranty Agreement, as amended by the Confirmation Agreement, is sometimes hereinafter referred to as the "Amended Guaranty Agreement." The Amended and Restated Credit Agreement, the Tranche C Term Notes and the Confirmation Agreement are sometimes hereinafter referred to collectively as the "Loan Documents." The Loan Documents and the Guaranty Agreement are sometimes hereinafter referred to collectively as the "Transaction Documents."

        In our examination of the Loan Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the opinions expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        As used in this opinion letter, the phrase "to our knowledge" means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Company and RCI in connection with the Loan Documents.

        For purposes of this opinion letter, we have assumed that (i) each of the parties to the Transaction Documents (other than, with respect to the Loan Documents only, the Company and the Applicable Guarantors, as applicable) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Transaction Documents and each of such parties has complied with all legal requirements pertaining to their status as such status relates to their rights to enforce the Transaction Documents against the Company, RCI and the Guarantors, (ii) each of the parties to the Transaction Documents (other than, with respect to the Loan Documents only, the Company and the Applicable Guarantors, as applicable) has duly authorized, executed and delivered the Transaction Documents to which it is a party, (iii) each of the parties to the Transaction Documents (other than, with respect to the Loan Documents only, the Company and the Applicable Guarantors, as applicable) is validly existing and in good standing in all necessary jurisdictions, (iv) the Transaction Documents constitute valid and binding obligations of each party thereto (other than, with respect to the Loan Documents only, the Company, RCI and the Guarantors, as applicable), enforceable against each such party in accordance with their respective terms, (v) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Transaction Documents, and the conduct of all parties to the Transaction Documents has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

        For purposes of the opinions set forth in paragraphs (f), (g), (h), and (i) below, we have made the following further assumptions: (i) the execution, delivery and performance by the Company, RCI and the Guarantors of the Guaranty Agreement was duly authorized by all necessary corporate action of the Company, RCI and the Guarantors as of the date each became a party thereto and (ii) immediately prior to the execution and delivery of the Amended and Restated Credit Agreement and the Confirmation Agreement, the Credit Agreement and the Guaranty Agreement had been duly executed and delivered on behalf of the Company, RCI and each of the Guarantors, as applicable, and constituted a valid and binding obligation of the Company, RCI and each such Guarantor, as applicable, enforceable against the Company, RCI and each such Guarantor, as applicable, in accordance with its terms.

        For purposes of the opinions set forth in paragraphs (j) and (k) below, we have made the following further assumptions: (i) that all orders, judgments, decrees, agreements and contracts referred to therein would be enforced as written; (ii) that none of the parties to the Transaction Documents will in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any order, judgment, decree, agreement or contract; (iii) that each of the parties to the Transaction Documents will obtain all permits and governmental approvals required in the future, and take all actions required, relevant to subsequent consummation of the transactions contemplated under the Transaction Documents or performance of the Transaction Documents after the date hereof; and (iv) that all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

        This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the General Corporation Law of the State of Delaware, as amended, (the

"Delaware Corporation Law"); (ii) the General Corporation Law of the State of California, as amended (the "California Corporation Law"); (iii) as to the opinions given in paragraphs (f), (g), (h) and (i), except to the extent excluded below, New York law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York); and (iv) as to the opinions given in paragraphs (j) and (k), except to the extent excluded below, federal statutes, rules and regulations and the law of the State of New York (but not including any statutes, ordinances, administrative decisions or regulations of any political subdivision of the State of New York); provided, however, that we express no opinion as to federal or state securities, antitrust, unfair competition, bank regulatory or tax laws or regulations and we express no opinion as to any other laws, statutes, rules or regulations not specifically identified above; and further provided that, with respect to clauses (iii) and (iv) above, the opinions expressed herein are based upon a review of those federal statutes and regulations and the law of the State of New York that, in our experience, are generally recognized as applicable to the transactions contemplated in the Transaction Documents (the federal statutes and regulations identified in clause (iv) above, subject to the exclusions and limitations set forth above, are referred to as "Applicable Federal Law" and the law of the State of New York identified in clause (iv) above, subject to the exclusions and limitations set forth above, is referred to as "Applicable New York Law").

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a)  The Company is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 9 above under the laws of the State of Delaware.

          (b)  The Company has the corporate power to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance by the Company of the Loan Documents to which it is a party and the performance by the Company of the Amended Guaranty Agreement have been duly authorized by all necessary corporate action of the Company.

          (c)  Each of the Delaware Guarantors is validly existing as a corporation and in good standing as of the date of the applicable certificate specified in paragraph 22 above under the laws of the State of Delaware.

          (d)  Each of the California Guarantors is validly existing as a corporation and in good standing as of the date of the applicable certificate specified in paragraph 23 above under the laws of the State of California.

          (e)  Each of the Applicable Guarantors has the corporate power to execute, deliver and perform the Confirmation Agreement. The execution, delivery and performance by each of the Applicable Guarantors of the Confirmation Agreement and the performance of the Amended Guaranty Agreement by each of the Applicable Guarantors has been duly authorized by all necessary corporate action of such Applicable Guarantor.

          (f)    Each of the Loan Documents to which the Company is a party has been duly executed and delivered on behalf of the Company. Each of the Amended and Restated Credit Agreement, the Tranche C Term Notes, the Confirmation Agreement and the Amended Guaranty Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (g)  Each of the Amended and Restated Credit Agreement, the Tranche C Term Notes, the Confirmation Agreement and the Amended Guaranty Agreement constitutes a valid and binding obligation of RCI, enforceable against RCI in accordance with its terms.

          (h)  The Confirmation Agreement has been duly executed and delivered on behalf of each of the Applicable Guarantors. Each of the Confirmation Agreement and the Amended Guaranty Agreement constitutes a valid and binding obligation of each Applicable Guarantor, enforceable against such Applicable Guarantor in accordance with its terms.

          (i)    Each of the Confirmation Agreement and the Amended Guaranty Agreement constitutes a valid and binding obligation of each Other Guarantor, enforceable against such Other Guarantor in accordance with its terms.

          (j)    The execution, delivery and performance of each of the Loan Documents to which the Company or any Applicable Guarantor is a party and the performance of the Amended Guaranty Agreement by the Company or any Applicable Guarantor do not (i) violate the Certificate of Incorporation or bylaws of the Company, the Certificate of Incorporation or bylaws of each of the Delaware Guarantors or the Articles of Incorporation or bylaws of each of the California Guarantors, as applicable or, (ii) violate the Delaware Corporation Law, in the case of the Delaware Guarantors, or the California Corporation Law, in the case of the California Guarantors. The execution, delivery and performance of each of the Loan Documents to which the Company, RCI or any Guarantor is a party and the performance of the Amended Guaranty Agreement by the Company, RCI or any Guarantor do not (x) violate any applicable provision of Applicable Federal Law or any applicable provision of Applicable New York Law, (y) to our knowledge, violate any court or administrative order, judgment or decree that names the Company, RCI or any Guarantor and is specifically directed to them or any of their respective properties, or (z) breach or constitute a default under any Reviewed Agreement.

          (k)  Except for the filing of any financing statements under the applicable Uniform Commercial Code to the extent required under the Amended Guaranty Agreement, no approval or consent of, or registration or filing with any federal government agency, the Secretary of State of the State of Delaware, the Secretary of State of the State of California or the Secretary of State of the State of New York is required to be obtained or made by the Company, RCI or the Guarantors, as applicable, in connection with the execution, delivery and performance on the date hereof by the Company, RCI and the Guarantors of the Loan Documents, as applicable.

        Based solely upon the officers' certificates identified in paragraphs 11, 17 and 26 above and a review of this firm's litigation docket, we hereby confirm to you that, to our knowledge, there are no actions, suits or proceedings pending or overtly threatened in writing against the Company or any Applicable Guarantor or in which either the Company or any Applicable Guarantor is a party, before any court or governmental department, commission, board, bureau, agency or instrumentality that question the validity of the Amended and Restated Credit Agreement or any action taken or to be taken pursuant thereto, or that seek to enjoin or otherwise prevent the consummation of the transactions contemplated by the Amended and Restated Credit Agreement or to recover in damages or obtain other relief as a result thereof.

        Our opinions expressed in paragraphs (f), (g), (h) and (i) above are subject to the qualification that certain rights, remedies, waivers and other provisions of the Loan Documents and the Amended Guaranty Agreement may not be enforceable in accordance with their terms, but, subject to the exceptions, qualifications and limitations set forth elsewhere in this opinion letter, such unenforceability would not render the Loan Documents or the Amended Guaranty Agreement invalid as a whole or preclude (i) the judicial enforcement of the obligations of the Company and RCI to pay the principal of the Loans and interest thereon at the rate or rates (but not including any increase in rate after default to the extent deemed a penalty) set forth therein, (ii) in circumstances in which a court will provide a remedy, the Lender's right to accelerate and demand payment of the Loans or (iii) the judicial enforcement of the obligations of the Guarantors under the Amended Guaranty Agreement after a default of the Borrowers beyond any applicable grace period with respect to the Loan Documents to pay the principal of the Loans and interest thereon at the rate or rates (but not including any increase after default to the extent deemed a penalty) set forth in the Amended and Restated Credit Agreement.

        Our opinions expressed in paragraphs (f), (g), (h) and (i) above is subject to the further qualification that we express no opinion regarding the enforceability of the Amended Guaranty Agreement in the event of or with respect to (i) any modification to or amendment of the Company's and RCI's obligations under the Loan Documents that increases such obligations, without the consent of each Guarantor to the extent such consent is necessary under applicable law or the Amended Guaranty Agreement to bind such Guarantor to pay or perform any such increased liability, (ii) any election of remedies or other actions of any Lender following default by the Company or RCI under the Loan Documents that prejudices any Guarantor, or (iii) any indemnity set forth in the Amended Guaranty Agreement in favor of the Lenders or any other party against the negligence or other acts or omissions of the Lenders or such party, or their respective agents, employees, contractors, or consultants.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law); and (3) generally applicable rules of law that limit or affect the enforceability of provisions that purport to waive or to require the waiver of (or have the effect of waiving) procedural, judicial or substantive rights and defenses.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Amended and Restated Credit Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm, except that your participants, successors and assigns may rely upon this opinion letter (it being understood that this opinion letter speaks only as of the date hereof, and that no such reliance will have any effect on the scope, phrasing or originally intended use of this opinion letter). Notwithstanding the immediately preceding sentence, you may furnish a copy of this letter to a governmental entity that has regulatory or supervisory authority over any Lender and that requires such a copy.

                      Very truly yours,

                      HOGAN & HARTSON L.L.P.

SCHEDULE 1—GUARANTORS

Applicable Guarantors

  Delaware Guarantors:

  Act III Cinemas, Inc.
  Act III Inner Loop Theatres, Inc.
  Act III Theatres, Inc.
  A 3 Theatres of Texas, Inc.
  Edwards Theatres, Inc.
  Regal Cinemas Group, Inc.
  Regal Cinemas Holdings, Inc.
  Regal Investment Company

  California Guarantors:

  Florence Theatre Corporation
  Morgan Edwards Theatre Corporation
  United Cinema Corporation

Other Guarantors:

  A 3 Theatres of San Antonio, Ltd.
  Broadway Cinema, Inc.
  Cobb Finance Corp.
  Eastgate Theatre, Inc.
  General American Theatres, Inc.
  J.R. Cinemas, Inc.
  R.C. Cobb, Inc.
  TEMT Alaska, Inc.

SCHEDULE 2—REVIEWED AGREEMENTS

1.
Indenture dated as of January 29, 2002, among Regal Cinemas Corporation, as Issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee

2.
First Supplement to Indenture dated as of April 17, 2002, by and among Regal Cinemas Corporation, the Guarantors party thereto and U.S. Bank National Association, as Trustee

3.
Second Supplemental Indenture dated as of April 17, 2002, by and among Regal Cinemas Corporation, Edwards Theatres, Inc. and the subsidiaries of Edwards Theatres, Inc. and U.S. Bank National Association as Trustee

EXHIBIT F-2

BASS, BERRY & SIMS PLC
KNOXVILLE OFFICE	A PROFESSIONAL LIMITED LIABILITY COMPANY	DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700	ATTORNEYS AT LAW	AMSOUTH CENTER
KNOXVILLE, TN 37902		315 DEADERICK STREET, SUITE 2700
(865) 521-6200	Reply To:	NASHVILLE, TN 37238-3001
	AMSOUTH CENTER	(615) 742-6200
MEMPHIS OFFICE	315 DEADERICK STREET, SUITE 2700
THE TOWER AT PEABODY PLACE	NASHVILLE, TN 37238-3001	MUSIC ROW OFFICE:
100 PEABODY PLACE, SUITE 950	(615) 742-6200	29 MUSIC SQUARE EAST
MEMPHIS, TN 38103-2625		NASHVILLE, TN 37203-4322
(901) 543-5900	www.bassberry.com	(615) 255-6161

August 12, 2002

To:
Lehman Commercial Paper Inc., as Administrative Agent,
Lehman Brothers, Inc. and Credit Suisse First Boston, as Joint Lead Arrangers,
General Electric Capital Corporation, as Documentation Agent,
Credit Suisse First Boston, as Syndication Agent,
and each of the Lenders and Issuing Lenders party from time to time to the Credit Agreement referred to below

Re:
Regal Cinemas, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Regal Cinemas, Inc., a Tennessee corporation (the "Local Loan Party") in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Amended and Restated Credit Agreement, dated as of August 12, 2002 (the "Credit Agreement"), by and among, among others, Regal Cinemas Corporation, a Delaware corporation ("RCC"), the Local Loan Party (together with RCC, the "Borrowers"), the Lenders party thereto, Lehman Commercial Paper Inc., as agent for the Lenders (the "Administrative Agent"), and Credit Suisse First Boston, as syndication agent for the Lenders (the "Syndication Agent").

        This opinion is rendered to you pursuant to Section 5.1(k)(ii) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein, and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

        In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Credit Agreement, the Confirmation Agreement and the Tranche C Term Notes (collectively, the "Transaction Documents").

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Local Loan Party, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. The Transaction Documents provide that they are governed by the laws of the State of New York, and we have assumed that a court considering the issue would respect that choice.

        In making such examination and in expressing our opinions, we have assumed, without investigation or inquiry:

          (a)  the due organization and existence of all parties to the Transaction Documents other than the Local Loan Party,

          (b)  the due authorization, execution and delivery of the Transaction Documents by all parties thereto other than the Local Loan Party, in substantially the form submitted to us, duly completed in a full, accurate and consistent manner,

          (c)  that all parties to the Transaction Documents other than the Local Loan Party have the legal right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby, and

          (d)  that all signatures on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original document.

        As to various issues of fact, we have relied upon certificates or comparable documents of officers and representatives of the Local Loan Party and upon the representations and warranties of the Local Loan Party set forth in the Credit Agreement and the Confirmation Agreement. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1.    The Local Loan Party is a corporation validly existing and in good standing under the laws of the State of Tennessee and has all requisite corporate power and corporate authority (i) to execute and deliver each of the Transaction Documents and to perform its obligations thereunder and under the Guarantee and Collateral Agreement, as amended by the Confirmation Agreement (as so amended, the "Amended Guarantee") and (ii) to own, lease and operate its properties and to carry on its business as now being conducted. Based solely on certificates of public officials in the jurisdictions identified in Schedule I hereto, the Local Loan Party is qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified in Schedule I hereto.

          2.    The execution, delivery and performance of each of the Transaction Documents by the Local Loan Party have been duly authorized by all necessary corporate action on the part of the Local Loan Party. Each of the Transaction Documents has been duly executed and delivered by the Local Loan Party.

          3.    The execution and delivery by the Local Loan Party of the Transaction Documents and the performance by the Local Loan Party of its obligations thereunder and under the Amended Guarantee will not violate any of the terms, conditions or provisions of the charter or by-laws of the Local Loan Party.

          4.    The execution and delivery by the Local Loan Party of the Transaction Documents and the performance by the Local Loan Party of its obligations thereunder and under the Amended Guarantee will not violate (i) Tennessee corporate law or (ii) any judgment, writ, injunction, decree, order or ruling of any court or Tennessee Governmental Authority of which we have knowledge binding on the Local Loan Party.

          5.    No consent, approval, waiver, license or authorization or other action by or filing with any Tennessee Governmental Authority is required in connection with the execution, delivery or performance by the Local Loan Party of the Transaction Documents.

          6.    Except for nominal filing fees, no taxes or other impositions, including intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges, are payable to the State of Tennessee or to any jurisdiction located therein on account of the execution and delivery of the Credit Agreement, the creation of the liens and security interests thereunder or the filing or recording thereof, except:

            (a)  Tenn. Code Ann. § 67-4-409(b) imposes a tax on the privilege of publicly recording or filing any instrument "evidencing an indebtedness", including deeds of trust and financing statements, in the amount of eleven and one-half cents (11.5¢) for each one hundred dollars

2

    ($100), or major fraction thereof, of principal indebtedness in excess of two thousand dollars ($2,000).

            Where any part of the property standing as security for a debt is located part within and part without Tennessee, only such proportion of the amount covered by the instrument shall be taxed as the value of the property within the state bears to the whole property. "Value" means only that value which the property would command at a fair and voluntary sale. No subsequent change in the value of either the property inside or the property outside Tennessee shall result in the imposition of additional tax. Tenn. Code Ann. § 67-4-409(b)(7).

            In the event of an increase in the indebtedness beyond the amount stated subsequent to the filing or recordation of the instrument, the holder of the indebtedness shall pay the tax on the amount of the increase. Such a payment shall be due on the date the increase occurs, but may be made without penalty if made within sixty (60) days after the increase occurs. Thereafter, such payment may be made only upon payment of the penalty provided in subdivision (b)(12) based on the amount of the increase in the indebtedness. Tenn. Code Ann. § 67-4-409(b)(8).

            Assuming that (i) the appropriate amount of tax was paid upon filing of financing statements in connection with the Original Credit Agreement, and (ii) there has been no increase in the maximum principal indebtedness evidenced thereby, no additional tax is required to be paid solely as a result of the transactions described in the Transaction Documents.

            Nonpayment or underpayment of the tax described above does not affect or impair the effectiveness or priority of the security interest or lien created or evidenced by the instrument recorded or filed. Tenn. Code Ann. § 67-4-409(b)(10)(A).

            (b)  Title 67, Chapter 4, Parts 20 and 21 of Tennessee Code Annotated subject foreign financial institutions investing in loans in Tennessee to certain franchise and excise taxes imposed by the state. The franchise tax is computed at the rate of 25 cents per $100 of the tax base, which is the greater of (i) the total of outstanding stock, surplus, undivided profits, non-liability reserves and affiliated indebtedness attributable to the transaction of business in Tennessee, or (ii) the book value (without reduction for debt) of all real and tangible personal property owned or used by the financial institution in Tennessee. The excise tax is computed at the rate of 6% on a financial institution's net income from business conducted in Tennessee (generally federal taxable income with certain adjustments). Financial institutions doing business both within and outside of Tennessee are permitted to apportion their franchise and excise tax bases among Tennessee and the other jurisdictions. In the case of the excise tax, this is accomplished by multiplying the institution's business earnings by a fraction, the numerator of which is the institution's total business receipts from Tennessee transactions and the denominator of which is the institution's total business receipts from all jurisdictions. The statute establishes a variety of rules for purposes of determining when such business earnings are properly attributable to Tennessee. Similar rules apply for purposes of apportioning the franchise tax except that the fraction is applied to the applicable franchise tax base (the greater of capital and surplus, or the book value of tangible assets located in Tennessee).

        In J.C. Penney National Bank v. Johnson, No. M1998-00497-COA-R3-CV (Tenn. Ct. App., December 17, 1999), the Tennessee Court of Appeals held that under the Commerce Clause of the United States Constitution, an out-of-state credit card issuer who had no physical presence in Tennessee (either directly or through affiliates, agents, or other representatives) lacked a sufficient "substantial nexus" to sustain liability for Tennessee franchise and excise taxes. The case was appealed to the Tennessee Supreme Court, and this appeal was denied. A petition for certiorari to the United States Supreme Court also was denied.

3

        The opinions expressed herein are limited to the laws of the State of Tennessee, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        We express no opinion with respect to the priority of any security interest.

        As used herein, "known to us," "to our knowledge" and any similar phrase refers solely to the current, actual knowledge, acquired during the course of our representation of the Local Loan Party, of those attorneys in this firm who have rendered substantive legal services in connection with such representation (excluding any lawyers whose involvement has been limited to reviewing this opinion as part of our firm's opinion review procedure).

        The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein and are valid only with respect to the date hereof, and we assume no obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the date hereof and which may alter, affect or modify those opinions. Subject to the foregoing, each transferee of the Commitments, Term Notes or Revolving Notes may rely on the opinions expressed herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to, without our prior written consent.

                      Very truly yours,

4

SCHEDULE 1

Regal Cinemas, Inc.	Alabama
California
Delaware
Florida
Georgia
Indiana
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Nevada
New Jersey
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Texas
Virginia
Washington
West Virginia
Wisconsin

5

EXHIBIT G-1

FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York , 200

        FOR VALUE RECEIVED, the undersigned, REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings") and REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), jointly and severally, hereby unconditionally promise to pay to [                                        ] (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a)                                            DOLLARS ($                        ), or, if less, (b) the unpaid principal amount of the Tranche B Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

        The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche B Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrowers in respect of the Tranche B Term Loan.

        This Note (a) is one of the Term Notes referred to in the CREDIT AGREEMENT, dated as of January 29, 2002, among Regal, Holdings, the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole book manager (in such capacity, the "Arranger"), CREDIT SUISSE FIRST BOSTON, as syndication agent (in such capacity, the "Syndication Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent (in such capacity, the "Documentation Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

G-1-1

        Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        The obligations of the Borrowers hereunder, under the Credit Agreement and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for the Obligations of the other Borrower hereunder, under the Credit Agreement and the other Loan Documents. The liability of each Borrower for the Obligations of the other Borrower hereunder, under the Credit Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, irrespective of: (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against such other Borrower, any other Loan Party or any other Person (including any guarantor) under the provisions of the Credit Agreement or any other Loan Document or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of such other Borrower or any other Loan Party; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Borrower hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of such other Borrower, any other Loan Party or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Loan Party, any surety or any guarantor.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

G-1-2

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

REGAL CINEMAS CORPORATION
By:
Name: Title:
REGAL CINEMAS, INC.
By:
Name: Title:

G-1-3

Schedule A
to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

G-1-4

Schedule B
to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

G-1-5

EXHIBIT G-2

FORM OF REVOLVING CREDIT NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York , 200

        FOR VALUE RECEIVED, the undersigned, Regal Cinemas Corporation, a Delaware corporation ("Holdings") and Regal Cinemas, Inc., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), jointly and severally, hereby unconditionally promises to pay to [                        ] (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a)                         DOLLARS ($                        ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.5 of the Credit Agreement. The Borrowers further agree to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

        The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrowers in respect of any Revolving Credit Loan.

        This Note (a) is one of the Revolving Credit Notes referred to in the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Regal, Holdings, the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. [To be inserted for Revolving Credit Lenders who were Revolving Credit Lenders under the Original Credit Agreement: This Note is issued, together with other Notes, to amend and restate without interruption or novation all indebtedness evidenced by certain notes under the Original Credit Agreement.] This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the

G-2-1

security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

        Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        The obligations of the Borrowers hereunder, under the Credit Agreement and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for the Obligations of the other Borrower hereunder, under the Credit Agreement and the other Loan Documents. The liability of each Borrower for the Obligations of the other Borrower hereunder, under the Credit Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, irrespective of: (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against such other Borrower, any other Loan Party or any other Person (including any guarantor) under the provisions of the Credit Agreement or any other Loan Document or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of such other Borrower or any other Loan Party; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Borrower hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of such other Borrower, any other Loan Party or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Loan Party, any surety or any guarantor.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

G-2-2

REGAL CINEMAS CORPORATION

By:
Name: Title:

REGAL CINEMAS, INC.

By:
Name: Title:

G-2-3

Schedule A
to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

G-2-4

Schedule B
to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

G-2-5

EXHIBIT G-3

FORM OF TRANCHE C TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York

	,	200

        FOR VALUE RECEIVED, the undersigned, REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings") and REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), jointly and severally, hereby unconditionally promise to pay to [                        ] (the "Lenders") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a)                          DOLLARS ($                        ), or, if less, (b) the unpaid principal amount of the Tranche C Term Loan made by the Lender pursuant to Section 2.2 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.4 of the Credit Agreement. Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

        The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche C Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrowers in respect of the Tranche C Term Loan.

        This Note (a) is one of the Term Notes referred to in the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002, (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement") among Regal, Holdings, the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC. and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

G-3-1

        Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

        The obligations of the Borrowers hereunder, under the Credit Agreement and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for the Obligations of the other Borrower hereunder, under the Credit Agreement and the other Loan Documents. The liability of each Borrower for the Obligations of the other Borrower hereunder, under the Credit Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, irrespective of: (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against such other Borrower, any other Loan Party or any other Person (including any guarantor) under the provisions of the Credit Agreement or any other Loan Document or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of such other Borrower or any other Loan Party; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Borrower hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of such other Borrower, any other Loan Party or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Loan Party, any surety or any guarantor.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

G-3-2

REGAL CINEMAS CORPORATION
By:

Name:
Title:
REGAL CINEMAS, INC.
By:

Name:
Title:

G-3-3

Schedule A
to Tranche C Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

G-3-4

Schedule B
to Tranche C Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

G-3-5

EXHIBIT H

FORM OF
PREPAYMENT OPTION NOTICE

Attention of Michelle Rosolinsky
Lehman Commercial Paper Inc.
745 Seventh Avenue, 8th Floor
New York, New York 10019
Telecopy No. (646) 758-5015

        [Date]

Ladies and Gentlemen:

        The undersigned, Lehman Commercial Paper Inc., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, refers to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Regal, Holdings, the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrowers pursuant to Section 2.18(d) of the Credit Agreement of the Tranche C Prepayment Amount. Amounts applied to prepay the Tranche C Term Loans shall be applied pro rata to the Tranche C Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche C Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)	Total Tranche C Term Loan Prepayment Amount

(B)	Portion of Tranche C Term Loan Prepayment Amount to be received by you

(C)	Prepayment Date (10 Business Days after the date of this Prepayment Option Notice)

        IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE C TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Tranche C Term Loan Prepayment Amount otherwise payable which you do not wish to receive..

        Please return this notice as so completed via telecopy to the attention of Michelle Rosolinsky at Lehman Brothers, no later than [10:00] a.m., New York City time, on the Prepayment Date, at Telecopy

H-1

No. (646) 758-5015. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE C TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE PREPAYMENT DATE.

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:

	Name:	Michelle Rosolinsky
	Title:	AVP

Percentage of Tranche C
Prepayment Amount
Declined:            %

H-2

EXHIBIT I

FORM OF EXEMPTION CERTIFICATE

        Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.                        (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.20(f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

          1.    The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

          2.    The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

            (a)  the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

            (b)  the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

          3.    The Non-U.S. Lender is not a 10-percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

          4.    The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

        IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]
By:
Name: Title: Date:

I-1

EXHIBIT J

FORM OF LENDER ADDENDUM

        Reference is made to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Restatement Effective Date.

        THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this            day of                         , 200    .

Name of Lender
By:
Name: Title:

Accepted and agreed:

REGAL CINEMAS CORPORATION

By:

Title:
REGAL CINEMAS, INC.
By:

Title:
LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:

Name:
Title:

Schedule 1 to Lender Addendum

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

2.	Revolving Credit Commitment:	$

3.	Tranche C Term Loan Commitment:	$

4.	Total Commitments:	$

5.	Amount to be funded upon execution:	$

6.	Wiring Instructions:

EXHIBIT K

        EXECUTION COPY

FORM OF CONFIRMATION AND AMENDMENT AGREEMENT

Dated as of August 12, 2002

        This CONFIRMATION AND AMENDMENT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this "Agreement") is among each of the signatories listed as a "Grantor" on the signature pages hereto (the "Grantors") and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Secured Parties referred to below (in such capacity, the "Administrative Agent").

PRELIMINARY STATEMENTS:

        A.    Regal Cinemas Corporation ("Holdings") and Regal Cinemas, Inc. ("Regal" and, together with Holdings, the "Borrowers"), the lenders party thereto (the "Lenders"), the Administrative Agent, Lehman Brothers Inc. and Credit Suisse First Boston, as joint advisors, joint lead arrangers and joint book managers, Credit Suisse First Boston, as syndication agent, and General Electric Capital Corporation, as documentation agent, have entered into an Amended and Restated Credit Agreement, dated as of August 12, 2002 (together with all Annexes, Exhibits and Schedules thereto and as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement") which amended and restated in full the Credit Agreement, dated as of January 29, 2002 (as amended on April 17, 2002, the "Original Credit Agreement"), among the Borrowers, the Lenders, Lehman Brothers Inc., as sole advisor, sole lead arranger and sole book manager, the Syndication Agent, the Documentation Agent and the Administrative Agent. Capitalized terms used but not otherwise defined herein are used with the meanings attributed thereto in the Credit Agreement.

        B.    In connection with the acquisition of certain subsidiaries in April 2002, the Guarantee and Collateral Agreement was amended pursuant to that certain First Amendment to Credit Agreement and Guarantee and Collateral Agreement, dated as of April 17, 2002.

        C.    In connection with the amendment and restatement of the Original Credit Agreement pursuant to the Credit Agreement, the Borrowers have also requested that the Lenders consent to certain conforming changes to the Guarantee and Collateral Agreement.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Amendments to Guarantee and Collateral Agreement.

          (a)  The definitions of "Contracts" and "Vehicles" are hereby deleted from Section 1.1 of the Guarantee and Collateral Agreement.

          (b)  The definition of "Investment Property" in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by adding immediately following the words "Pledged Commodity Contracts" in the last line thereof the words "; provided, however, that in the case of any Grantor becoming party hereto following the Restatement Effective Date, Investment Property shall not include the Capital Stock described in clauses (i) and (iii) of the definition of "Pledged Stock" or the promissory notes described in clause (i) of the definition of "Pledged Notes"."

          (c)  The definition of "Pledged Notes" is hereby deleted from Section 1.1 and the following new definition is substituted in lieu thereof:

            "Pledged Notes": (i) in the case of any Grantor party hereto prior to the Restatement Effective Date, all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to such Grantor, and all other promissory notes issued or to be held by such Grantor and (ii) in the case of any Grantor becoming party hereto following the Restatement Effective Date, all Intercompany Notes at any time issued to or held by such Grantor."

          (d)  The definition of "Pledged Stock" is hereby deleted from Section 1.1 and the following new definition is substituted in lieu thereof:

            "Pledged Stock": (i) the shares of Capital Stock listed on Schedule 2, (ii) the shares of Capital Stock required to be pledged pursuant to Section 6.10 of the Credit Agreement, and (iii) the shares of Capital Stock of any Person issued to a Grantor party hereto on or prior to the Restatement Effective Date, in each case, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of such Capital Stock that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, however, that (i) in no event shall the Capital Stock of an Unrestricted Subsidiary acquired pursuant to an Investment permitted by Section 7.8(k) or (l) of the Credit Agreement constitute Pledged Stock or otherwise be required to be pledged hereunder, and (ii) in no event shall more than 65% of the total outstanding Excluded Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary constitute Pledged Stock or otherwise be required to be pledged hereunder; provided, further, that the shares of Fandango, Inc. held by any Grantor shall not be required to be pledged hereunder or otherwise constitute Pledged Stock to the extent and so long as such shares are subject to the restrictions on pledge set forth in the Second Amended and Restated Stockholders' Agreement, dated as of November 19, 2001, by and among Fandango, Inc. (f/k/a Theatre Entertainment Services, Inc.) and the stockholders listed on Exhibit A thereto; provided, however, that such Grantor shall use commercially reasonable efforts to obtain the required consent to the pledge of such shares hereunder."

          (e)  The following new definitions are hereby added to Section 1.1 of the Guarantee and Collateral Agreement in their appropriate alphabetical order:

            "Default Scenario": as defined in Section 6.1(b).

            "New Grantor": any entity that becomes a Grantor hereunder after the Restatement Effective Date.

          (f)    Section 3(c) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

          (g)  Section 4.3 of the Guarantee and Collateral Agreement is hereby amended by adding the words "to the extent required under the Loan Documents" immediately following the words "which filings have been prepared" in the third line thereof.

          (h)  Section 4.7(a) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the word "Stock" in the third line thereof.

          (i)    Section 4.7(b) of the Guarantee and Collateral Agreement is hereby amended by adding the words "issued by any Subsidiary" immediately following the words "Pledged Stock" in the first line thereof.

          (j)    Section 4.7(c) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "either (i)" immediately following the words "Pledged Stock" in the second line thereof and (ii) adding the following words at end of such Section 4.7(c): "or, (ii) to the extent that such Pledged Stock does not so provide that they are securities, all necessary action under the Uniform Commercial Code has been taken to perfect the security interest granted hereunder in such Pledged Stock".

          (k)  Section 4.7(d) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "either (i)" immediately following the words "Pledged Stock" in the second line thereof and (ii) adding the following words at end of such Section 4.7(d): "or, (ii) to the extent that such Pledged Stock does not so provide that they are securities, all necessary action under the Uniform Commercial Code has been taken to perfect the security interest granted hereunder in such Pledged Stock".

          (l)    Section 4.7(e) of the Guarantee and Collateral Agreement is hereby amended by adding the words "issued by any Subsidiary" immediately following the words "Pledged Notes" in the first line thereof.

          (m)  Section 4.7(g) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the following new Section 4.7(g):

            "(g)   The applicable Grantor has used commercially reasonable efforts to cause each Subsidiary of Holdings that is an Issuer of Pledged Stock owned by it and that is not a Grantor to execute and deliver to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement."

          (n)  Section 4.8(a) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the words "with any Receivable" in the second line thereof.

          (o)  Section 4.8(b) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

          (p)  Section 4.8(c) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the words "in respect of the Receivables" in the second line thereof.

          (q)  Section 4.9 of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

          (r)  Section 4.10(a) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "As of the Restatement Effective Date," immediately prior to the words "Schedule 6 lists" in the first line thereof and (ii) adding the words "(other than a New Grantor)" immediately following "Property owned by such Grantor" in the second line thereof.

          (s)  Section 4.10(c) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "included in the Collateral" immediately following the words "Intellectual Property" in the second line thereof and (ii) adding the words "included in the Collateral, except, in each case, as previously disclosed in writing to the Administrative Agent" immediately following the words "of any Intellectual Property" in the fourth line thereof.

          (t)    Section 4.10(d) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the words "Intellectual Property" in the first and sixth lines thereof, line thereof.

          (u)  Section 4.10(e) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "included in the Collateral" immediately following to the words "Intellectual Property" in the third and fifth lines thereof and (ii) adding the words "in a manner that could reasonably be expected to have a Material Adverse Effect," immediately following the word "unenforceable" in the sixth line thereof.

          (v)  Section 4.10(f) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the following new Section 4.10(f):

            "(f)    No action or proceeding is pending, or, to the knowledge of such Grantor (other than a New Grantor), threatened, as of the date hereof (i) seeking to limit, cancel or question the validity of any of its Intellectual Property or such Grantor's ownership interest therein, which limitation, cancellation or question could reasonably be expected to have a Material Adverse Effect, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, which infringement could reasonably be expected to have a Material Adverse Effect, (iii) alleging that any of its material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, which violation could reasonably be expected to have a Material Adverse Effect or (iv) which could reasonably be expected to have a material adverse effect on the value of any of the material Intellectual Property included in the Collateral. To the knowledge of such Grantor (other than a New Grantor), no Person is engaging in any activity that infringes upon any of its Intellectual Property or upon the rights of such Grantor therein, which infringement could reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Intellectual Property included in the Collateral which could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property included in the Collateral."

          (w)  Section 4.10(g) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the following new Section 4.10(g):

            "(g)   With respect to each Copyright License, Trademark License and Patent License included in the Collateral: (i) as of the Restatement Effective Date, such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) the applicable Grantor has not received any notice of termination or cancellation under such license, which termination or cancellation could reasonably be expected to have a Material Adverse Effect; (iv) the applicable Grantor has not received any notice of a breach or default under such license, which breach or default (A) has not been cured or (B) could reasonably be expected to have a Material Adverse Effect; (v) the applicable Grantor has not granted to any other third party any rights, adverse or otherwise, under such license which could reasonably be expected to have a Material Adverse Effect; and (vi) the applicable Grantor is not in breach or default of such license in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license."

          (x)  Section 4.10(h) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "(other than a New Grantor)" immediately following the words "such Grantor" in the first line thereof, (ii) adding the word "its" immediately prior to the words "material Intellectual" in the second line thereof and (iii) replacing the words "Intellectual Property" in the fifth line thereof with the word "Collateral".

          (y)  Section 4.10(i) of the Guarantee and Collateral Agreement is hereby amended by adding the words "(other than a New Grantor)" immediately following the words "such Grantor" in the first line thereof.

          (z)  Section 4.10(j) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "(other than a New Grantor)" immediately following the words "Such Grantor" in the first line thereof and (ii) adding the word "material" before the words "Intellectual Property" in the second line thereof.

          (a)  Section 4.10(k) of the Guarantee and Collateral Agreement is hereby amended by adding the words "(other than a New Grantor)" immediately following the words "Such Grantor" in the first line thereof.

          (b)  Section 4.11 of the Guarantee and Collateral Agreement is hereby deleted in its entirety.

          (cc)   Section 5.2 of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the following new Section 5.2:

            "5.2.    Delivery and Control of Instruments, Chattel Paper and Investment Property.    (a) If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            (b)  If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or otherwise take all necessary action under the Uniform Commercial Code to perfect the Secured Parties' security interest in such Collateral.

            (c)  If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by a Security Entitlement, such Grantor shall cause the Securities Intermediary with respect to such Security Entitlement to identify in its records the Administrative Agent as having such Security Entitlement against such Securities Intermediary or otherwise take all necessary action under the Uniform Commercial Code to perfect the Secured Parties' security interest in such Collateral.

            (d)  If any of the Collateral consisting of Pledged Stock described in clause (i) or (ii) of the definition thereof or Intercompany Notes shall be or become evidenced or represented by or held in a Securities Account, such Grantor shall comply with Section 5.2(c) with respect to all Security Entitlements carried in such Securities Account."

          (dd)   Section 5.3(a) of the Guarantee and Collateral Agreement is hereby amended by adding the words ", to the extent obtainable on commercially reasonable terms," immediately following the words "Grantor will maintain" in the seventh line thereof.

          (ee)   Section 5.3(b) of the Guarantee and Collateral Agreement is hereby amended by (i) changing the figure "$500,000" in the eighth line thereof to "$1,000,000" and (ii) replacing the words "named as" immediately following the words "Secured Party shall be" in the ninth line thereof with the word "an".

          (ff)    Section 5.5(a) of the Guarantee and Collateral Agreement is hereby amended by replacing the period at the end of such Section 5.5(a) with the following words ", it being understood that except for (i) the filing of financing statements or continuation statements under the Uniform Commercial Code (or other similar applicable laws) in effect in any jurisdiction with respect to the security interests created hereby or (ii) the taking of such additional actions required pursuant to Section 5.2 or 5.8 hereof or Section 6.10 of the Credit Agreement or otherwise contemplated by Section 4.8(a) or 5.11(a)(iv) hereof or by the terms of any Mortgages (and any landlord consents or similar agreements related thereto), the Grantors shall not be required to take additional affirmative actions to perfect the security interests granted hereunder."

          (gg)   Section 5.5(c) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the following new Section 5.5(c):

            "(c)   At any time and from time to time, upon the written request of the Administrative Agent, at the sole expense of such Grantor and without limiting the obligations of the Loan Parties under the Credit Agreement, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted to the extent contemplated by Section 5.5(a) hereof or Section 6.10 of the Credit Agreement."

          (hh)   Section 5.6 of the Guarantee and Collateral Agreement is hereby amended by (i) deleting "(a)" in the third line thereof, (ii) deleting clause (b) in its entirety and (iii) replacing clause (i) thereof with the words "[Intentionally Omitted.]".

          (ii)    Section 5.8(a) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "of Pledged Stock described in clauses (i) or (ii) of the definition thereof" in the fifth line thereof immediately following the word "Issuer", (ii) replacing the words "the Pledged Stock" in the seventh line thereof with the words "such Pledged Stock", (iii) replacing the words "Any sums" in the thirteenth line thereof with the words "Upon the occurrence and during the continuance of a Default or Event of Default, any sums" and (iv) replacing the words "If any sums" in the twenty-first line thereof with the words "Upon the occurrence and during the continuance of a Default or Event of Default, if any sums".

          (jj)    Section 5.8(b) of the Guarantee and Collateral Agreement is hereby amended by (i) adding the words "except with respect to issuances of Preferred Stock (including Disqualified Stock) permitted under Section 7.18 of the Credit Agreement," immediately prior to the words "vote to enable, or take any other action" in the second line thereof, (ii) deleting the word "expressly" in the seventh line thereof, (iii) adding the words "or any other Permitted Lien" following the words "created under this Agreement" in the tenth line thereof, (iv) deleting the words "except with respect to joint ventures permitted under Section 7.19 of the Credit Agreement," immediately prior to the words "enter into any agreement or undertaking" in the tenth line thereof and (v) adding the words "included in the Collateral" immediately following the words "Proceeds thereof" in the thirteenth line thereof.

          (kk)   Section 5.9 of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the following new Section 5.9:

            "5.9.    Receivables.    Other than in the ordinary course of business (when no Event of Default has occurred and is continuing), such Grantor (other than a New Grantor) will not (i) grant any extension of the time of payment of any of its Receivables, (ii) compromise or settle any of its Receivables for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any of its Receivables, (iv) allow any credit or discount whatsoever on any of its Receivables or (v) amend, supplement or modify any of its Receivables in any manner that could adversely affect the value thereof."

          (ll)    Section 5.10 of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

          (mm)  Section 5.11(a) of the Guarantee and Collateral Agreement is hereby amended by replacing the words "Such Grantor (either itself or through licensees)" in the first line thereof with the words "Such Grantor (other than a New Grantor), either itself or through licensees,".

          (nn)   Section 5.11(b) of the Guarantee and Collateral Agreement is hereby amended by replacing the words "Such Grantor (either itself or through licensees)" in the first line thereof with the words "Such Grantor (other than a New Grantor), either itself or through licensees,".

          (oo)   Section 5.11(c) of the Guarantee and Collateral Agreement is hereby amended by (i) replacing the words "Such Grantor (either itself or through licensees)" in the first line thereof with the words "Such Grantor (other than a New Grantor), either itself or through licensees," and (ii) replacing the words "Such Grantor" in the fourth line thereof with the words "Such Grantor (other than a New Grantor)".

          (pp)   Section 5.11(d) of the Guarantee and Collateral Agreement is hereby amended by (i) replacing the words "Such Grantor (either itself or through licensees)" in the first line thereof with the words "Such Grantor (other than a New Grantor), either itself or through licensees," and

  (ii) adding the words "of its" immediately prior to the words "material Intellectual Property" in the second line thereof.

          (qq)   Section 5.11(e) of the Guarantee and Collateral Agreement is hereby amended by (i) replacing the words "Such Grantor (either itself or through licensees)" in the first line thereof with the words "Such Grantor (other than a New Grantor), either itself or through licensees," and (ii) replacing the words "Intellectual Property" in the third line thereof with the word "Collateral".

          (rr)    Section 5.11(f) of the Guarantee and Collateral Agreement is hereby amended by (i) replacing the words "Such Grantor" in the first line thereof with the words "Such Grantor (other than a New Grantor)" and (ii) adding the words "of its" immediately prior to the words "material Intellectual Property" in the second and seventh lines thereof.

          (ss)    Section 5.11(g) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

          (tt)    Section 5.11(h) of the Guarantee and Collateral Agreement is hereby amended by replacing the words "material Intellectual Property" in the fifth line thereof with the words "its material Intellectual Property included in the Collateral".

          (uu)   Section 5.11(i) of the Guarantee and Collateral Agreement is hereby amended by replacing the words "Intellectual Property" in the third line thereof with the words "of its Intellectual Property included in the Collateral".

          (vv)   Section 5.11(j) of the Guarantee and Collateral Agreement is hereby amended by (i) replacing the words "Intellectual Property" in the third line thereof with the words "Intellectual Property included in the Collateral" and (ii) replacing the words "sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for" in the fifth and sixth lines thereof with the words "take appropriate action to seek a remedy for".

          (ww)  Section 5.11(k) of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]".

          (xx)   Section 5.11(l) of the Guarantee and Collateral Agreement is hereby amended by (i) replacing the words "Such Grantor" in the first line thereof with the words "Such Grantor (other than a New Grantor)" and (ii) adding the words "existing as of the Restatement Effective Date" immediately following the words "Intellectual Property" in the second line thereof.

          (yy)   Section 5.12 of the Guarantee and Collateral Agreement is hereby deleted in its entirety.

          (zz)   Section 6.1(a) of the Guarantee and Collateral Agreement is hereby amended by (i) replacing the word "The" in the first line thereof with the words "Subject to the limitations set forth in Section 6.2(a), the", (ii) adding the words "included in the Collateral" immediately following the words "of the Receivables" in the second line thereof and (iii) replacing the word "the" in the ninth line thereof with the words "any such".

          (aaa)    Section 6.1(b) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the words "Grantor's Receivables" in the second line thereof.

          (bbb)    Section 6.1(c) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the words "to the Receivables" in the third line thereof.

          (ccc)    Section 6.2 of the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the following new Section 6.2:

            "6.2    Communications with Obligors; Grantors Remain Liable.    (a) At any time during a Default Scenario, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables included in the Collateral to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any such Receivables.

            (b)  Upon the request of the Administrative Agent at any time during a Default Scenario, each Grantor shall notify obligors on the Receivables included in the Collateral that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

            (c)  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times."

          (ddd)    Section 6.6 of the Guarantee and Collateral Agreement is hereby amended by adding the words "or in equity" immediately following the words "other applicable law" in the sixth line thereof.

          (eee)    Section 7.1(a)(i) of the Guarantee and Collateral Agreement is hereby amended by (i) deleting the words "or Contract" in the third and seventh lines thereof and (ii) adding the words "included in the Collateral" immediately following the words "under any Receivable" in the third line thereof.

          (fff)     Section 7.1(a)(ii) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the words "any Intellectual Property" in the first line thereof.

          (ggg)    Section 7.1(a)(v) of the Guarantee and Collateral Agreement is hereby amended by adding the words "included in the Collateral" immediately following the words "or Trademark pertains)" in the sixteenth line thereof.

          (hhh)    Section 8.15(b) of the Guarantee and Collateral Agreement is hereby amended by second sentence therein with the following new sentence:

            "At the request and sole expense of the Borrowers, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided that the Borrowers shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by each Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith."

          (iii)      Annex I to the Guarantee and Collateral Agreement is hereby amended by deleting it in its entirety and replacing it with the new Annex I attached hereto as Exhibit A.

          (jjj)      (i) Schedules 1 through Schedule 6 to the Guarantee and Collateral Agreement are hereby deleted in their entirety and replaced with the new Schedules 1 through Schedule 6 attached hereto as Exhibit B and (ii) Schedule 7 to the Guarantee and Collateral Agreement is hereby deleted in its entirety.

          (kkk)    (i) Exhibit B to the Guarantee and Collateral Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted.]" and (ii) Exhibits D through F to the Guarantee and Collateral Agreement are hereby deleted in their entirety.

        2.    Conditions to Effectiveness.    The effectiveness of the amendments contained in Section 1 of this Agreement are conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the "Agreement Effective Date"):

          (a)  the Administrative Agent shall have received signed written authorization from the requisite Lenders to execute this Agreement, and shall have received counterparts of this Agreement signed by the Grantors;

          (b)  each of the representations and warranties in Section 3 below shall be true and correct in all material respects;

          (c)  the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request; and

          (d)  each of the conditions precedent set forth in Section 5.1 of the Credit Agreement shall have been fulfilled to the satisfaction of the Arrangers.

        3.    Representations and Warranties.    Each Grantor represents and warrants to the Administrative Agent and the Lenders as follows:

          (a)    Authority.    Each Grantor has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Guarantee and Collateral Agreement (as modified hereby). The execution, delivery and performance by each Grantor of this Agreement and the Guarantee and Collateral Agreement (as modified hereby) and the transactions contemplated hereby and thereby have been duly approved by all necessary corporate action of such Person and no other corporate proceedings on the part of each such Person are necessary to consummate such transactions (except as expressly contemplated hereby and thereby).

          (b)    Enforceability.    This Agreement has been duly executed and delivered by each Grantor. Each of this Agreement and, after giving effect to this Agreement, the Guarantee and Collateral Agreement and the other Loan Documents, is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable in accordance with its terms, and is in full force and effect. Neither the execution, delivery or performance of this Agreement or of the Guarantee and Collateral Agreement (as modified hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent's Lien on any of the Collateral.

          (c)    Representations and Warranties.    After giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof.

          (d)    No Conflicts.    Neither the execution and delivery of this Agreement or the Guarantee and Collateral Agreement (as modified hereby), nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or thereof by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect, (c) (i) violate, contravene or conflict with the contractual provisions of, or cause an event of default under, any Loan Document or (ii) violate, contravene or conflict with the contractual provisions of, or cause an event of default under any other indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Loan Documents) upon or with respect to its properties.

          (e)    No Default.    After giving effect to this Agreement, no event has occurred and is continuing that constitutes a Default or Event of Default.

        4.    Reference to and Effect on Guarantee and Collateral Agreement.

          (a)  Upon and after the effectiveness of this Agreement, each reference in the Guarantee and Collateral Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to "the Guarantee and Collateral Agreement", "thereunder", "thereof" or words of like import referring to the Guarantee and Collateral Agreement, shall mean and be a reference to the Guarantee and Collateral Agreement as modified hereby.

          (b)  Each of the undersigned (other than the Administrative Agent) hereby agrees and confirms, both before and after giving affect to the amendment and restatement of the Original Credit Agreement pursuant to the Credit Agreement and to the amendment of the Guarantee and Collateral Agreement pursuant hereto, that it is a party to and is bound by the Guarantee and Collateral Agreement as a grantor of collateral under the Guarantee and Collateral Agreement and (except in the case of the Borrowers) as a guarantor thereunder, by virtue of its having been an original signatory thereto, a successor to such an original signatory or a signatory to a supplement thereto. Except as specifically modified in Section 1 above, the Guarantee and Collateral Agreement and the other Security Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein.

          (c)  Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not (i) operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents or (ii) constitute an amendment of any provision of any of the Loan Documents.

        5.    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        6.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GRANTORS:

REGAL CINEMAS CORPORATION, a Delaware Corporation
 REGAL CINEMAS INC., a Tennessee Corporation
 R.C. COBB, INC., an Alabama Corporation
 COBB FINANCE CORP., an Alabama Corporation
 REGAL INVESTMENT COMPANY, a Delaware Corporation
 ACT III CINEMAS, INC., a Delaware Corporation
 ACT III THEATRES, INC., a Delaware Corporation
A 3 THEATRES OF TEXAS, INC., a Delaware Corporation
 A 3 THEATRES OF SAN ANTONIO, LTD., a Texas Limited Partnership, by A3 Theatres of Texas, Inc., its General Partner
 GENERAL AMERICAN THEATRES, INC., an Oregon Corporation
 BROADWAY CINEMAS, INC., an Oregon Corporation
 TEMT ALASKA, INC., an Alaskan Corporation
 JR CINEMAS, INC., an Oregon Corporation
 EASTGATE THEATRES, INC., an Oregon Corporation
 REGAL CINEMAS HOLDINGS, INC., a Delaware Corporation
 REGAL CINEMAS GROUP, INC., a Delaware Corporation
 ACT III INNER LOOP THEATRES, INC., a Delaware Corporation
EDWARDS THEATRES, INC., a Delaware Corporation
 FLORENCE THEATRE CORPORATION, a California Corporation
 MORGAN EDWARDS THEATRE CORPORATION, a California Corporation
UNITED CINEMA CORPORATION, a California Corporation
By:
Name: Title:
LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:
Name: Title:

EXHIBIT A

Annex I to
Guarantee and Collateral Agreement

FORM OF ASSUMPTION AGREEMENT

        ASSUMPTION AGREEMENT, dated as of                            , 200    , made by                        , a                         [corporation] (the "Additional Grantor"), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions and entities (the "Lenders") parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

        WHEREAS, Regal Cinemas Corporation, a Delaware corporation ("Holdings"), Regal Cinemas, Inc., a Tennessee corporation ("Regal," and together with Holdings, the "Borrowers"), the Lenders, LEHMAN BROTHERS INC. and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of August [    ], 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Restricted Subsidiaries have entered into the Guarantee and Collateral Agreement, dated as of January 29, 2002 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Secured Parties;

        WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

        WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

        NOW, THEREFORE, IT IS AGREED:

        1.    Guarantee and Collateral Agreement.    By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder; provided that the grant of Collateral by the Additional Grantor pursuant to Section 3 of the Guarantee and Collateral Agreement shall be limited to Intercompany Notes and Pledged Stock only (each as defined in the Guarantee and Collateral Agreement and after giving effect to any additions to the Schedules to the Guarantee and Collateral Agreement as set forth below). The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules 1 through 4 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement applicable to such Additional Grantor (other than such representations and warranties that specifically relate to a date prior to the date hereof) is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date, it being understood that all such representations and warranties with respect to the Collateral shall be deemed to refer only to the Intercompany Notes and the Pledged Stock pledged by such Additional Grantor.

        2.    GOVERNING LAW.    THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name: Title:

EXHIBIT L-1

FORM OF SUBORDINATED HIGH-YIELD PROCEEDS NOTE

Note Number: 1	Dated: January 29, 2002

        FOR VALUE RECEIVED, REGAL CINEMAS, INC. ("Payor") promises to pay to the order of REGAL CINEMAS CORPORATION ("Payee"), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000). Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of January 29, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Regal Cinemas Corporation, a Delaware corporation ("Holdings"), Regal Cinemas, Inc., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), each bank and other financial institution or entity from time to time party thereto, Lehman Brothers Inc., as advisor, lead arranger and book manager, Credit Suisse First Boston Corporation, as syndication agent, General Electric Capital Corporation, as syndication agent and Lehman Commercial Paper Inc., as administrative agent (in such capacity and including its successors and assigns, the "Administrative Agent").

        The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the interest rate applicable to the Senior Subordinated Notes. Interest shall be due and payable on each day that interest is due and payable by the Payee on the Senior Subordinated Notes. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Payments of amounts owing under this High-Yield Proceeds Note may be shown on Schedule A hereto, but the failure to show any such payments or any error in showing any such payments shall not affect the obligations of Payor hereunder.

        Payor hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

        This High-Yield Proceeds Note has been pledged by Payee to the Administrative Agent, for the benefit of the Secured Parties, as security for Payee's Obligations under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents to which Payee is a party. Payor acknowledges and agrees that the Administrative Agent and the other Secured Parties may exercise all the rights of the Payee under this High-Yield Proceeds Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to Payor.

        Payee agrees that any and all claims of Payee against Payor, or against any of its respective properties, shall be subordinate and subject in right of payment to the Obligations until all of the Obligations have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated; provided, that Payor may make payments to Payee hereunder so long as no Default or Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by Payee pursuant to this High-Yield Proceeds Note shall be received by the Payor subject to the provisions of the Credit Agreement including, without limitation, the provisions thereof relating to mandatory prepayment. Notwithstanding any right of Payee to ask, demand, sue for, take or receive any payment from Payor, all rights, Liens and security interests of Payee, whether now or hereafter arising and howsoever existing, in any assets of Payor (whether constituting part of the security or collateral given to the Administrative Agent or any Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Administrative Agent or any other Secured Party in such assets. Except as expressly permitted by the Credit Agreement, Payee shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated.

        If all or any part of the assets of Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of Payor is dissolved or if (except as expressly permitted by the Credit Agreement) all or substantially all of the assets of Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of Payor to Payee ("Payor Indebtedness") shall be paid or delivered directly to the Administrative Agent for application to any of the Obligations, due or to become due, until the date on which the Obligations shall have been performed and paid in full in cash in immediately available funds, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. Payee irrevocably authorizes, empowers and appoints the Administrative Agent as Payee's attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of Payee such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of Payee or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this High-Yield Proceeds Note. Payee also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Administrative Agent. The Administrative Agent may vote such proofs of claim in any proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as otherwise expressly permitted under the Credit Agreement, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by Payee upon or with respect to Payor Indebtedness owing to Payee prior to such time as the Obligations have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated, Payee shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of Payee where necessary or advisable in the Administrative Agent's judgment), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of Payee and held in trust by Payee as the property of the Administrative Agent, for the benefit of the Secured Parties. If Payee fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Payee agrees that until the Obligations have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated, Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement or otherwise) any claim Payee has or may have against Payor, (ii) discount or extend the time for payment of Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this High-Yield Proceeds Note.

        THIS HIGH-YIELD PROCEEDS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS HIGH-YIELD PROCEEDS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

2

        IN WITNESS WHEREOF, Payor has caused this High-Yield Proceeds Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

REGAL CINEMAS, INC.
By:
	Name:	Peter Brandow
	Title:	Secretary

ENDORSEMENT

        FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to                                                                         all of its right, title and interest in and to the High-Yield Proceeds Note, dated January 29, 2002 (as amended, supplemented, replaced or otherwise otherwise modified from time to time, the "High-Yield Proceeds Note"), made by Regal Cinemas, Inc., a Tennessee corporation ("Regal"), and payable to the undersigned. This endorsement is intended to be attached to the High-Yield Proceeds Note and, when so attached, shall constitute an endorsement thereof.

Dated:
REGAL CINEMAS CORPORATION
By:
		Name:	Peter Brandow
		Title:	Secretary

3

SCHEDULE A

TRANSACTIONS
ON
HIGH-YIELD PROCEEDS NOTE

Date	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By
1/29/02	$200,000,000.00		$200,000,000.00

4

EXHIBIT L-2

FORM OF SUBORDINATED TRANCHE B PROCEEDS NOTE

Note Number: 1	Dated: January 29, 2002

        FOR VALUE RECEIVED, REGAL CINEMAS, INC. ("Payor") promises to pay to the order of REGAL CINEMAS CORPORATION ("Payee"), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of (a) TWO HUNDRED SEVENTY MILLION DOLLARS ($270,000,000), or, if less, (b) the unpaid principal amount of the proceeds of Tranche B Term Loans loaned by Payee to Payor pursuant to Section 4.16 of the Credit Agreement referred to below, as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of the Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of January 29, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Regal Cinemas Corporation, a Delaware corporation ("Holdings"), Regal Cinemas, Inc., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), each bank and other financial institution or entity from time to time party thereto (the "Lenders"), Lehman Brothers Inc., as advisor, lead arranger and book manager, Credit Suisse First Boston Corporation, as syndication agent, General Electric Capital Corporation, as syndication agent and Lehman Commercial Paper Inc., as administrative agent (in such capacity and including its successors and assigns, the "Administrative Agent").

        The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate a specified in Section 2.15 of the Credit Agreement or, at the Administrative Agent's option following the occurrence and during the continuation of an Event of Default, at the rate per annum then applicable to Tranche B Term Loans that are Base Rate Loans, plus 2.0% per annum. Interest shall be due and payable on the dates specified in Section 2.15 of the Credit Agreement. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

        Payor hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

        This Tranche B Proceeds Note has been pledged by Payee to the Administrative Agent, for the benefit of the Secured Parties, as security for Payee's Obligations under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents to which Payee is a party. Payor acknowledges and agrees that the Administrative Agent and the other Secured Parties may exercise all the rights of the Payee under this Tranche B Proceeds Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to Payor.

        Payee agrees that any and all claims of Payee against Payor, or against any of its respective properties, shall be subordinate and subject in right of payment to the Obligations until all of the Obligations have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated; provided, that Payor may make payments to Payee hereunder so long as no Default or Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by Payee pursuant to this Tranche B Proceeds Note shall be received by the Payor subject to the provisions of the Credit Agreement including, without limitation, the provisions thereof relating to mandatory prepayment. Notwithstanding any right of Payee to ask, demand, sue for, take or receive any payment from Payor, all rights, Liens and security interests of Payee, whether now or hereafter arising and howsoever existing, in any assets of Payor (whether constituting part of the security or collateral given to the Administrative Agent or any Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Administrative Agent or any other Secured Party in such assets. Except as expressly permitted by the Credit Agreement, Payee shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated.

        If all or any part of the assets of Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of Payor is dissolved or if (except as expressly permitted by the Credit Agreement) all or substantially all of the assets of Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of Payor to Payee ("Payor Indebtedness") shall be paid or delivered directly to the Administrative Agent for application to any of the Obligations, due or to become due, until the date on which the Obligations shall have been performed and paid in full in cash in immediately available funds, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. Payee irrevocably authorizes, empowers and appoints the Administrative Agent as Payee's attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of Payee such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of Payee or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Tranche B Proceeds Note. Payee also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Administrative Agent. The Administrative Agent may vote such proofs of claim in any proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as otherwise expressly permitted under the Credit Agreement, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by Payee upon or with respect to Payor Indebtedness owing to Payee prior to such time as the Obligations have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated, Payee shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of Payee where necessary or advisable in the Administrative Agent's judgment), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of Payee and held in trust by Payee as the property of the Administrative Agent, for the benefit of the Secured Parties. If Payee fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Payee agrees that until the Obligations have been performed and paid in full in cash in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated, Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement or otherwise) any claim Payee has or may have against Payor, (ii) discount or extend the

2

time for payment of Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Tranche B Proceeds Note.

        THIS TRANCHE B PROCEEDS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRANCHE B PROCEEDS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature page follows]

3

        IN WITNESS WHEREOF, Payor has caused this Tranche B Proceeds Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

REGAL CINEMAS, INC.
By:	Name: Peter Brandow Title: Secretary

ENDORSEMENT

        FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to                                                 all of its right, title and interest in and to the Tranche B Proceeds Note, dated January 29, 2002 (as amended, supplemented, replaced or otherwise otherwise modified from time to time, the "Tranche B Proceeds Note"), made by Regal Cinemas, Inc., a Tennessee corporation ("Regal"), and payable to the undersigned. This endorsement is intended to be attached to the Tranche B Proceeds Note and, when so attached, shall constitute an endorsement thereof.

Dated:
REGAL CINEMAS CORPORATION
	By:	Name: Peter Brandow Title: Secretary

4

SCHEDULE A

TRANSACTIONS
ON
TRANCHE B PROCEEDS NOTE

Date	Amount of Advance This Date	Amount of Principal Paid This Date	Outstanding Principal Balance from Payor to Payee This Date	Notation Made By

5

EXHIBIT M

FORM OF NOTICE OF BORROWING

[Date]

Lehman Commercial Paper Inc.,
    as Administrative Agent
745 Seventh Avenue, 8th Floor
New York, NY 10019
Attention: Andrew Keith

Ladies and Gentlemen:

        Pursuant to Section 2.6(a) of that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 12, 2002 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among REGAL CINEMAS CORPORATION, a Delaware corporation ("Holdings"), REGAL CINEMAS, INC., a Tennessee corporation ("Regal" and, together with Holdings, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement, LEHMAN BROTHERS INC and CREDIT SUISSE FIRST BOSTON, as joint advisors, joint lead arrangers and joint book managers, CREDIT SUISSE FIRST BOSTON, as syndication agent, GENERAL ELECTRIC CAPITAL CORPORATION, as documentation agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), [insert applicable Borrower] hereby gives the Administrative Agent irrevocable notice that [insert applicable Borrower] hereby requests a Revolving Credit Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Loan:

  1.
  The Business Day of the proposed Revolving Credit Loan is                            ,             .

  2.
  The Type of the proposed Revolving Credit Loan is a [Base Rate Loan] [Eurodollar Loan].

  3.
  The aggregate amount of the proposed Revolving Credit Loan is $                        .

  [4.
  The initial Interest Period for each Eurodollar Loan made as part of the proposed Revolving Credit Loan is    month[s].]

        Each Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Revolving Credit Loan:

  (a)
  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

  (b)
  No Default or Event of Default has occurred and is continuing on the date hereof, or would result from the proposed Revolving Credit Loan or the application of the proceeds thereof.

  (c)
  The incurrence by either of the Borrowers of the Indebtedness requested by such proposed Revolving Credit Loan is not prohibited under the Senior Subordinated Note Indenture.

  (d)
  The undersigned, [Name of Regal Executive Officer] is the duly elected, qualified and acting [Executive Office] of Regal Cinemas, Inc.

M-1

  (e)
  The undersigned, [Name of Holdings Executive Officer] is the duly elected, qualified and acting [Executive Office] of Regal Cinemas Corporation.

        The undersigned Borrower agrees that, if prior to the time of the proposed Revolving Credit Loan any of the foregoing certifications shall cease to be true and correct, such Borrower shall forthwith notify the Administrative Agent thereof in writing (any such notice, a "Non-Compliance Notice"). Except to the extent, if any, that prior to the time of the proposed Revolving Credit Loan, the Borrower shall deliver a Non-Compliance Notice to the Administrative Agent, each of the foregoing certifications shall be deemed to be made additionally on the date of the proposed Revolving Credit Loan as if made on such date.

Very truly yours,
[INSERT NAME OF BORROWER]
By:
Title: [Must be signed by a Responsible Officer]

M-2

QuickLinks

  EXHIBIT 10.1

WITNESSETH
SECTION 1. DEFINITIONS
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
SECTION 3. LETTERS OF CREDIT
SECTION 4. REPRESENTATIONS AND WARRANTIES
SECTION 5. CONDITIONS PRECEDENT
SECTION 6. AFFIRMATIVE COVENANTS
SECTION 7. NEGATIVE COVENANTS
SECTION 8. EVENTS OF DEFAULT
SECTION 9. THE AGENTS; THE ARRANGERS
SECTION 10. MISCELLANEOUS
  Annex A
PRICING GRID
Tranche C Term Loans
  SCHEDULE 1.1
  SCHEDULE 4.4
  SCHEDULE 4.6
  SCHEDULE 4.9(b)
  SCHEDULE 4.9(c)
  SCHEDULE 4.9(d)
  SCHEDULE 4.9(e)
  SCHEDULE 4.9(f)
  SCHEDULE 4.15
  SCHEDULE 4.17
  SCHEDULE 4.19(a)-1
  SCHEDULE 4.19(a)-2
  SCHEDULE 4.19(a)-3
  SCHEDULE 4.19(b)
  SCHEDULE 4.19(c)
  SCHEDULE 4.24(a)
  SCHEDULE 4.24(g)
  SCHEDULE 4.26
  SCHEDULE 4.26(b)
  SCHEDULE 6.10(b)
  SCHEDULE 7.2(d)
  SCHEDULE 7.3(f)
  SCHEDULE 8(g)(i)
  SCHEDULE 8(g)(ii)
  EXHIBIT A

GUARANTEE AND COLLATERAL AGREEMENT
  Schedule 1
  Schedule 2
  Schedule 3
  Schedule 4
  Schedule 5
  Schedule 6
  Exhibit A to Guarantee and Collateral Agreement
ACKNOWLEDGMENT AND CONSENT
  Exhibit B to Guarantee and Collateral Agreement
  Exhibit C to Guarantee and Collateral Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
  Schedule 1
COPYRIGHTS PATENTS TRADEMARKS TRADE SECRETS INTELLECTUAL PROPERTY LICENSES [To be completed by Grantors]
  Annex 1 to Guarantee and Collateral Agreement
FORM OF ASSUMPTION AGREEMENT
  EXHIBIT B
  Attachment 2 to EXHIBIT B
  EXHIBIT C
Certifcate of Secretary of the Borrowers and the Regal Guarantors
Officer's Certificate of the Borrowers and the Regal Guarantors
  EXHIBIT D

INDEX OF DEFINED TERMS
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
EXHIBIT A [Legal Description]
  EXHIBIT D
FORM OF LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

INDEX OF DEFINED TERMS
LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
EXHIBIT A
EXHIBIT B DESCRIPTION OF LEASEHOLD ESTATE
  EXHIBIT E
FORM OF ASSIGNMENT AND ACCEPTANCE
Schedule 1 to Assignment and Acceptance
  EXHIBIT F-1
SCHEDULE 1—GUARANTORS
SCHEDULE 2—REVIEWED AGREEMENTS
  EXHIBIT F-2
SCHEDULE 1
  EXHIBIT G-1
  Schedule A to Term Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS
  Schedule B to Term Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS
  EXHIBIT G-2
FORM OF REVOLVING CREDIT NOTE
  Schedule A to Revolving Credit Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS
  Schedule B to Revolving Credit Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS
  EXHIBIT G-3
FORM OF TRANCHE C TERM NOTE
  Schedule A to Tranche C Term Note
  Schedule B to Tranche C Term Note
  EXHIBIT H
FORM OF PREPAYMENT OPTION NOTICE
  EXHIBIT I
FORM OF EXEMPTION CERTIFICATE
  EXHIBIT J
FORM OF LENDER ADDENDUM
Schedule 1 to Lender Addendum COMMITMENTS AND NOTICE ADDRESS
  EXHIBIT K
PRELIMINARY STATEMENTS
  EXHIBIT A
  Annex I to Guarantee and Collateral Agreement
FORM OF ASSUMPTION AGREEMENT
  EXHIBIT L-1
FORM OF SUBORDINATED HIGH-YIELD PROCEEDS NOTE
ENDORSEMENT
  SCHEDULE A
TRANSACTIONS ON HIGH-YIELD PROCEEDS NOTE
  EXHIBIT L-2
FORM OF SUBORDINATED TRANCHE B PROCEEDS NOTE
  SCHEDULE A
TRANSACTIONS ON TRANCHE B PROCEEDS NOTE
  EXHIBIT M
FORM OF NOTICE OF BORROWING